                                                                   EXHIBIT 10.4

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                     TROPICAL SPORTSWEAR INT'L CORPORATION,
           FARAH INCORPORATED, TROPICAL SPORTSWEAR COMPANY, INC., and
                          APPAREL NETWORK CORPORATION,
                                  as Borrowers

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                           LOAN AND SECURITY AGREEMENT

                              Dated: June 10, 1998

                                 $85,000,000.00



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                           THE FINANCIAL INSTITUTIONS
                   PARTY HERETO FROM TIME TO TIME, as Lenders

                                       and

                       FLEET CAPITAL CORPORATION, as Agent

         --------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                                                       PAGE
                                                                                                       ----
SECTION 1. GENERAL DEFINITIONS..........................................................................- 2 -

SECTION 2. CREDIT  FACILITIES...........................................................................- 25 -
  2.1.     Revolver Facility............................................................................- 26 -
  2.2.     LC Facility..................................................................................- 26 -
  2.3.     Joinder of New Subsidiaries..................................................................- 30 -

SECTION 3. INTEREST,  FEES  AND  CHARGES................................................................- 30 -
  3.1.     Interest.....................................................................................- 30 -
  3.2.     Fees.........................................................................................- 33 -
  3.3.     Computation of Interest and Fees.............................................................- 34 -
  3.4.     Reimbursement of Expenses....................................................................- 34 -
  3.5.     Bank Charges.................................................................................- 34 -
  3.6.     Illegality...................................................................................- 35 -
  3.7.     Increased Costs..............................................................................- 35 -
  3.8.     Capital Adequacy.............................................................................- 36 -
  3.9.     Funding Losses...............................................................................- 37 -
  3.10.    Maximum Interest.............................................................................- 37 -

SECTION 4. LOAN ADMINISTRATION..........................................................................- 38 -
  4.1.     Manner of Borrowing and Funding Revolver Loans...............................................- 38 -
  4.2.     Defaulting Lender............................................................................- 41 -
  4.3.     Special Provisions Governing LIBOR Loans.....................................................- 41 -
  4.4.     Borrowers' Representative....................................................................- 41 -
  4.5.     All Loans to Constitute One Obligation.......................................................- 42 -

SECTION 5. PAYMENTS.....................................................................................- 42 -
  5.1.     General Repayment Provisions.................................................................- 42 -
  5.2.     Repayment of Revolver Loans..................................................................- 42 -
  5.3.     Payment of Other Obligations.................................................................- 43 -
  5.4.     Marshalling; Payments Set Aside..............................................................- 44 -
  5.5.     Allocation of Payments and Collections.......................................................- 44 -
  5.6.     Application of Payments and Collections......................................................- 45 -
  5.7.     Loan Accounts; the Register; Account Stated..................................................- 45 -
  5.8.     Gross Up for Taxes...........................................................................- 45 -
  5.9.     Withholding Tax Exemption....................................................................- 46 -
  5.10.    Nature and Extent of Each Borrower's Liability...............................................- 46 -

SECTION 6. TERM AND TERMINATION OF COMMITMENTS..........................................................- 48 -
  6.1.     Term of Commitments..........................................................................- 48 -
  6.2.     Termination..................................................................................- 48 -

SECTION 7.  COLLATERAL SECURITY..........................................................................- 49 -
  7.1.      Grant of Security Interest...................................................................- 49 -
  7.2.      Other Collateral.............................................................................- 49 -
  7.3.      Lien on Deposit Accounts.....................................................................- 49 -
  7.4.      Lien Perfection; Further Assurances..........................................................- 50 -

SECTION 8.  COLLATERAL ADMINISTRATION....................................................................- 50 -
  8.1.      General Provisions...........................................................................- 50 -
  8.2.      Administration of Accounts...................................................................- 51 -
  8.3.      Administration of Inventory..................................................................- 52 -
  8.4.      Administration of Equipment..................................................................- 53 -
  8.5.      Borrowing Base Certificates..................................................................- 53 -
  8.6.      Payment of Charges...........................................................................- 53 -

SECTION 9.  REPRESENTATIONS AND WARRANTIES...............................................................- 53 -
  9.1.      General Representations and Warranties.......................................................- 53 -
  9.2.      Reaffirmation of Representations and Warranties..............................................- 58 -
  9.3.      Survival of Representations and Warranties...................................................- 58 -

SECTION 10. COVENANTS AND CONTINUING AGREEMENTS..........................................................- 59 -
  10.1.     Affirmative Covenants........................................................................- 59 -
  10.2.     Negative Covenants...........................................................................- 61 -
  10.3.     Specific Financial Covenants.................................................................- 65 -

SECTION 11.CONDITIONS PRECEDENT..........................................................................- 67 -
  11.1.     Conditions Precedent to Initial Credit Extensions............................................- 67 -
  11.2.     Conditions Precedent to all Credit Extensions................................................- 69 -
  11.3.     Limited Waiver of Conditions Precedent.......................................................- 69 -

SECTION 12. EVENTS OF DEFAULT; RIGHTS AND REMEDIES ON DEFAULT............................................- 69 -
  12.1.     Events of Default............................................................................- 69 -
  12.2.     Acceleration of Obligations; Termination of Commitments......................................- 71 -
  12.3.     Other Remedies...............................................................................- 72 -
  12.4.     Setoff.......................................................................................- 73 -
  12.5.     Remedies Cumulative; No Waiver...............................................................- 73 -

SECTION 13. AGENT........................................................................................- 74 -
  13.1.     Appointment, Authority and Duties of Agent...................................................- 74 -
  13.2.     Agreements Regarding Collateral..............................................................- 75 -
  13.3.     Reliance By Agent............................................................................- 76 -
  13.4.     Action Upon Default..........................................................................- 76 -
  13.5.     Ratable Sharing..............................................................................- 76 -
  13.6.     Indemnification of Agent.....................................................................- 77 -
  13.7.     Limitation on Responsibilities of Agent......................................................- 78 -
  13.8.     Successor Agent and Co-Agents................................................................- 78 -

  13.9.     Consents, Amendments and Waivers ; Out-of-Formula Loans......................................- 79 -
  13.10.    Due Diligence and Non-Reliance...............................................................- 80 -
  13.11.    Representations and Warranties of Lenders....................................................- 81 -


  13.12.    The Required Lenders.........................................................................- 81 -
  13.13.    Several Obligations..........................................................................- 81 -
  13.14.    Agent in its Individual Capacity.............................................................- 81 -
  13.15.    Third Party Beneficiaries....................................................................- 81 -
  13.16.    Notice of Transfer...........................................................................- 82 -
  13.17.    Replacement of Certain Lenders...............................................................- 82 -
  13.18.    Remittance of Payments and Collections.......................................................- 82 -

SECTION 14. BENEFIT OF AGREEMENT; ASSIGNMENTS AND PARTICIPATIONS.........................................- 83 -
  14.1.     Successors and Assigns.......................................................................- 83 -
  14.2.     Participations...............................................................................- 83 -
  14.3.     Assignments..................................................................................- 84 -
  14.4.     Tax Treatment................................................................................- 85 -

SECTION 15. MISCELLANEOUS................................................................................- 85 -
  15.1.     Power of Attorney............................................................................- 85 -
  15.2.     General Indemnity............................................................................- 85 -
  15.3.     Survival of All Indemnities..................................................................- 86 -
  15.4.     Modification of Agreement....................................................................- 86 -
  15.5.     Severability.................................................................................- 86 -
  15.6.     Cumulative Effect; Conflict of Terms.........................................................- 86 -
  15.7.     Execution in Counterparts....................................................................- 86 -
  15.8.     Agent's or Required Lenders' Consent.........................................................- 86 -
  15.9.     Notice.......................................................................................- 86 -
  15.10.    Credit Inquiries.............................................................................- 87 -
  15.11.    Time of Essence..............................................................................- 87 -
  15.12.    Entire Agreement; Exhibits and Schedules.....................................................- 87 -
  15.13.    Interpretation...............................................................................- 87 -
  15.14.    Confidentiality..............................................................................- 87 -
  15.15.    Obligations of Lenders Several...............................................................- 88 -
  15.16.    Governing Law; Consent To Forum..............................................................- 88 -
  15.17.    Waivers by Borrowers.........................................................................- 88 -
  15.19.    Waiver of DTPA...............................................................................- 89 -

                         LIST OF EXHIBITS AND SCHEDULES

Exhibit A-1   Form of Revolver Note
Exhibit A-2   Form of Swingline Note
Exhibit B     Form of Notice of Conversion/Continuation
Exhibit C     Form of Notice of Borrowing
Exhibit D     Form of Compliance Certificate
Exhibit E     Form of Opinion Contents
Exhibit F     Form of Assignment and Acceptance
Exhibit G     Form of Notice
Exhibit H     Letter of Credit Procurement Request
Exhibit I     Form of Joinder Agreement


Schedule 8.1.1      Borrowers' Business Locations
Schedule 9.1.1      Jurisdictions in which Borrowers and each of their Subsidiaries is Authorized to do Business

Schedule 9.1.4      Capital Structure of Borrowers
Schedule 9.1.5      Corporate Names

Schedule 9.1.13     Tax Identification Numbers of Borrowers and their Subsidiaries
Schedule 9.1.15     Patents, Trademarks, Copyrights and Licenses
Schedule 9.1.18     Contracts Restricting Borrowers' Right to Incur Indebtedness; Surety Obligations
Schedule 9.1.19     Litigation
Schedule 9.1.21     Capitalized and Operating Leases
Schedule 9.1.22     Pension Plans
Schedule 9.1.24     Labor Contracts
Schedule 10.2.5     Permitted Liens

                           LOAN AND SECURITY AGREEMENT

         THIS LOAN AND SECURITY AGREEMENT is made on June 10, 1998, by and among TROPICAL SPORTSWEAR INT'L CORPORATION, a Florida corporation (individually and, in its capacity as the representative of the other Borrowers pursuant to Section
4.4 hereof, "Tropical"), with its chief executive office and principal place of business at 4902 West Waters Avenue, Tampa, Florida 33634-1302; TROPICAL SPORTSWEAR COMPANY, INC., a Delaware corporation ("TSCI") with its chief executive office and principal place of business at 4902 West Waters Avenue, Tampa, Florida 33634-1302; FARAH INCORPORATED, a Texas corporation (to be renamed Savane International Corp.) ("Farah"), having its chief executive office and principal place of business at 4902 West Waters Avenue, Tampa, Florida 33634-1302; and APPAREL NETWORK CORPORATION, a Florida corporation ("Apparel"), having its chief executive office and principal place of business at 4902 West Waters Avenue, Tampa, Florida 33634-1302; any and all other direct or indirect Subsidiaries of Tropical that are approved by Agent and that are an original signatory hereto or that hereafter execute a "Joinder Agreement" pursuant to this Agreement (hereinafter referred to collectively with Tropical, TSCI, Farah, and Apparel as "Borrowers," and individually as a "Borrower"); the various financial institutions listed on signature pages hereof and their respective successors and permitted assigns which become "Lenders" as provided herein; and FLEET CAPITAL CORPORATION, a Rhode Island corporation with an office at 300 Galleria Parkway, N.W., Suite 800, Atlanta, Georgia 30339, in its capacity as collateral and administrative agent for the Lenders pursuant to Section 13 hereof (together with its successors in such capacity, "Agent"). Capitalized terms used in this Agreement have the meanings assigned to them in Section 1, General Definitions.

                                R E C I T A L S:

         Each Borrower has requested that Lenders make available a revolving credit facility to Borrowers, which shall be used by Borrowers to finance their mutual and collective enterprise of manufacturing and distributing apparel.

         In order to utilize the financial powers of each Borrower in the most efficient and economical manner, and in order to facilitate the financing of each Borrower's needs, Agent and Lenders will, at the request of any Borrower, make loans to all Borrowers under the revolving credit facility on a combined basis and in accordance with the provisions hereinafter set forth. Borrowers' business is a mutual and collective enterprise and Borrowers believe that the consolidation of all revolving credit loans under this Agreement will enhance the aggregate borrowing powers of each Borrower and ease the administration of their revolving credit loan relationship with Agent and Lenders, all to the mutual advantage of Borrowers. Agent and Lenders' willingness to extend credit to Borrowers and to administer each Borrower's collateral security therefor, on a combined basis as more fully set forth in this Agreement, is done solely as an accommodation to Borrowers and at Borrowers' request in furtherance of Borrowers' mutual and collective enterprise.

         Each Borrower has agreed to guarantee the obligations of each of the other Borrowers under this Agreement and each of the other Loan Documents.

         NOW, THEREFORE, for Ten Dollars ($10.00) and other good and valuable consideration, the parties hereto hereby agree as follows:

SECTION 1.        GENERAL DEFINITIONS

                  Account - any right of a Borrower to payment for goods sold or leased or for services rendered which is not evidenced by an Instrument or Chattel Paper, whether or not it has been earned by performance.

                  Account Debtor - any Person who is or may become obligated under or on account of an Account.

                  Accounts Formula Amount - on any date of determination thereof, an amount equal to the sum of (a) 90% of the Factor Credit Balances on such date plus (b) 85% of the net amount of Client Risk Accounts that constitute Eligible Accounts on such date. As used herein, the phrase "net amount of Client Risk Accounts" shall mean the face amount of such Accounts on any date less any and all returns, rebates, discounts (which may, at Agent's option, be calculated on shortest terms), credits, allowances or Taxes (including sales, excise or other taxes) at any time issued, owing, claimed by Account Debtors, granted, outstanding or payable in connection with, or any interest accrued on the amount of, such Accounts at such date.

                  Acquisition - the tender offer by Tropical, through Foxfire, for all of the capital stock of Farah.

                  Acquisition Documents - the Tender Agreement, the Tender Offer Statement and any and all documents, agreements, or instruments executed or delivered in connection with the Acquisition.

                  Adjusted LIBOR Rate - with respect to each Interest Period for a LIBOR Loan, an interest rate per annum (rounded upwards, to the next 1/16th of 1%) equal to the quotient of (a) the LIBOR Rate in effect for such Interest Period divided by (b) a percentage (expressed as a decimal) equal to 100% minus Statutory Reserves.

                  Affiliate - a Person (other than a Subsidiary): (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, a Person; (ii) which beneficially owns or holds 10% or more of any class of the Equity Interests of a Person; or (iii) 10% or more of Equity Interests with power to vote of which is beneficially owned or held by another Person or a Subsidiary of another Person. For purposes hereof, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of any Equity Interest, by contract or otherwise.

                  Agent Indemnitees - Agent in its capacity as agent hereunder and under the other Loan Documents and all of Agent's present and future officers, directors and agents.

                  Agreement - this Agreement and all Exhibits and Schedules hereto.

                  Applicable Law - all laws, rules and regulations applicable to the Person, conduct, transaction, covenant or Loan Documents in question, including all applicable common law and equitable principles; all provisions of all applicable state, federal and foreign constitutions, statutes, rules, regulations and orders of governmental bodies; and orders, judgments and decrees of all courts and arbitrators.

                  Applicable Margin - a percentage equal to 2.75% with respect to LIBOR Loans and 1.25% with respect to Base Rate Loans; provided that, commencing January 1, 1999, if there exists no

          Default or Event of Default, then the Applicable Margin shall be increased or decreased, based upon the Consolidated Funded Debt/Consolidated Cash Flow Ratio, as follows:

                                                                                                                   Applicable
                                                                                                                   Margin for
                                            Applicable Margin                   Applicable Margin for               Unused Line
                  Leverage Ratio            for Base Rate Loans                 LIBOR Loans                         Fee
                  --------------            -------------------                 -----------                         ---
         (i)      If the Consolidated Funded
                  Debt/Consolidated Cash
                  Flow Ratio is greater
                  than 4.25 to 1                     1.25%                         2.75%                              .50%

         (ii)     If the Consolidated Funded
                  Debt/ Consolidated
                  Cash Flow Ratio is greater
                  than or equal to 3.75 to 1 but
                  less than 4.25 to 1                 .75%                         2.25%                              .50%

         (iii)    If the Consolidated Funded          .25%                         1.75%                             .375%
                  Debt/ Consolidated Cash Flow
                  Ratio is greater than or
                  equal to 3.00 to 1 but less
                  than 3.75 to 1

         (iv)     If the Consolidated Funded           .0%                         1.25%                             .375%
                  Debt/ Consolidated Cash Flow
                  Ratio is greater than or
                  equal to 2.50 to 1 but less
                  than 3.00 to 1

         (v)      If the Consolidated Funded           .0%                         1.00%                              .25%
                  Debt/ Consolidated Cash Flow
                  Ratio is less than 2.50 to 1

         The Applicable Margin shall be subject to reduction or increase, as applicable and as set forth in the table above, on a quarterly basis according to the performance of Borrowers as measured by the Consolidated Funded Debt/Consolidated Cash Flow Ratio on a cumulative year-to-date basis through the Fiscal Year of Borrowers ending September 30, 1998 and thereafter based upon the immediately preceding 4 Fiscal Quarters of Borrowers. Except as set forth in the last sentence hereof, any such increase or reduction in the Applicable Margin provided for herein shall be effective 3 Business Days after receipt by Agent of the applicable financial statements and corresponding Compliance Certificate. If the financial statements and the Compliance Certificate of Borrowers setting forth the Consolidated Funded Debt/Consolidated Cash Flow Ratio are not received by Agent by the date required pursuant to Section 10.1.3 of this Agreement, the Applicable Margin shall be deemed to be increased to the next highest Applicable Margin, until such time as such financial statements and Compliance Certificate are received and any Event of Default resulting from a failure timely to deliver such financial statements or Compliance Certificate is waived in writing by Agent and Lenders; provided, however, that nothing herein shall be deemed to prevent Agent and Lenders from charging interest at the Default Rate for so long as an Event of Default exists. For example, if the Applicable Margin in effect on such date is as set forth in item (iii) above, then the Applicable Margin arising from Borrowers' failure to deliver financial statements and the Compliance Certificate shall be deemed to be the Applicable Margin set forth in item (ii) above. For the final quarter of any fiscal year of Borrowers, Borrowers may provide the unaudited financial statements of Borrowers, subject only to year-end adjustments, for the purpose of determining the Applicable Margin; provided, however, that if, upon delivery of the annual audited financial statements required to be submitted by Borrowers to Agent pursuant to Section 10.1.3(i) of this Agreement, Borrowers have not met the criteria for reduction of the Applicable Margin pursuant to the terms hereinabove for the final Fiscal Quarter of the Fiscal Year of Borrowers then ended, then (a) such Applicable Margin reduction shall be terminated and, effective on the first day of the month following receipt by Agent of such audited financial statements, the Applicable Margin shall be the Applicable Margin that would have been in effect if such reduction had not been implemented based upon the unaudited financial statements of Borrowers for the final Fiscal Quarter of the Fiscal Year of Borrowers then ended, and (b) Borrowers shall pay to Agent, for the Pro Rata benefit of the Lenders, on the first day of the month following receipt by Agent of such audited financial statements, an amount equal to the difference between the amount of interest that would have been paid on the principal amount of the Obligations using the Applicable Margin determined based upon such audited financial statements and the amount of interest actually paid during the period in which the reduction of the Applicable Margin was in effect based upon the unaudited financial statements for the final Fiscal Quarter of the Fiscal Year of Borrowers then ended.

                  Assignment and Acceptance - an assignment and acceptance entered into by a Lender and an Eligible Assignee and accepted by Agent, in the form of EXHIBIT F.

                  Availability - the amount that Borrowers are entitled to borrow from time to time as Revolver Loans, such amount being the difference derived when the sum of the principal amount of Revolver Loans then outstanding (including any amounts that Agent or Lenders may have paid for the account of Borrowers pursuant to any of the Loan Documents and that have not been reimbursed by Borrowers and any outstanding Swingline Loan) is subtracted from the Borrowing Base. If the amount outstanding is equal to or greater than the Borrowing Base, Availability is 0.

                  Availability Reserve - on any date of determination thereof, an amount equal to the sum of (i) a reserve for general inventory shrinkage, whether as a result of theft or otherwise, that is determined by Agent from time to time in its reasonable credit judgment based upon Borrowers' historical losses due to such shrinkage; (ii) all amounts of past due rent or other charges owing at such time by any Obligor to any landlord of any premises where any of the Collateral is located; (iii) the LC Reserve; (iv) any amounts which any Obligor is obligated to pay pursuant to the provisions of any of the Loan Documents that Agent or any Lender elects to pay for the account of such Obligor in accordance with authority contained in any of the Loan Documents; (v) any amount received by Agent from the Business Interruption Insurance Assignment and applied to the Revolver Loans;
         (vi) the aggregate amount of reserves established by Agent in its reasonable discretion in respect of ACH (automated clearinghouse) transfers or obligations of Borrowers under any interest rate protection agreement; (vii) the Factor Reserve; and (viii) for so long as any Event of Default exists, such additional reserves as Agent in its reasonable discretion may elect to impose from time to time, without waiving any such Event of Default or Agent's entitlement to accelerate the maturity of the Obligations as a consequence thereof.

                  Average Revolver Loan Balance - for any period, the amount obtained by adding the aggregate of the unpaid balance of Revolver Loans and LC Outstandings outstanding at the end of each day for the period in question and by dividing such sum by the number of days in such period.

                  Bank - Fleet National Bank and its successors and assigns.

                  Bankruptcy Code - title 11 of the United States Code.

                  Base Rate - a fluctuating interest rate equal to the higher from time to time of: (i) the rate of interest announced or quoted by Bank from time to time as its prime rate, which rate might not be the lowest rate charged by Bank; and, if such prime rate for commercial loans is discontinued by Bank as a standard, a comparable reference rate designated by Bank as a substitute therefor shall be the Base Rate, (ii) a rate of interest equal to 0.5% above the Federal Funds Rate.

                  Base Rate Loan - a Loan, or portion thereof, during any period in which it bears interest at a rate based upon the Base Rate.

                  Board of Governors - the Board of Governors of the Federal Reserve Board.

                  Borrowing - a borrowing consisting of Loans of one Type made on the same day by Lenders (or by Fleet in the case of a Borrowing funded by Swingline Loans) or a conversion of a Loan or Loans of one Type from Lenders on the same day.

                  Borrowing Base - on any date of determination thereof, an amount equal to the lesser of: (a) the aggregate amount of the Revolver Commitments on such date minus the aggregate unpaid principal amount of LC Outstandings on such date, or (b) an amount equal to (i) the sum of the Accounts Formula Amount plus the Inventory Formula Amount on such date minus (ii) the Availability Reserve on such date.

                  Borrowing Base Certificate - a certificate, in the form requested by Agent, by which Borrowers shall certify to Agent and Lenders, with such frequency as Agent may request, the amount of the Borrowing Base as of the date of the certificate (which date shall be not more than one Business Day earlier than the date of submission of such certificate to Agent) and the calculation of such amount.

                  Bridge Lender - Prudential Securities Credit Corporation, a ___________ corporation.

                  Bridge Loan Documents - collectively, (i) that certain Senior Subordinated Loan Agreement dated as of June 10, 1998, by and between Tropical and Bridge Lender, pursuant to which Bridge Lender has agreed to make the Bridge Loan to Tropical and (ii) any and all other agreements, documents or instruments executed or delivered in connection with the Bridge Loan.

                  Bridge Loan - a loan not in excess of $100,000,000 to be made by the Bridge Lender to Tropical on or before the Closing Date, the proceeds of which loan will be used by Tropical to fund the Acquisition.

                  Business Acquisition - any transaction, or any series of related transactions, by which a Borrower or any of its Subsidiaries directly or indirectly (a) acquires any ongoing business for all or substantially all of the assets of any firm, partnership, joint venture, corporation or division thereof, whether through the purchase of assets, merger or otherwise or (b) acquires (in one transaction or as the most recent transaction in a series of transactions) control of at least a majority of the Equity Interests in any Person.

                  Business Day - any day excluding Saturday, Sunday and any other day that is a legal holiday under the laws of the State of Georgia or is a day on which banking institutions located in such state are closed; provided, however, that when used with reference to a LIBOR Loan (including the making, continuing, prepaying or repaying of any LIBOR Loan), the term "Business Day" shall also exclude any day on which banks are not open for dealings in Dollar deposits on the London interbank market.

                  Business Interruption Insurance Assignment - the Collateral Assignment of Business Interruption Insurance to be executed by Borrowers on the Closing Date in favor of Agent, for the Pro Rata benefit of Lenders, in form and substance satisfactory to Agent, as security for the payment of the Obligations.

                  Capital Expenditures - expenditures made or liabilities incurred for the acquisition of any fixed assets or improvements, replacements, substitutions or additions thereto which have a useful life of more than one year, including the total principal portion of Capitalized Lease Obligations.

                  Capitalized Lease Obligation - any Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

                  Cash Collateral - cash or Cash Equivalents, and any interest earned thereon, that is deposited with Agent in accordance with this Agreement for the Pro Rata benefit of Lenders as security for the Obligations to the extent provided in this Agreement.

                  Cash Collateral Account - a demand deposit, money market or other account established by Agent at such financial institution as Agent may select in its discretion, which account shall be in Agent's name and subject to Agent's Liens for the Pro Rata benefit of Lenders.

                  Cash Equivalents - (i) marketable direct obligations issued or unconditionally guaranteed by the United States government and backed by the full faith and credit of the United States government having maturities of not more than 12 months from the date of acquisition;
         (ii) domestic certificates of deposit and time deposits having maturities of not more than 12 months from the date of acquisition, bankers' acceptances having maturities of not more than 12 months from the date of acquisition and overnight bank deposits, in each case issued by any commercial bank organized under the laws of the United States, any state thereof or the District of Columbia, which at the time of acquisition are rated A-1 (or better) by Standard & Poor's Corporation or P-1 (or better) by Moody's Investors Services, Inc., and (unless issued by a Lender) not subject to offset rights in favor of such bank arising from any banking relationship with such bank; (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (i) and (ii) entered into with any financial institution meeting the qualifications specified in clause (ii) above; and (iv) commercial paper having at the time of investment therein or a contractual commitment to invest therein a rating of A-1 (or better) by Standard & Poor's Corporation or P-1 (or better) by Moody's Investors Services, Inc., and having a maturity within 9 months after the date of acquisition thereof.

                  CERCLA - the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. ss. 9601 et seq. and its implementing regulations.

                  Chattel Paper - shall have the meaning given to "chattel paper" in the UCC.

                  Claims - any and all claims, demands, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, awards, remedial response, costs, expenses or disbursements of any kind or nature whatsoever (including reasonable attorneys', accountants', consultants' or paralegal fees and expenses), whether arising under or in connection with the Loan Documents, under any

         Applicable Law (including any Environmental Law) or otherwise, that may now or hereafter be suffered or incurred by a Person and whether suffered or incurred in or as a result of any investigation, litigation, arbitration or other judicial or non-judicial proceeding or any appeals related thereto.

                  Client Risk Account - a Factored Account with respect to which a Borrower bears the Credit Risk or any Eligible Account that is not a Factored Account.

                  Closing Date - the date on which all of the conditions precedent in Section 11 of this Agreement are satisfied and the initial Loans are made under this Agreement.

                  Collateral - all of the Property and interests in Property described in Section 7 of this Agreement, and all other Property and interests in Property that now or hereafter secure the payment and performance of any of the Obligations.

                  Committed Term - as defined in Section 6.1 of this Agreement.

                  Commitment - at any date for any Lender, the aggregate amount of such Lender's Revolver Commitment and "Commitments" means the aggregate amount of all Revolver Commitments.

                  Commitment Termination Date - the date that is the soonest to occur of (i) the close of business on June 10, 2003, (ii) the date on which Borrowers elect to terminate the Commitments pursuant to Section
         6.2.2 of this Agreement, or (iii) the date on which the Commitments are terminated in accordance with Section 12.2 of this Agreement.

                  Compliance Certificate - a Compliance Certificate to be provided by Borrowers to Agent in accordance with, and in the form annexed as EXHIBIT D to, this Agreement.

                  Consolidated - the consolidation in accordance with GAAP of the accounts or other items as to which such term applies.

                  Consolidated Cash Flow - with respect to any period, Consolidated EBITDA minus unfinanced Capital Expenditures.

                  Consolidated EBITDA - for any fiscal period of Borrowers, Borrowers' (i) income (or loss) before interest and taxes plus, (ii) to the extent deducted in determining such income (or loss), depreciation, amortization and other similar non-cash charges and reserves other than non-cash charges or credits resulting from changes in prepaid assets of accrued liabilities in the ordinary course of business, minus (iii) to the extent recognized in determining such income (or loss), extraordinary gains (or losses), restructuring charges or other non-recurring items or expenses associated with the Acquisition up to $5,000,000 in the aggregate. For all purposes of this Agreement, Consolidated EBITDA shall be calculated for the period of four consecutive Fiscal Quarters ended on the last date of the most recent Fiscal Quarter for which financial statements have been provided pursuant to Section 10.1.3 hereof except that for the fourth Fiscal Quarter of Fiscal Year 1998 and the first and second Fiscal Quarters of Fiscal Year 1999, Consolidated EBITDA shall be calculated as follows:

                  Fourth Fiscal Quarter 1998: Consolidated EBITDA for the fourth Fiscal Quarter of Fiscal Year 1998 multiplied by 4.

                  First Fiscal Quarter 1999: Consolidated EBITDA for the fourth Fiscal Quarter of Fiscal Year 1998 and the first Fiscal Quarter of Fiscal Year 1999 multiplied by 2.

                  Second Fiscal Quarter 1999: Consolidated EBITDA for the fourth Fiscal Quarter of Fiscal Year 1998 and the first and second Fiscal Quarters of Fiscal Year 1999 divided by 3 and then multiplied by 4.


                  Consolidated Fixed Charge Coverage - with respect to any fiscal period, the ratio of (a) Consolidated EBITDA minus Borrowers' Capital Expenditures that are not financed with proceeds made available to Borrowers by another Person minus income taxes for such period to
         (b) the sum of all Consolidated Fixed Charges for such period.

                  Consolidated Fixed Charges - with respect to any fiscal period, the sum of Borrowers' (a) interest expense plus (b) the aggregate of all actual principal payments of Debt for Money Borrowed, plus (c) cash Distributions permitted by this Agreement whether declared or paid.

                  Consolidated Funded Debt/Consolidated Cash Flow Ratio - with respect to any fiscal period, the ratio of Consolidated Funded Debt (including the Bridge Loan and all indebtedness evidenced by the Senior Subordinated Notes) to Consolidated Cash Flow for such period.

                  Consolidated Funded Debt/Consolidated EBITDA - for any date, the ratio of (i) Consolidated Funded Debt outstanding on such date to
         (ii) Consolidated EBITDA.

                  Consolidated Senior Debt/Consolidated EBITDA - for any date, the ratio of (i) all Funded Debt (other than the Bridge Loan or the indebtedness evidenced by the Senior Subordinated Notes) outstanding on such date to (ii) Consolidated EBITDA.

                  Consolidated Tangible Net Worth - on any date of determination, the Consolidated net worth of Borrowers on such date as determined in accordance with GAAP, after deducting therefrom the amount of all intangible items reflected therein, including all unamortized debt discount and expense, unamortized research and development expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, unamortized excess cost of investment in Subsidiaries over equity at dates of acquisition, and all similar items which should properly be treated as intangibles in accordance with GAAP.

                  Convertible Debentures - 8.50% Convertible Subordinated Debentures of Farah due 2004 in the aggregate principal amount of $1,700,000.

                  Credit Risk - as defined in the Factoring Agreements.

                  Current Assets - at any date, the amount at which all of the current assets of a Person would be properly classified as current assets shown on a balance sheet at such date in accordance with GAAP except that amounts due from Affiliates and investments in Affiliates shall be excluded therefrom.

                  Debt for Money Borrowed - means, as applied to any Person, (i) Indebtedness arising from the lending of money by any other Person to such Person; (ii) Indebtedness, whether or not in any such case arising from the lending of money by another Person to such Person, (A) which is represented by notes payable or drafts accepted that evidence extensions of credit, (B) which constitutes obligations evidenced by bonds, debentures, notes or similar instruments, or (C) upon which interest charges are customarily paid (other than accounts payable) or that was issued or assumed as full or partial payment for Property; (iii) Indebtedness that constitutes a Capitalized Lease Obligation; (iv) reimbursement obligations with respect to letters of credit or guaranties of letters of credit and (v) Indebtedness of such Person under any guaranty of obligations that would constitute Debt for Money Borrowed under clauses
         (i) through (iii) hereof, if owed directly by such Person.

                  Debt Subordination Agreement - the Debt Subordination Agreement dated the date hereof among TSCI, Tropical and Agent, pursuant to which TSCI has agreed to subordinate all indebtedness owing by Tropical to TSCI to the prior payment in full of the Obligations.

                  Default - an event or condition the occurrence of which would, with the lapse of time or the giving of notice, or both, become an Event of Default.

                  Default Rate - a fluctuating rate per annum which, on any date, is equal to the Applicable Margin in effect for such date plus 2%.

                  Deposit Account - a demand, time, savings, passbook, money market or other depository account, or a certificate of deposit, maintained by a Borrower with any bank, savings and loan association, credit union or other depository institution.

                  Deposit Account Assignment - the Collateral Assignment of Deposit Accounts to be executed by Borrowers on the Closing Date in favor of Agent for itself and the Pro Rata benefit of Lenders as security for the Obligations.

                  Distribution - in respect of any entity, (i) any payment of any dividends or other distributions on Equity Interests of the entity (except distributions in such Equity Interests) and (ii) any purchase, redemption or other acquisition or retirement for value of any Equity Interests of the entity or any Affiliate of the entity unless made contemporaneously from the net proceeds of the sale of Equity Interests.

                  Document - shall have the meaning given to the term "document" in the UCC.

                  Dollars and the sign $ - lawful money of the United States of America.

                  Domestic Subsidiary - a Subsidiary of a Borrower that is incorporated under the laws of a state of the United States.

                  Dominion Account - a special account of Agent established by Borrowers at a bank selected by Borrowers, but acceptable to Agent and Lenders in their discretion, and over which Agent shall have sole and exclusive access and control for withdrawal purposes.

                  Due From Factor Report - a report prepared by Borrowers that reflects the amount of Factored Accounts on such date.

                  Eligible Account - an Account which arises in the ordinary course of a Borrower's business from the sale of goods, is payable in Dollars, is subject to Agent's duly perfected Lien, and is deemed by Agent, in its sole credit judgment, to be an Eligible Account. Without limiting the generality of the foregoing, no Account shall be an Eligible Account if: (i) it arises out of a sale made by a Borrower to a Subsidiary or an Affiliate of any Borrower or to a Person controlled by an Affiliate of any Borrower; (ii) it is unpaid for more than 60 days after the original due date shown on the invoice; (iii) it is due or unpaid more than 90 days after the original invoice date;

         (iv) 50% or more of the Accounts from the Account Debtor are not deemed Eligible Accounts hereunder; (v) the total unpaid Accounts of the Account Debtor exceed 20% of the net amount of all Eligible Accounts or exceeds a credit limit established by Agent for such Account Debtor, in each case to the extent of such excess; (vi) any covenant, representation or warranty contained in this Agreement with respect to such Account has been breached; (vii) the Account Debtor is also a Borrower's creditor or supplier, or the Account Debtor has disputed liability with respect to such Account, or the Account Debtor has made any claim with respect to any other Account due from such Account Debtor to a Borrower, or the Account otherwise is or may become subject to any right of setoff, counterclaim, reserve or chargeback, provided that, the Accounts of such Account Debtor shall be ineligible only to the extent of such offset, counterclaim, disputed amount, reserve or chargeback; (viii) an Insolvency Proceeding has been commenced by or against the Account Debtor or the Account Debtor has failed, suspended business or ceased to be Solvent; (ix) it arises from a sale to an Account Debtor with its principal office, assets or place of business outside the United States (other than Canada or Puerto Rico), unless the sale is backed by an irrevocable letter of credit that is issued or confirmed by a bank acceptable to Agent that is in form and substance acceptable to Agent and payable in the full amount of the Account in Dollars at a place of payment within the United States, and, if requested by Agent, such letter of credit, or amounts payable thereunder, is assigned to Agent; (x) it arises from a sale to the Account Debtor on a bill-and-hold, guaranteed sale, sale-or-return, sale-on-approval, consignment or any other repurchase or return basis;
         (xi) the Account Debtor is the United States of America or any department, agency or instrumentality thereof, unless such Borrower is not prohibited from assigning the Account and does assign its right to payment of such Account to Agent, in a manner satisfactory to Agent, so as to comply with the Assignment of Claims Act of 1940 (31 U.S.C. ss.3727 and 41 U.S.C. ss.15), or is a state, county or municipality, or a political subdivision or agency thereof and Applicable Law disallows or restricts an assignment of Accounts on which it is the Account Debtor; (xii) the Account Debtor is located in a state in which such Borrower is deemed to be doing business under the laws of such state and which denies creditors access to its courts in the absence of qualification to transact business in such state or of the filing of any reports with such state, unless such Borrower has qualified as a foreign entity authorized to transact business in such state or has filed all required reports; (xiii) the Account is subject to a Lien other than a Permitted Lien; (xiv) the goods giving rise to such Account have not been delivered to and accepted by the Account Debtor;
         (xv) the Account is evidenced by Chattel Paper or an Instrument of any kind, or has been reduced to judgment; (xvi) such Borrower has made any agreement with the Account Debtor for any deduction therefrom, except for discounts or allowances which are made in the ordinary course of business for prompt payment and which discounts or allowances are reflected in the calculation of the face value of each invoice related to such Account; or (xvii) such Borrower has made an agreement with the Account Debtor to extend the time of payment thereof.

                  Eligible Assignee - a Lender or a U.S. based Affiliate of a Lender; a commercial bank organized under the laws of the United States or any state and having total assets in excess of $5,000,000,000 or an asset based lending affiliate of any such bank; or a finance company, insurance company, or any other financial institution that is acceptable to Agent and Lenders and that in the ordinary course of business extends credit of the type evidenced by the Notes and has total assets in excess of $500,000,000.

                  Eligible Inventory - such Inventory of a Borrower (other than packaging materials, labels and supplies) which Agent, in its sole credit judgment, deems to be Eligible Inventory. Without limiting the generality of the foregoing, no Inventory shall be Eligible Inventory unless: (i) it is raw materials or finished goods; (ii) it is owned by a Borrower and not held by it on consignment; (iii) it is in good, new and saleable condition; (iv) it is not slow-moving, obsolete or unmerchantable; (v) it meets all standards imposed by any governmental agency or authority; (vi) it conforms in all respects to the warranties and representations set forth in this Agreement; (vii) it is at all times subject to Agent's duly perfected, first priority security interest and no other Lien except a Permitted Lien; (viii) it is in a Borrower's possession and control, situated at a location in compliance with this Agreement and is not in transit or outside the continental United States; and (ix) it is not subject to any license or other agreement that limits, conditions or restricts such Borrower's or Agent's right to sell or otherwise dispose of such Inventory; and (x) it is not the subject of an Intellectual Property Claim.

                  Environmental Certificate - the Certificate Regarding Environmental Matters to be executed by a Senior Officer and containing representations and warranties concerning each Borrower's and its Subsidiaries' compliance with Environmental Laws.

                  Environmental Laws - all federal, state and local laws, rules, regulations, codes, ordinances, programs, permits, guidance documents promulgated by regulatory agencies, orders and consent decrees, now or hereafter in effect and relating to human health and safety or the protection or pollution of the environment, including CERCLA.

                  Environmental Release - a release as defined in and reportable under CERCLA or under any applicable Environmental Law.

                  Equipment - all machinery, apparatus, equipment, fittings, furniture, fixtures and other tangible personal Property (other than Inventory) of every kind and description used in a Borrower's operations or owned by a Borrower or in which a Borrower has an interest, whether now owned or hereafter acquired by a Borrower and wherever located, and all parts, accessories and special tools and all increases and accessions thereto and substitutions and replacements therefor.

                  Equity Interest - the interest of (i) a shareholder in a corporation, (ii) a partner (whether general or limited) in a partnership (whether general, limited or limited liability), (iii) a member in a limited liability company, or (iv) any other Person having any other form of equity security or ownership interest.

                  ERISA - the Employee Retirement Income Security Act of 1974, as amended, and all rules and regulations from time to time promulgated thereunder.

                  Event of Default - as defined in Section 12 of this Agreement.

                  Exchange Note - a note or other similar security that is registered under the Securities Act of 1933 and that is exchanged for a Senior Subordinated Note or a Note under the Bridge Loan pursuant to an exchange offer.

                  Extraordinary Expenses - all costs, expenses, fees, and advances which Agent may suffer or incur, whether prior to or after the occurrence of an Event of Default, on account of or in connection with
         (i) the repossession, storage, repair, appraisal, insuring, completion of the manufacture of, preparing for sale, advertising for sale, selling, collecting or otherwise preserving or realizing upon any Collateral; (ii) the defense of Agent's Lien upon any Collateral or the priority thereof or any adverse claim with respect to the Loans, the Loan Documents or the Collateral asserted by any Obligor, any receiver or trustee for any Obligor or any creditor or representative of creditors of any Obligor; (iii) the settlement or satisfaction of any Liens upon any Collateral (whether or not such Liens are Permitted Liens); (iv) the collection of any of the Obligations; (v) the negotiation, documentation, and closing of any restructuring or forbearance agreement with respect to the Loan Documents or Obligations; (vi) amounts advanced by Agent pursuant to Section 8.1.3 of this Agreement;
         (vii) the enforcement of any of the provisions of any of the Loan Documents; or (viii) any payment under indemnity or other payment agreement provided by Agent to any financial institution in connection with any Dominion Account. Such costs, expenses and advances may include transfer fees, taxes, storage fees, insurance costs, permit fees, utility reservation and standby fees, legal fees, appraisal fees, brokers' fees and commissions, auctioneers' fees and commissions, accountants' fees, environmental study fees, wages and salaries paid to employees of any or all Borrowers or independent contractors in liquidating any Collateral, travel expenses, all other fees and expenses payable or reimbursable by Borrowers or any other Obligor under any of the Loan Documents, and all other fees and expenses associated with the enforcement of rights or remedies under any of the Loan Documents, but excluding compensation paid to employees (including inside legal counsel who are employees) of Agent.

                  Factors - Heller, NationsBanc and each other Person who executes a Factoring Agreement with a Borrower and is approved by Agent and Lenders in writing.

                  Factor Assignment Agreements - collectively, (i) the Assignment of Factoring Proceeds dated of even date herewith between Tropical and Agent, and consented to by Heller, pursuant to which, among other things, Tropical has collaterally assigned to Agent and Heller has acknowledged the assignment to Agent of, all sums at any time or times due or to become due from Heller under its Factoring Agreement, (ii) the Assignment of Factoring Proceeds dated of even date herewith between Farah and Agent, and consented to by NationsBanc, pursuant to which, among other things, Farah has collaterally assigned to Agent and NationsBanc has acknowledged the assignment to Agent of, all sums at any time or times due or to become due from NationsBanc under its Factoring Agreement, and (iii) any and all other assignments of factoring proceeds executed by a Borrower in favor of Agent in connection with a factoring arrangement of a Borrower.

                  Factor Credit Balances - on any date of determination thereof, an amount equal to the aggregate of all outstanding Factored Accounts with respect to which a Factor bears the Credit Risk on such date, minus the sum of any fees, commissions or other charges due from a Borrower to such Factor on such date under its Factoring Agreement, including any deductions for credit loss sharing, which amount, on any date of determination thereof, shall be deemed to be, when the date of determination is the date of a Factor Status Statement, the amount reflected on such Factor Status Statement as the aggregate balance standing to the credit of Borrowers, and when the date of determination is any other date, an amount equal to the aggregate balances standing to the credit of Borrowers as reflected on the Due From Factor Report delivered to Agent by Borrowers on such date, or, in the absence of the delivery of a Due From Factor Report on any date, an amount determined by Agent in sole and absolute discretion.

                  Factor Intercreditor Agreements - collectively, (i) the Factor Intercreditor Agreement dated of even date herewith between Heller and Agent by which, among other things, such parties have established the relative priorities of their Liens with respect to Tropical's Accounts,
         (ii) the Factor Intercreditor Agreement dated of even date herewith between NationsBanc and Agent by which, among other things, such parties have established the relative priorities of their Liens with respect to Farah's Accounts, and (iii) any and all other intercreditor agreements executed by a Factor and Agent in connection with a factoring arrangement of a Borrower.

                  Factor Reserve - the amount which at any time may be charged to a Borrower under a Factoring Agreement or withheld from sums otherwise due to a Borrower under a Factoring Agreement, including interest, fees, commissions, ledger debt and other charges due a Factor under a Factoring Agreement and the amount of any actual or anticipated disputes or claims arising with respect to any Factored Account.

                  Factor Status Statement - an account current statement or similar report issued by a Factor on a monthly basis under its Factoring Agreement and setting forth the status of the Factored Accounts under such Factoring Agreement.

                  Factored Account - an Account factored by a Factor under a Factoring Agreement.

                  Factoring Agreements - collectively, (i) that certain Factoring Agreement dated as of October 1, 1995, between Tropical and Heller, (ii) that certain Factoring Agreement dated June 8, 1998, between Farah and NationsBanc, and (iii) any and all other factoring agreements executed by a Borrower in favor of a Factor.

                  Farah Domestic Subsidiaries - Farah U.S.A., Farah International and Savane.

                  Farah International - Farah International, Inc., a Texas corporation.

                  Farah Subsidiaries Merger - the merger of the Farah Domestic Subsidiaries with and into Farah, with Farah being the surviving entity after the consummation of such merger.

                  Farah U.S.A. - Farah U.S.A., Inc., a Texas corporation.

                  Federal Funds Rate - for any period, a fluctuating interest rate per annum equal for each date during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) in Atlanta, Georgia by the Federal Reserve Bank of Atlanta, or if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Agent from 3 federal funds brokers of recognized standing selected by Agent.

                  Fee Letter - the Fee Letter dated April 27, 1998, between Tropical and Agent.

                  Fiscal Quarter - each consecutive period of 13 weeks beginning on the first day of a Fiscal Year (and, in the case of any Fiscal Year of 53 weeks, the 14-week period occurring during such period).

                  Fiscal Year - the fiscal year of Borrowers and their Subsidiaries for accounting and tax purposes, which ends on the Saturday nearest September 30th of each year.

                  Fleet - Fleet Capital Corporation, a Rhode Island corporation, and its successors and assigns.

                  Fleet Indemnitees - Fleet and all of its present and future officers, directors and agents.

                  Foreign Contractor - a Person that processes Inventory of a Borrower and that is located outside of the United States.

                  Foreign Subsidiary - a Subsidiary that is not a Domestic Subsidiary.

                  Foxfire - Foxfire Acquisition Corp., a Texas corporation and a wholly-owned Subsidiary of Tropical.

                  Foxfire Merger - the Merger of Foxfire with and into Farah, with Farah being the surviving entity after the consummation of such Merger.

                  Funded Debt - all Debt for Money Borrowed which would, in accordance with GAAP, constitute long term debt, including (a) any Debt with a maturity more than one year after the creation thereof and (b) any Debt for Money Borrowed which is renewable or extendable at the option of a Borrower for a period of more than one year from the date of creation of such Debt for Money Borrowed, including the Revolver Loans and LC Outstandings.

                  Funding Account - an account or accounts established by any Borrower or any of them for receipt of proceeds of Loans or such other account as Borrowers may specify in writing.

                  GAAP - generally accepted accounting principles in the United States of America in effect from time to time.

                  General Intangibles - all general intangibles of a Borrower, whether now owned or hereafter created or acquired by a Borrower, including all choses in action, causes of action, company or other business records, inventions, blueprints, designs, patents, patent applications, trademarks, trademark applications, trade names, trade secrets, service marks, goodwill, brand names, copyrights, registrations, licenses, franchises, customer lists, tax refund claims, computer programs, operational manuals, all claims under guaranties, security interests or other security held by or granted to a Borrower to secure payment of any of any of a Borrower's Accounts by an Account Debtor, all rights to indemnification and all other intangible property of a Borrower of every kind and nature (other than Accounts).

                  Governmental Approvals - all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all national state or local government (whether domestic or foreign) and any political subdivisions thereof in any other governmental, quasi-governmental, judicial, administrative, public or statutory instrumentality, authority, body, agency, bureau or entity.

                  Guarantors - each Domestic Subsidiary and each other Person who may hereafter guarantee payment or performance of the whole or any part of the Obligations.

                  Heller - Heller Financial, Inc., a Delaware corporation.

                  Indebtedness - as applied to a Person means, without duplication: (i) all items which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as of the date as of which Indebtedness is to be determined, including Capitalized Lease Obligations; (ii) all obligations of other Persons which such Person has guaranteed; (iii) all reimbursement obligations in connection with letters of credit or letter of credit guaranties issued for the account of such Person; and (iv) in the case of Borrowers (without duplication), the Obligations.

                  Indemnified Amount - in the case of Agent Indemnitees, the amount of any loss, cost, expenses or damages suffered or incurred by Agent Indemnitees and against which Lenders or any Obligor have agreed to indemnify Agent Indemnitees pursuant to the terms of this Agreement or any of the other Loan Documents; in the case of Lender Indemnitees, the amount of any loss, cost, expenses or damages suffered or incurred by Lender Indemnitees and against which Lenders or any Obligor have agreed to indemnify Lender Indemnitees pursuant to the terms of this Agreement or any of the other Loan Documents; and, in the case of Fleet Indemnitees, the amount of any loss, cost, expenses or damages suffered or incurred by Fleet Indemnitees and against which Lenders or any Obligor have agreed to indemnify Fleet Indemnitees pursuant to the terms of this Agreement or any of the other Loan Documents.

                  Indemnitees - the Agent Indemnities, the Fleet Indemnities and the Lender Indemnities.

                  Indenture - the Indenture among Tropical, certain of its Subsidiaries and the Trustee.

                  Insolvency Proceeding - any action, case or proceeding commenced by or against a Person, or any agreement of such Person, for
         (a) the entry of an order for relief under any chapter of the Bankruptcy Code or other insolvency or debt adjustment law (whether state, federal or foreign), (b) the appointment of a receiver, trustee, liquidator or other custodian for such Person or any part of its Property, (c) an assignment or trust mortgage for the benefit of creditors of such Person, or (d) the liquidation, dissolution or winding up of the affairs of such Person.

                  Instrument - shall have the meaning ascribed to the term "instrument" in the UCC.

                  Intellectual Property - Property of a Borrower or its Domestic Subsidiary constituting under any Applicable Law a patent, patent application, copyright, trademark, service mark, tradename or mask work, or license or other right to use any of the foregoing.

                  Intellectual Property Claim - the assertion by any Person of a claim (whether asserted in writing, by action, suit or proceeding or otherwise) that a Borrower's ownership, use, marketing, sale or distribution of any Inventory, Equipment, Intellectual Property or other Property is violative of any ownership, patent, copyright, trademark, trade secret or other rights of such Person.

                  Interest Period - shall have the meaning ascribed to it in
         Section 3.1.3 of this Agreement.

                  Inventory - all of a Borrower's inventory, whether now owned or hereafter acquired, including all goods intended for sale or lease by a Borrower, or for display or demonstration; all work in process; all raw materials and other materials and supplies of every nature and description used or which might be used in connection with the manufacture, printing, packing, shipping, advertising, selling, leasing or furnishing of such goods or otherwise used or consumed in a Borrower's business; and all Documents evidencing and General Intangibles relating to any of the foregoing, whether now owned or hereafter acquired by a Borrower.

                  Inventory Formula Amount - on any date of determination thereof, an amount equal to the lesser of (i) $45,000,000 or (ii) 60% of the Value of Eligible Inventory on such date consisting of raw materials or finished goods (with advances against Eligible Inventory to increase to 80% during a 120-day period between November 1 and March 31 of each year).

                  Investment Property - all Securities (whether certificated or uncertificated), security entitlements, securities accounts, commodity contracts and commodity accounts.

                  Joinder Agreement - an agreement executed by a new Borrower pursuant to Section 2.3 hereof, which agreement shall be in substantially the form of Exhibit I attached hereto.

                  LC Application - an application by a Borrower to Bank, on a form approved by Bank, for the issuance of a Letter of Credit, with Fleet as a co-applicant, that is submitted to Bank at least 5 Business Days prior to the requested issuance date of such Letter of Credit.

                  LC Conditions - the following conditions, the satisfaction of each of which is required before Fleet shall be obligated to join in the execution of an LC Application in connection with a request to Bank for the issuance of a Letter of Credit: (i) each of the conditions set forth in Section 11 of this Agreement has been and continues to be satisfied, including the absence of any Default or Event of Default;
         (ii) after giving effect to the issuance of the requested Letter of Credit and all other unissued Letters of Credit for which an LC Application has been signed by Fleet, the LC Outstandings would not exceed in the aggregate $20,000,000 with respect to documentary Letters of Credit or $500,000 with respect to standby Letters of Credit and no Out-of-Formula Condition would exist, and, if no Revolver Loans are outstanding, the LC Outstandings do not exceed the Borrowing Base;
         (iii) the expiry date of the Letter of Credit does not extend beyond the earlier to occur of 365 days from the date of issuance or the 30th day prior to the last Business Day of the Committed Term; and (iv) the currency in which payment is to be made under the Letter of Credit is Dollars.

                  LC Documents - any and all agreements, instruments and documents (other than an LC Application or an LC Support) required by Bank to be executed by any or all Borrowers or any other Person and delivered to Bank for the issuance of a Letter of Credit.

                  LC Facility - a subfacility of the Revolver Facility consisting of LC Outstandings in an aggregate amount not to exceed $20,500,000.

                  LC Outstandings - on any date of determination thereof, an amount (in Dollars) equal to the sum of (i) all amounts then due and payable by any Obligor on such date by reason of any payment made on or before such date by Fleet under any LC Support plus (ii) the aggregate undrawn amount of all Letters of Credit then outstanding or to be issued by Bank under an LC Application theretofore submitted to Bank.

                  LC Request - a Letter of Credit Procurement Request from any or all Borrowers to Fleet in the form of Exhibit H hereto.

                  LC Reserve - at any date, (i) 40% of the face amount of all documentary Letters of Credit outstanding on such date plus (ii) 100% of the face amount of all standby Letters of Credit outstanding on such date.

                  LC Support - a guaranty or other support agreement from Fleet in favor of Bank pursuant to which Fleet shall guarantee or otherwise assure the payment or performance by the parties (other than Fleet) to an LC Application of such parties' obligations with respect to such Letter of Credit, including the obligation of such parties to reimburse Bank for any payment made by Bank under such Letter of Credit.

                  Lender Indemnitee - a Lender in its capacity as a lender under this Agreement and its present and future officers, directors and agents.

                  Lenders - each of the financial institutions listed on the signature pages hereof, together with their respective successors and permitted assigns pursuant to Section 14.1 hereof, including Fleet as the procurer of Letters of Credit and as the provider of Swingline Loans.

                  Letter of Credit - any standby letter of credit or documentary letter of credit issued by Bank for the account of any or all Borrowers.

                  Letter of Credit Fee Letter - the Letter of Credit Fee Letter dated June 10, 1998, among Borrowers and Agent.

                  LIBOR Lending Office - with respect to a Lender, the office designated as a LIBOR Lending Office for such Lender on the signature page hereof (or on any Assignment and Acceptance, in the case of an assignee) and such other office of such Lender or any of its Affiliates that is hereafter designated by written notice to Agent.

                  LIBOR Loan - a Loan, or portion thereof, during any period in which it bears interest at a rate based upon the applicable Adjusted LIBOR Rate.

                  LIBOR Rate - with respect to an Interest Period, the rate per annum determined by Agent at which deposits of Dollars approximately equal in principal amount to or comparable to the amount of the LIBOR Loan to which such Interest Period relates and for a term comparable to such Interest Period are offered to Bank by prime banks in the London interbank foreign currency deposits market at approximately 11:00 a.m., London time, 2 Business Days prior to the commencement of such Interest Period. Each determination by Agent of any LIBOR Rate shall, in the absence of any manifest error, be conclusive.

                  Licensor - any Person from whom a Borrower licenses the right to use any trademark, copyright or other intangible in connection with the manufacture, marketing or sale of any Inventory.

                  License Agreement - any agreement between a Borrower and a Licensor pursuant to which such Borrower markets, manufactures or sells Inventory.

                  Lien - any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on common law, statute or contract. The term "Lien" shall also include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property. For the purpose of this Agreement, each Borrower shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

                  Loan - each Revolver Loan.

                  Loan Account - the loan account established by each Lender on its books pursuant to Section 5.7 of this Agreement.

                  Loan Documents - this Agreement, the Other Agreements and the Security Documents.

                  Margin Stock - shall have the meaning ascribed to it in Regulation U of the Board of Governors.

                  Material Adverse Effect - the effect of any event or condition which, alone or when taken together with other events or conditions occurring or existing concurrently therewith, (i) has a material adverse effect upon the business, operations, Properties or condition (financial or otherwise) of any Borrower; (ii) has or may be reasonably expected to have any material adverse effect whatsoever upon the validity or enforceability of this Agreement or any of the other Loan Documents;
         (iii) has any material adverse effect upon the value of the whole or any material part of the Collateral, the Liens of Agent with respect to the Collateral or the priority of any such Liens; (iv) materially impairs the ability of any Borrower to perform its obligations under this Agreement or any of the other Loan Documents, including repayment of any of the Obligations when due; or (v) materially impairs the ability of Agent or any Lender to enforce or collect the Obligations or realize upon any of the Collateral in accordance with the Loan Documents and Applicable Law.

                  Maximum Rate - the maximum non-usurious rate of interest permitted by Applicable Law that at any time, or from time to time, may be contracted for, taken, reserved, charged or received on the Indebtedness in question or, to the extent that at any time Applicable Law may thereafter permit a higher maximum non-usurious rate of interest, then such higher rate. Notwithstanding any other provision hereof, the Maximum Rate shall be calculated on a daily basis (computed on the actual number of days elapsed over a year of 365 or 366 days, as the case may be).

                  Material Contract - an agreement to which an Obligor is a party (other than the Loan Documents) for which breach, termination, cancellation, nonperformance or failure to renew could reasonably be expected to have a Material Adverse Effect.

                  Merger Documents - any and all agreements, instruments or documents executed or delivered in connection with the Mergers.

                  Mergers - the Farah Subsidiaries Merger and the Foxfire
         Merger.

                  Multiemployer Plan - has the meaning set forth in Section 4001(a)(3) of ERISA.

                  NationsBanc - NationsBanc Commercial Corporation, a Georgia corporation.

                  Net Proceeds - proceeds (including cash receivable (when received) by way of deferred payment) received by a Borrower in cash from the sale, lease, transfer or other disposition of any Property, including insurance proceeds and awards of compensation received with respect to the destruction or condemnation of all or part of such Property, net of: (i) the reasonable and customary costs and expenses of such sale, lease, transfer or other disposition; and (ii) amounts applied to repayment of Indebtedness (other than the Obligations) secured by a Permitted Lien on the Property disposed of that is senior to Lender's Liens.

                  Notes - each Revolver Note, the Swingline Note and any other promissory note executed by Borrowers at Agent's request to evidence any of the Obligations.

                  Notice of Borrowing - as defined in Section 4.1.1(i) of this Agreement.

                  Notice of Conversion/Continuation - as defined in Section 3.1.2(ii) of this Agreement.

                  Obligations - all debts, liabilities, obligations, covenants and duties now or at any time or times hereafter owing by any Borrower to Agent or any Lender, whether arising pursuant to this Agreement or any of the other Loan Documents and whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, or joint or several, including all of the Loans and all interest payable in connection therewith, all LC Outstandings and all other sums chargeable to or payable by any Borrower under any of the Loan Documents or Applicable Law but specifically excluding any amounts owing by any Borrower to NationsBanc under its Factoring Agreement.

                  Obligor - each Borrower, each Guarantor and any other Person that is at any time liable for the payment of the whole or any part of the Obligations.

                  Organization Documents - with respect to any Person, its charter, certificate or articles of incorporation, bylaws, articles of organization, operating agreement, partnership agreement or similar agreement or instrument governing the formation or operation of such Person.

                  Other Agreements - the Notes, each LC Support, the Environmental Certificate, the Factor Intercreditor Agreements, the Debt Subordination Agreement, the Fee Letter, the Letter of Credit Fee Letter and any and all agreements, instruments and documents (other than this Agreement and the Security Documents), heretofore, now or hereafter executed by any or all Borrowers, any Obligor or any other Person and delivered to Agent or any Lender in respect of the transactions contemplated by this Agreement.

                  Out-of-Formula Condition - as defined in Section 2.1.2 of this Agreement.

                  Out-of-Formula Loan - a Revolver Loan made when an Out-of-Formula Condition exists or the amount of any Revolver Loan which, when funded, results in an Out-of-Formula Condition.

                  Participant - as defined in Section 14.2.1.

                  Participating Lender - as defined in Section 2.2.2(i).

                  Patent Assignment - each Patent Collateral Assignment and Security Agreement dated the date hereof, executed by a Borrower in favor of Agent and by which such Borrower has assigned to Agent, for its benefit as Agent and for the Pro Rata benefit of Lenders, as security for the Obligations, all of such Borrower's right, title and interest in and to the patents described therein.

                  Payment Account - an account maintained by Agent (currently at Harris Bank & Trust in Chicago, Illinois) to which all monies from time to time deposited to a Dominion Account shall be transferred and all other payments shall be sent in immediately available federal funds.

                  Payment Items - all checks, drafts, or other items of payment payable to a Borrower, including proceeds of any of the Collateral.

                  Pending Revolver Loans - at any date, the aggregate principal amount of all Revolver Loans which have been requested in any Notice of Borrowing received by Agent but which have not theretofore been advanced by Agent or Lenders.

                  Permitted Business Acquisition - means any Business Acquisition by a Borrower after June 30, 1999 in which each of the following conditions is satisfied:

                                    (a)     the business being acquired would
                  comply with Section 10.2.14 of this Agreement;

                                    (b)     immediately before and after giving
                  effect to such Business Acquisition, no Event of Default shall have occurred and be continuing or would result therefrom;

                                    (c)    such Business Acquisition does not
                  involve the incurrence of Debt for Money Borrowed by such Borrower other than Revolver Loans;

                                    (d)    immediately before and after giving
                  effect to such Business Acquisition, Borrowers shall have a minimum Availability of at least $10,000,000, provided that no Accounts or Inventory acquired by such Borrower in connection with such Business Acquisition shall be deemed Eligible Accounts or Eligible Inventory for purposes of determining Availability for purposes of this definition;

                                    (e)    the amount of all such Business
                  Acquisitions does not exceed $15,000,000 in the aggregate over the term of the Agreement;

                                    (f)    such Borrower shall have given Agent
                  at least 30 Business Days prior written notice of such Business Acquisition and delivered to Agent UCC-1 financing statements and any other appropriate documentation to perfect or continue the perfection of Agent's Liens with respect to any and all assets acquired by such Borrower;

                                    (g)    any assets acquired by such Borrower
                  in connection with such Business Acquisition shall not be subject to any Liens other than Permitted Liens;

                                    (h)    if such Business Acquisition involves
                  the creation of a Subsidiary of such Borrower, such Subsidiary shall have guaranteed the payment in full of Borrowers' Obligations to Agent and Lenders, shall have executed a Joinder Agreement and shall have executed and delivered to Agent and Lenders such other agreements, instruments or documents required by Agent and Lenders in their sole discretion;

                                    (i)    Borrowers shall have delivered to
                  Agent Projections on a pro forma basis for the forthcoming 3 Fiscal Years, year by year and for the forthcoming Fiscal Year, on a quarterly basis, showing that, after giving effect to the Business Acquisition, Borrowers will have Consolidated Cash Flow in an amount satisfactory to Agent and Lenders in their sole discretion; and

                                    (j)    the use of any proceeds of Loans made
                  hereunder in connection with such Permitted Business Acquisition shall not violate Regulation U.

                  Permitted Lien - a Lien of a kind specified in Section 10.2.5 of this Agreement.

                  Person - an individual, partnership, corporation, limited liability company, limited liability partnership, joint stock company, land trust, business trust, or unincorporated organization, or a government or agency or political subdivision thereof.

                  Plan - an employee pension benefit plan now or hereafter maintained for employees of Borrowers that is covered by Title IV of ERISA.

                  Pro Rata - a share of or in all Loans, participations in LC Outstandings or, in the case of Fleet, the portion of the LC Outstandings in which Fleet does not sell a participation interest pursuant to Section 2.2.2 of this Agreement, Obligations to indemnify or reimburse Fleet as the procurer of Letters of Credit or in its capacity as Agent, payments, proceeds, collections, Collateral and Extraordinary Expenses, which share for any Lender on any date shall be a percentage arrived at by dividing the amount of the Commitment of such Lender on such date by the aggregate amount of the Commitments of all Lenders on such date.

                  Projections - Borrowers' forecasted Consolidated and consolidating (a) balance sheets, (b) profit and loss statements, (c) cash flow statements, and (d) capitalization statements, all prepared on a consistent basis with Borrowers' historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

                  Properly Contested - in the case of any Indebtedness of an Obligor (including any Taxes) that is not paid as and when due or payable by reason of such Obligor's bona fide dispute concerning its liability to pay same or concerning the amount thereof, (i) such Indebtedness is being properly contested in good faith by appropriate proceedings promptly instituted and diligently conducted; (ii) such Obligor has established appropriate reserves as shall be required in conformity with GAAP, (iii) the non-payment of such Indebtedness will not have a Material Adverse Effect and will not result in a forfeiture of any assets of such Obligor; (iv) no Lien is imposed upon any of such Obligor's assets with respect to such Indebtedness unless such Lien is at all times junior and subordinate in priority to the Liens in favor of Agent (except only with respect to property taxes that have priority as a matter of applicable state law) and enforcement of such Lien is stayed during the period prior to the final resolution or disposition of such dispute; (v) if the Indebtedness results from or is determined by the entry, rendition or issuance against an Obligor or any of its assets of a judgment, writ, order or decree for the payment of money in an amount that exceeds the uncontested insurance available therefor by $1,000,000, execution on such judgment, writ, order or decree is stayed pending a timely appeal or other judicial review; and (vi) if such contest is abandoned, settled or determined adversely (in whole or in part) to such Obligor, such Obligor forthwith pays such Indebtedness and all penalties, interest and other amounts due in connection therewith.

                  Property - any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

                  Purchase Money Debt - means and includes (i) Debt for Money Borrowed (other than the Obligations) for the payment of all or any part of the purchase price of any fixed assets, (ii) any Debt for Money Borrowed (other than the Obligations) incurred at the time of or within 20 days prior to or after the acquisition of any fixed assets for the purpose of financing all or any part of the purchase price thereof, and
         (iii) any renewals, extensions or refinancings thereof, but not any increases in the principal amounts thereof outstanding at the time.

                  Purchase Money Lien - a Lien upon fixed assets which secures Purchase Money Debt, but only if such Lien shall at all times be confined solely to the fixed assets acquired through the incurrence of the Purchase Money Debt secured by such Lien and such Lien constitutes a purchase money security interest under the UCC.

                  Regulation D - Regulation D of the Board of Governors.

                  Regulation U - Regulation U of the Board of Governors.

                  Register - the register maintained by Agent in accordance with
         Section 5.7.2 of this Agreement.

                  Reportable Event - any of the events set forth in Section 4043(b) of ERISA.

                  Required Lenders - at any date of determination thereof, Lenders having Commitments representing at least 66-2/3% of the aggregate Commitments at such time; provided, however, that if any Lender shall be in breach of any of its obligations hereunder to Borrowers or Agent, including any breach resulting from its failure to honor its Commitment in accordance with the terms of this Agreement, then, for so long as such breach continues, the term "Required Lenders" shall mean Lenders (excluding each Lender that is in breach of its obligations hereunder) having Commitments representing at least 66-2/3% of the aggregate Commitments at such time; provided, further, however, that if the Commitments have been terminated, the term "Required Lenders" shall mean Lenders (excluding each Lender that is in breach of its obligations hereunder) holding Loans representing at least 66-2/3% of the aggregate principal amount of Loans outstanding at such time.

                  Restricted Investment - any acquisition of Property by a Borrower or any of its Subsidiaries in exchange for cash or other Property, whether in the form of an acquisition of Equity Interests or Indebtedness, or the purchase or acquisition by a Borrower or any of its Subsidiaries of any other Property, or a loan, advance, capital contribution or subscription, except acquisitions of the following: (a) fixed assets to be used in the business of a Borrower or any of its Subsidiaries so long as the acquisition costs thereof constitute Capital Expenditures permitted hereunder; (b) goods held for sale or lease or to be used in the manufacture of goods or the provision of services by a Borrower or any of its Subsidiaries in the ordinary course of business; (c) Current Assets arising from the sale or lease of goods or the rendition of services in the ordinary course of business of a Borrower or any of its Subsidiaries; (d) investments in Domestic Subsidiaries of a Borrower including investments in Domestic Subsidiaries after the Closing Date so long as such Domestic Subsidiaries guaranty the Obligations; (e) investments in Foreign Subsidiaries and joint ventures of a Borrower to the extent such investments or joint ventures are existing on the Closing Date and additional investments in Foreign Subsidiaries, not to exceed in the aggregate, at any time, $10,000,000 or not to exceed, together with all Permitted Business Acquisitions, $20,000,000; (f) Cash Equivalents to the extent they are not subject to rights of offset in favor of any Person other than Agent or a Lender; and (g) Permitted Business Acquisitions.

                  Revolver Commitment - at any date for any Lender, the obligation of such Lender to make Revolver Loans and to purchase participations in LC Outstandings (and, in the case of Fleet, to make Swingline Loans under the Swingline Subfacility) pursuant to the terms and conditions of this Agreement, which shall not exceed the principal amount set forth opposite such Lender's name under the heading "Revolver Commitment" on the signature pages hereof or the signature page of the Assignment and Acceptance by which it became a Lender, as modified from time to time pursuant to the terms of this Agreement or to give effect to any applicable Assignment and Acceptance; and "Revolver Commitments" means the aggregate principal amount of the Revolver Commitments of all Lenders, the maximum amount of which shall be $85,000,000.

                  Revolver Facility - the revolving credit facility established by Agent and Lenders in favor of Borrowers pursuant to Section 2.1 of this Agreement.

                  Revolver Loan - a Loan made by Lenders as provided in Section
         2.1 of this Agreement or a Swingline Loan funded solely by Fleet.

                  Revolver Note - a Revolver Note to be executed by Borrowers in favor of each Lender in the form of EXHIBIT A-1 attached hereto, which shall be in the face amount of such Lender's Revolver Commitment and which shall evidence all Revolver Loans made by such Lender to Borrowers pursuant to this Agreement.

                  Savane - Savane Direct Incorporated, a Texas corporation.

                  Schedule of Accounts - as defined in Section 8.2.1 of this Agreement.

                  Security - shall have the same meaning as in Section 2(1) of the Securities Act of 1933.

                  Security Documents - the Patent Assignment, each Guaranty, the Trademark Security Agreements the Deposit Account Assignment, the Business Interruption Insurance Assignment, the Stock Pledge Agreements, the Factor Assignment Agreements and all other instruments and agreements now or at any time hereafter securing the whole or any part of the Obligations.

                  Senior Subordinated Notes - the Senior Subordinated Unsecured Notes, issued by Tropical in the aggregate amount of $125,000,000, and payable in 2008.

                  Senior Officer - the chairman of the board of directors, the president, the executive vice president or the chief financial officer of, or in-house legal counsel to, Borrowers.

                  Settlement Report - a report delivered by Agent to Lenders summarizing the amount of the outstanding Revolver Loans as of the Settlement Date and the calculation of the Borrowing Base as of such Settlement Date.

                  Solvent - as to any Person, such Person (i) owns Property whose fair saleable value is greater than the amount required to pay all of such Person's Indebtedness (including contingent Indebtedness),
         (ii) is able to pay all of its Indebtedness as such Indebtedness matures, (iii) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage; and (iv) is not "insolvent" within the meaning of Section 101(32) of the Bankruptcy Code.

                  SouthTrust - SouthTrust Bank, National Association.

                  SouthTrust Loan Agreement - the Construction and Term Loan Agreement dated May 7, 1996, between Tropical and SouthTrust, pursuant to which SouthTrust extended a term loan to Tropical in the original principal amount of $9,600,000.

                  SouthTrust Loan Documents - collectively, the SouthTrust Loan Agreement, the SouthTrust Mortgage and any and all other documents, agreements or instruments executed in connection with any of the foregoing.

                  SouthTrust Mortgage - the Real Estate Mortgage dated May 7, 1996, between Tropical and SouthTrust, pursuant to which Tropical has conveyed to SouthTrust a Lien upon certain real Property and the improvements thereon owned by Tropical and located at 4924 West Waters Avenue and 4902 West Waters Avenue, Tampa, Hillsborough County, Florida.

                  Statutory Reserves - on any date, the percentage (expressed as a decimal) established by the Board of Governors which is the then stated maximum rate for all reserves (including any emergency, supplemental or other marginal reserve requirements) applicable to any member bank of the Federal Reserve System in respect to Eurocurrency Liabilities (or any successor category of liabilities under Regulation
         D). Such reserve percentage shall include, without limitation, those imposed pursuant to said Regulation D. The Statutory Reserve shall be adjusted automatically on and as of the effective date of any change in such percentage.

                  Stock Pledge Agreements - each Stock Pledge Agreement executed by a Borrower in favor of Agent and by which such Borrower has pledged to Agent, for its benefit as Agent and for the

         Pro Rata benefit of Lender's, as security for the Obligations, 66% of the capital stock of each Foreign Subsidiary of such Borrower and all of the capital stock of each Domestic Subsidiary of such Borrower.

                  Subordinated Debt - Indebtedness of any or all Borrowers that is subordinated in right of payment to the Obligations in a manner satisfactory to Agent, including the Bridge Loan, the Senior Subordinated Notes and any Exchange Notes.

                  Subsidiary - any Person a majority of the Equity Interests of which is at the time owned, directly or indirectly, by a Borrower or by one or more other Subsidiaries or by a Borrower and one or more other Subsidiaries.

                  Swingline Subfacility - at any date, the commitment of Fleet to make Swingline Loans to Borrowers pursuant to the terms of this Agreement, which shall not exceed $5,000,000 outstanding at any time.

                  Swingline Loan - as defined in Section 4.1.3 of this Agreement.

                  Swingline Note - the Swingline Note to be executed by Borrowers on or before the Closing Date in favor of Fleet in the form of EXHIBIT A-2 attached hereto, which shall be in the face amount of the Swingline Subfacility and which shall evidence all Swingline Loans made by Fleet to Borrowers pursuant to this Agreement.

                  Swingline Settlement Date - the earlier of (i) the occurrence of an Event of Default or (ii) such dates from time to time on which Fleet requests settlement of the Revoler Loans.

                  Taxes - any present or future taxes, levies, imposts, duties, fees, assessments, deductions, withholdings or other charges of whatever nature, including income, receipts, excise, property, sales, use, transfer, license, payroll, withholding, social security and franchise taxes now or hereafter imposed or levied by the United States, or any state, local or foreign government or by any department, agency or other political subdivision or taxing authority thereof or therein and all interest, penalties, additions to tax and similar liabilities with respect thereto, but excluding, in the case of each Lender, taxes imposed on or measured by the net income or overall gross receipts of such Lender.

                  Tender Agreement - the Agreement and Plan of Merger dated May 1, 1998, among Tropical, Foxfire and Farah, pursuant to which Tropical has agreed to cause Foxfire to make a cash tender offer for all of the capital stock of Farah.

                  Tender Offer Statement - the Tender Offer Statement dated May 8, 1998, filed by Foxfire with the Securities and Exchange Commission with respect to the Acquisition.

                  Trademark Security Agreement - each Trademark Security Agreement executed by a Borrower in favor of Agent and by which such Borrower has assigned to Agent, for its benefit as Agent and for the Pro Rata benefit of Lenders, as security for the Obligations, all of such Borrower's right, title and interest in and to all of its trademarks.

                  Transferee - as defined in Section 14.3.3 of this Agreement.

                  Tropical Entities - Tropical, TSCI, Apparel and each of their respective wholly-owned Subsidiaries.

                  Trustee - SunTrust Bank, Atlanta, a Georgia banking corporation.

                  Type - any type of a Loan determined with respect to the interest option applicable thereto, which shall be either a LIBOR Loan or a Base Rate Loan.

                  UCC - the Uniform Commercial Code (or any successor statute) as adopted and in force in the State of Georgia or, when the laws of any other state govern the method or manner of the perfection or enforcement of any security interest in any of the Collateral, the Uniform Commercial Code (or any successor statute) of such state.

                  Value - with reference to the value of Eligible Inventory, value determined on the basis of the lower of cost or market of such Eligible Inventory, with the cost thereof calculated on a first-in, first-out basis, determined in accordance with GAAP.

                  Voting Stock - Securities of any class or classes of a corporation the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

                  (a) ACCOUNTING TERMS. Unless otherwise specified herein, all terms of an accounting character used in this Agreement shall be interpreted, all accounting determinations under this Agreement shall be made, and all financial statements required to be delivered under this Agreement shall be prepared in accordance with GAAP, applied on a basis consistent with the most recent audited Consolidated financial statements of Borrowers and their Subsidiaries heretofore delivered to Agent and Lenders and using the same method for inventory valuation as used in such audited financial statements, except for any change in which Borrowers' independent public accountants concur or as required by GAAP unless (i) Borrowers shall have objected to determining such compliance on such basis at the time of delivery of such financial statements or
(ii) Agent or any Lender shall so object in writing within 30 days after the delivery of such financial statements, in either of which events such calculations shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which such objection shall not have been made. In the event of any change in GAAP that occurs after the date of this Agreement and that is material to Borrowers, Agent and Lenders shall have the right to require either that conforming adjustments be made to any financial covenants set forth in this Agreement, or the components thereof, that are affected by such change or that Borrowers report its financial condition based on GAAP as in effect immediately prior to the occurrence of such change.

                  (b) OTHER TERMS. All other terms contained in this Agreement shall have, when the context so indicates, the meanings provided for by the UCC to the extent the same are used or defined therein.

                  (C) CERTAIN MATTERS OF CONSTRUCTION. The terms "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding." The section titles, table of contents and list of exhibits appear as a matter of convenience only and shall not affect the interpretation of this Agreement. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. All references to any of the Loan Documents shall include any and all amendment or modifications thereto and any and all restatements, extensions or renewals thereof. All references to any Person shall mean and include the successors and permitted assigns of such Person. All references to "including" and "include" shall be understood to mean "including, without limitation." All references to the time of day shall mean the time of day on the day in question in Atlanta, Georgia, unless otherwise expressly provided in this Agreement. A Default or an Event of Default shall be deemed to exist at all times during the period commencing on the date that such Default or Event of Default occurs to the date on which such Default or Event of Default is waived in writing pursuant to this Agreement or, in the case of a Default, is cured within any period of cure expressly provided in this Agreement; and an Event of Default shall "continue" or be "continuing" until such Event of Default has been waived in writing by Agent. Whenever the phrase "to the best of any Borrower's knowledge" or words of similar import relating to the knowledge or the awareness of any Borrower are used herein, such phrase shall mean and refer to (i) the actual knowledge of a Senior Officer of any Borrower or (ii) the knowledge that a Senior Officer would have obtained if he had engaged in good faith and diligent performance of his duties, including the making of such reasonable specific inquiries as may be necessary of the officers, employees or agents of any Borrower and a good faith attempt to ascertain the existence or accuracy of the matter to which such phrase relates.

SECTION 2.        CREDIT  FACILITIES

         Subject to the terms and conditions of, and in reliance upon the representations and warranties made in, this Agreement and the other Loan Documents, Lenders severally agree to the extent and in the manner hereinafter set forth to make their respective Pro Rata shares of the Commitments available to Borrowers, in an aggregate amount up to $85,000,000, as follows:

         2.1.     REVOLVER FACILITY.

                  2.1.1 Revolver Loans. Each Lender agrees, severally to the extent of its Revolver Commitment and not jointly with the other Lenders, upon the terms and subject to the conditions set forth herein, to make Revolver Loans to Borrowers on any Business Day during the period from the date hereof through the Business Day before the last day of the Committed Term, not to exceed in aggregate principal amount outstanding at any time such Lender's Revolver Commitment at such time, which Revolver Loans may be repaid and reborrowed in accordance with the provisions of this Agreement; provided, however, that Lenders shall have no obligation to Borrowers whatsoever to make any Revolver Loan on or after the Commitment Termination Date or if at the time of the proposed funding thereof the aggregate principal amount of all of the Revolver Loans and Pending Revolver Loans then outstanding exceeds, or would exceed after the funding of such Revolver Loan, the Borrowing Base. Each Borrowing of Revolver Loans shall be funded by Lenders on a Pro Rata basis in accordance with their respective Revolver Commitments (except for Revolver Loans funded by Fleet as Swingline Loans). The Revolver Loans shall bear interest as set forth in
Section 3.1 hereof. Each Revolver Loan shall, at the option of Borrowers, be made or continued as, or converted into, part of one or more Borrowings that, unless specifically provided herein, shall consist entirely of Base Rate Loans or LIBOR Loans.

                  2.1.2 Out-of-Formula Loans. If the unpaid balance of Revolver Loans outstanding at any time should exceed the Borrowing Base at such time (an "Out-of-Formula Condition"), such Revolver Loans shall nevertheless constitute Obligations that are secured by the Collateral and entitled to all of the benefits of the Loan Documents. In the event that Lenders are willing in their sole and absolute discretion to make Out-of-Formula Loans, such Out-of-Formula Loans shall be payable ON DEMAND by Agent (and Agent shall make such demand if directed to do so by the Required Lenders) and shall bear interest as provided in this Agreement for Revolver Loans generally.

                  2.1.3 Use of Proceeds. The proceeds of the Revolver Loans shall be used by Borrowers solely for one or more of the following purposes: (i) to satisfy any Indebtedness owing on the Closing Date by Tropical to Fleet and by Farah and its Subsidiaries to Congress Financial Corporation (Southwest) and to redeem the Convertible Debentures; (ii) to pay the fees and transaction expenses associated with the closing of the Acquisition, the closing of Bridge Loan, the issuance of the Senior Subordinated Notes and the transactions described herein; (iii) to pay any of the Obligations; and (iv) to make expenditures for other lawful corporate purposes of Borrowers to the extent such expenditures are not prohibited by this Agreement or Applicable Law. In no event may any Revolver Loan proceeds be used by any Borrower to make a contribution to the equity of any Subsidiary (unless otherwise expressly permitted herein), to purchase or to carry (or to reduce, retire or refinance any Indebtedness incurred to purchase or carry) any Margin Stock or for any related purpose that violates the provisions of Regulations T, U or X of the Board of Governors.

                  2.1.4 Revolver Notes. The Revolver Loans made by each Lender and interest accruing thereon shall be evidenced by the records of Agent and such Lender and by the Revolver Note payable to such Lender (or the assignee of such Lender), which shall be executed by Borrowers, completed in conformity with this Agreement and delivered to such Lender on the Closing Date. All outstanding principal amounts and accrued interest under the Revolver Loans shall be due and payable as set forth in Section 5.2 hereof.

         2.2.     LC FACILITY.

                  2.2.1 Procurement of Letters of Credit. During the period from the date hereof to (but excluding) the 30th day prior to the last day of the Committed Term, and provided no Default or Event of Default exists, Fleet agrees to establish the LC Facility pursuant to which Fleet shall procure from Bank one or more Letters of Credit on Borrowers' request therefor from time to time, subject to the following terms and conditions:

                        (i) Each Borrower acknowledges that Bank's willingness to issue any Letter of Credit is conditioned upon Bank's receipt of (A) an LC Support from Fleet, (B) an LC Application with respect to the requested Letter of Credit and (C) such other instruments and agreements as Bank may customarily require for the issuance of a letter of credit of equivalent type and amount as the requested Letter of Credit. Fleet shall have no obligation to procure any Letter of Credit unless (x) Fleet receives an LC Request from such Borrower at least 2 Business Days prior to the date on which such Borrower desires to submit such LC Application to Bank for such Letter of Credit and (y) each of the LC Conditions is satisfied on the date of Fleet's receipt of the LC Request and at the time of the requested execution by Fleet of the LC Application. In no event shall Fleet or any other Lender have any liability or obligation to any Borrower for any failure or refusal by Bank to issue, for Bank's delay in issuing, or for any error of Bank in issuing any Letter of Credit.

                        (ii) Letters of Credit may be requested by Borrower only if they are to be used (a) to support obligations of a Borrower incurred in the ordinary course of its business, as presently conducted, on a standby basis or (b) for such other purposes as Agent and Lenders may approve from time to time in writing.

                        (iii) Borrowers shall comply with all of the terms and conditions imposed on Borrowers by Bank, whether such terms and conditions are contained in an LC Application or in any agreement with respect thereto. Subject to the rights of Bank, Agent and Lenders shall have the same rights and remedies that Bank has under any agreements that Borrowers may have with Bank in addition to any rights and remedies contained in any of the Loan Documents. Borrowers jointly and severally agree to reimburse Bank for any draw under any Letter of Credit immediately ON DEMAND, and to pay Bank the amount of all other liabilities and obligations payable to Bank under or in connection with any Letter of Credit immediately when due, irrespective of any claim, setoff, defense or other right that any Borrower may have at any time against Bank or any other Person. If Fleet shall pay any amount under any LC Support with respect to any Letter of Credit, then Borrowers shall be jointly and severally obligated to pay to Fleet, in Dollars on the first Business Day following the date on which payment was made by Fleet under such LC Support, an amount equal to the amount paid by Fleet under such LC Support together with interest from and after the date of Fleet's payment under such LC Support until payment in full is made by Borrowers at a variable rate per annum in effect from time to time hereunder for Revolver Loans constituting Base Rate Loans. Until Fleet has received payment from Borrowers in accordance with the foregoing provisions of this clause (iii), Fleet, in addition to all of its other rights and remedies under this Agreement, shall be fully subrogated to (A) the rights and remedies of Bank as issuer of the Letter of Credit under any agreement with Borrowers relating to the issuance of such Letter of Credit, and (B) the rights and remedies of each beneficiary under such Letter of Credit whose claims against Borrowers have been discharged with the proceeds of such Letter of Credit.

                  (iv) Borrowers assume all risks of the acts, omissions or misuses of any Letter of Credit by the beneficiary thereof. The obligation of Borrowers to reimburse Fleet for any payment made by Fleet under any LC Support shall be absolute, unconditional, irrevocable and joint and several and shall be paid without regard to any lack of validity or enforceability of any Letter of Credit, the existence of any claim, setoff, defense or other right which any or all Borrowers may have at any time against a beneficiary of any Letter of Credit, or improper honor by Bank of any draw request under a Letter of Credit. If presentation of a demand, draft, certificate or other document does not comply with the terms of a Letter of Credit and a Borrower contends that, as a consequence of such noncompliance it has no obligation to reimburse Bank for any payment made with respect thereto, Borrowers shall nevertheless be obligated to reimburse Fleet for any payment made under any LC Support with respect to such Letter of Credit, but without waiving any claim a Borrower may have against Bank in connection therewith. All disputes regarding any Letter of Credit shall be resolved by Borrowers directly with Bank.

                  (v) No Letter of Credit shall be extended or amended in any respect that is not solely ministerial, unless all of the LC Conditions are met as though a new Letter of Credit were being requested and issued.

                  2.2.2.   Participations.

                           (i) Immediately upon the issuance by Bank of any Letter of Credit, each Lender (other than Fleet) shall be deemed to have irrevocably and unconditionally purchased and received from Fleet, without recourse or warranty, an undivided interest and participation equal to the Pro Rata share of such Lender (a "Participating Lender") in all LC Outstandings arising in connection with such Letter of Credit and any security therefor or guaranty pertaining thereto, but in no event greater than an amount which, when added to such Lender's Pro Rata share of all Revolver Loans and LC Outstandings then outstanding, exceeds such Lender's Revolver Commitment.

                           (ii) If Fleet makes a payment under any LC Support and Borrowers do not repay or cause to be repaid the amount of such payment on Fleet's demand therefor, Fleet shall promptly notify Agent, which shall promptly notify each Participating Lender, of such payment and each Participating Lender shall promptly and unconditionally pay to Agent, for the account of Fleet, in Dollars in immediately available funds, the amount of such Participating Lender's Pro Rata share of such payment, and Agent shall promptly pay such amounts to Fleet. If a Participating Lender does not make its Pro Rata share of the amount of such payment available to Agent, such Lender agrees to pay to Agent for the account of Fleet, forthwith ON DEMAND, such amount together with interest thereon at the Federal Funds Rate. The failure of any Participating Lender to make available to Agent for the account of Fleet such Participating Lender's Pro Rata share of the LC Outstandings shall not relieve any other Participating Lender of its obligation hereunder to make available to Agent its Pro Rata share of the LC Outstandings, but no Participating Lender shall be responsible for the failure of any other Participating Lender to make available to Agent its Pro Rata share of the LC Outstandings on the date such payment is to be made.

                           (iii) Whenever Fleet receives a payment on account of the LC Outstandings, including any interest thereon, as to which Agent has previously received payments from any Lender for the account of Fleet, Fleet shall promptly pay to each Participating Lender which has funded its participating interest therein, in immediately available funds, an amount equal to such Participating Lender's Pro Rata share thereof.

                           (iv) The obligation of each Participating Lender to make payments to Agent for the account of Fleet in connection with Fleet's payment under any LC Support shall be absolute, unconditional and irrevocable, not subject to any counterclaim, setoff, qualification or exception whatsoever (other than for Fleet's gross negligence or willful misconduct), and shall be made in accordance with the terms and conditions of this Agreement under all circumstances and irrespective of whether or not any or all Borrowers may assert or have any claim for any lack of validity or unenforceability of this Agreement or any of the other Loan Documents; the existence of any Default or Event of Default; any draft, certificate or other document presented under a Letter of Credit having been determined to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or the existence of any setoff or defense any Obligor may have with respect to any of the Obligations.

                           (v)   Neither Fleet nor any of its officers,
         directors, employees or agents shall be liable to any Participating Lenders for any action taken or omitted to be taken under or in connection with any of the LC Documents except as a result of actual gross negligence or willful misconduct on the part of Fleet. Fleet does not assume any responsibility for any failure or delay in performance or breach by any or all Borrowers or any other Person of any of its obligations under any of the LC Documents. Fleet does not make to Participating Lenders any express or implied warranty, representation or guaranty with respect to the Collateral, the LC Documents, or other Obligor. Fleet shall not be responsible to any Participating Lender for any recitals, statements, information, representations or warranties contained in, or for the execution, validity, genuineness, effectiveness or enforceability of or any of the LC Documents; the validity, genuineness, enforceability, collectibility, value or sufficiency of any of the Collateral or the perfection of any Lien therein; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Borrower or any other Obligor or any Account Debtor. In connection with its administration of and enforcement of rights or remedies under any of the LC Documents, Fleet shall be entitled to act, and shall be fully protected in acting upon, any certification, notice or other communication in whatever form believed by Fleet, in good faith, to be genuine and correct and to have been signed or sent or made by a proper Person. Fleet may consult with and employ legal counsel, accountants and other experts and to advise it concerning its rights, powers and privileges under the LC Documents and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advise given by such experts. Fleet may employ agents and attorneys-in-fact in connection with any matter relating to the LC Documents and shall not be liable for the negligence, default or misconduct of any such agents or attorneys-in-fact selected by Fleet with reasonable care. Fleet shall not have any liability to any Participating Lender by reason of Fleet's refraining to take any action under any of the LC Documents without having first received written instructions from the Required Lenders to take such action.

                  2.2.3. Cash Collateral Account. If any LC Outstandings, whether or not then due or payable, shall for any reason be outstanding (i) at any time when an Event of Default has occurred and is continuing, (ii) on any date that Availability is less than zero, or (iii) on or at any time after the Commitment Termination Date, then Borrowers shall, on Agent's request, forthwith deposit with Agent, in cash, an amount equal to the maximum aggregate amount of all LC Outstandings then outstanding. If Borrowers fail to make such deposit on the first Business Day following Agent's demand therefor, Lenders may (and shall upon direction of the Required Lenders) advance such amount as Revolver Loans (whether or not an Out-of-Formula Condition is created thereby). Such cash (together with any interest accrued thereon) shall be held by Agent in the Cash Collateral Account and may be invested, in Agent's discretion, in Cash Equivalents. Each Borrower hereby pledges to Agent and grants to Agent a security interest in, for the benefit of Agent in such capacity and for the Pro Rata benefit of Lenders, all Cash Collateral held in the Cash Collateral Account from time to time and all proceeds thereof, as security for the payment of all Obligations, whether or not then due or payable. From time to time after cash is deposited in the Cash Collateral Account, Agent may apply Cash Collateral then held in the Cash Collateral Account to the payment of any amounts, in such order as Agent may elect, as shall be or shall become due and payable by Borrowers to Agent or any Lender with respect to the LC Outstandings which may be then outstanding. Neither any Borrower nor any other Person claiming by, through or under or on behalf of any Borrower shall have any right to withdraw any of the Cash Collateral held in the Cash Collateral Account, including any accrued interest, provided that upon termination or expiration of all Letters of Credit and the payment and satisfaction of all of the LC Outstandings outstanding, any Cash Collateral remaining in the Cash Collateral Account shall be returned to Borrowers unless an Event of Default then exists (in which event Agent may apply such Cash Collateral to the payment of any other Obligations outstanding, with any surplus to be turned over to Borrowers).

                  2.2.4.   Indemnifications.

                           (i) In addition to any other indemnity which any or all Borrowers may have to Agent or any Lender under any of the other
Loan Documents and without limiting such other indemnification provisions, each Borrower hereby agrees to indemnify and defend each of the Agent Indemnitees and Lender Indemnitees and to hold each of the Agent Indemnitees and Lender Indemnitees harmless from and against any and all Claims which any of the Agent Indemnitees or any of the Lender Indemnitees may (except to the extent it results from their own gross negligence or willful misconduct) incur or be subject to as a consequence, directly or indirectly, of (a) the issuance of, payment or failure to pay or any performance or failure to perform under any Letter of Credit or LC Support or (b) any suit, investigation or proceeding as to which Agent or any Lender is or may become a party to as a consequence, directly or indirectly, of the issuance of any Letter of Credit or any LC Support or the payment or failure to pay thereunder.

                           (ii) Each Participating Lender agrees to indemnify and defend each of the Fleet Indemnitees (to the extent the Fleet Indemnitees are not reimbursed by Borrowers or any other

         Obligor, but without limiting the indemnification obligations of Borrowers under this Agreement), on a Pro Rata basis, from and against any and all Claims which may be imposed on, incurred by or asserted against any of the Fleet Indemnitees in any way related to or arising out of Fleet's administration or enforcement of rights or remedies under any of the LC Documents or any of the transactions contemplated thereby (including costs and expenses which Borrowers are obligated to pay under Section 15.2 hereof), INCLUDING ALL CLAIMS ARISING FROM THE SOLE OR CONTRIBUTORY NEGLIGENCE OF THE FLEET INDEMNITEES provided that no Participating Lender shall be liable to any of the Fleet Indemnitees for any of the foregoing to the extent that they result solely from the willful misconduct or gross negligence of such Fleet Indemnitees.

         2.3. JOINDER OF NEW SUBSIDIARIES. If and to the extent requested to do so by Agent (and in all events at the direction of the Required Lenders), Borrowers shall cause any existing or future Subsidiary of any Borrower to execute a Joinder Agreement pursuant to which such Subsidiary shall (i) become a party to this Agreement and each of the other Loan Documents to which a Borrower is a party; (ii) agree to comply with and be bound by the terms and conditions of this Agreement and all of the other Loan Documents; and (iii) become a "Borrower" hereunder and thereafter be jointly and severally liable for the performance of all of the Obligations.

SECTION 3.    INTEREST,  FEES  AND  CHARGES

         3.1. INTEREST.

              3.1.1 Rates of Interest. Borrowers jointly and severally agree to pay interest in respect of all unpaid principal amounts of the Revolver Loans from the respective dates such principal amounts are advanced until paid (whether at stated maturity, on acceleration or otherwise) at a rate per annum equal to the applicable rate indicated below:

                           (i) for Revolver Loans made or outstanding as Base Rate Loans, the Applicable Margin plus the Base Rate in effect from time to time; or

                           (ii) for Revolver Loans made or outstanding as LIBOR Loans, the Applicable Margin plus the relevant Adjusted LIBOR Rate for the applicable Interest Period selected by a Borrower in conformity with this Agreement.

                  Upon determining the Adjusted LIBOR Rate for any Interest Period requested by Borrowers, Agent shall promptly notify Borrowers thereof by telephone and, if so requested by Borrowers, confirmed in writing. Such determination shall, absent manifest error, be final, conclusive and binding on all parties and for all purposes. The applicable rate of interest for all Loans bearing interest based upon the Base Rate shall be increased or decreased, as the case may be, by an amount equal to any increase or decrease in the Base Rate, with such adjustments to be effective as of the opening of business on the day that any such change in the Base Rate becomes effective. Interest on each Loan shall accrue from and including the date on which such Loan is made, converted to a Loan of another Type or continued as a LIBOR Loan to (but excluding) the date of any repayment thereof; provided, however, that, if a Loan is repaid on the same day made, one day's interest shall be paid on such Loan. The Base Rate on the date hereof is 8.50% per annum and, therefore, the rate of interest in effect hereunder on the date hereof, expressed in simple interest terms, is 9.75% per annum with respect to any portion of the Revolver Loans bearing interest as a Base Rate Loan.

                  3.1.2.   Conversions and Continuations.

                           (i) Borrowers may on any Business Day, subject to the giving of a proper Notice of Conversion/Continuation as hereinafter described, elect (A) to continue all or any part of a LIBOR Loan by selecting a new Interest Period therefor, to commence on the last day of the immediately preceding Interest Period, or (B) to convert all or any part of a Loan of one Type into a Loan of another Type; provided, however, that no outstanding Loans may be converted into or continued as LIBOR Loans when any Default or Event of Default exists. Any conversion of a LIBOR Loan into a Base Rate Loan shall be made on the last day of the Interest Period for such LIBOR Loan. Any conversion or continuation made with respect to less than the entire outstanding balance of the Revolver Loans, must be allocated among Lenders on a Pro Rata basis, and the Interest Period for Loans converted into or continued as LIBOR Loans shall be coterminous for each Lender.

                           (ii) Whenever Borrowers desire to convert or continue Loans under Section 3.1.2(i), a Borrower shall give Agent written notice (or telephonic notice promptly confirmed in writing) substantially in the form of EXHIBIT B (a "Notice of Conversion/Continuation"), signed by an authorized officer of such Borrower, at least 1 Business Day before the requested conversion date, in the case of a conversion into Base Rate Loans, and at least 3 Business Days before the requested conversion or continuation date, in the case of a conversion into or continuation of LIBOR Loans. Promptly after receipt of a Notice of Conversion/Continuation, Agent shall notify each Lender in writing of the proposed conversion or continuation. Each such Notice of Conversion/Continuation shall be irrevocable and shall specify the aggregate principal amount of the Loans to be converted or continued, the date of such conversion or continuation (which shall be a Business Day) and whether the Loans are being converted into or continued as LIBOR Loans (and, if so, the duration of the Interest Period to be applicable thereto) or Base Rate Loans. If, upon the expiration of any Interest Period in respect of any LIBOR Loans Borrowers shall have failed to deliver the Notice of Conversion/Continuation, Borrowers shall be deemed to have elected to convert such LIBOR Loans to Base Rate Loans.

                  3.1.3. Interest Periods. In connection with the making or continuation of, or conversion into, each Borrowing of LIBOR Loans, Borrowers shall select an interest period (each an "Interest Period") to be applicable to such LIBOR Loan, which interest period shall commence on the date such LIBOR Loan is made and shall end on a numerically corresponding day in the first, second, third or sixth month thereafter; provided, however, that:

                           (i) the initial Interest Period for a LIBOR Loan shall commence on the date of such Borrowing (including the date of any conversion from a Loan of another Type) and each Interest Period occurring thereafter in respect of such Revolver Loan shall commence on the date on which the next preceding Interest Period expires;

                           (ii) if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, provided that if any Interest Period in respect of LIBOR Loans would otherwise expire on a day which is not a

         Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

                           (iii) any Interest Period that begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall expire on the last Business Day of such calendar month;

                         (iv) no Interest Period with respect to any portion of principal of a Loan shall extend beyond a date on which a Borrower is required to make a scheduled payment of such portion of principal;

                         (v) no Interest Period shall extend beyond the last day of the Committed Term; and

                         (vi) there shall be no more than 10 Interest Periods in effect at any one time.

                  3.1.4. Interest Rate Not Ascertainable. If Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) that on any date for determining the Adjusted LIBOR Rate for any Interest Period, by reason of any changes arising after the date of this Agreement affecting the London interbank market or any Lender's or Bank's position in such market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Adjusted LIBOR Rate, then, and in any such event, Agent shall forthwith give notice (by telephone confirmed in writing) to a Borrower of such determination. Until Agent notifies a Borrower that the circumstances giving rise to the suspension described herein no longer exist, the obligation of Lenders to make LIBOR Loans shall be suspended, and such affected Loans then outstanding shall, at the end of the then applicable Interest Period or at such earlier time as may be required by Applicable Law, bear the same interest as Base Rate Loans.

                  3.1.5. Default Rate of Interest. Interest shall accrue at the Default Rate (i) with respect to the principal amount of any portion of the Obligations (and, to the extent permitted by Applicable Law, all past due interest) that is not paid on the due date thereof (whether due at stated maturity, on demand, upon acceleration or otherwise) until paid in full; (ii) with respect to the principal amount of all of the Obligations (and, to the extent permitted by Applicable Law, all past due interest) upon the earlier to occur of (x) a Borrower's receipt of notice from Agent of the Required Lenders' election to charge the Default Rate based upon the existence of any Event of Default (which notice Agent shall send only with the consent or at the direction of the Required Lenders), whether or not acceleration or demand for payment of the Obligations has been made, or (y) the commencement by or against any Borrower of an Insolvency Proceeding, whether or not under the circumstances described in either clause (i) or (ii) hereof Agent or Lenders elect to accelerate the maturity or demand payment of any of the Obligations; and (iii) with respect to the principal amount of any Out-of-Formula Loans, whether or not demand for payment thereof has been made by Agent. To the fullest extent permitted by Applicable Law, the Default Rate shall apply and accrue on any judgment entered with respect to any of the Obligations and to the unpaid principal amount of the Obligations during any Insolvency Proceeding of a Borrower. Each Borrower acknowledges that the cost and expense to Agent and each Lender attendant upon the occurrence of an Event of Default are difficult to ascertain or estimate and that the Default Rate is a fair and reasonable estimate to compensate Agent and Lender for such added cost and expense.

         3.2.     FEES.

                  3.2.1. LC Facility Fees. Borrowers shall be jointly and severally obligated to pay all fees at any time payable to Bank for each Letter of Credit, including all charges set forth in the Letter of Credit Fee Letter. In no event shall Fleet be liable to Bank, any Borrower or any other Person for any fees payable in respect of any Letter of Credit by reason of Fleet's joining in any LC Application or otherwise. Borrowers shall also be jointly and severally obligated to pay to Agent, for the Pro Rata benefit of Lenders:

                         (i)  for the LC Support of each standby Letter of
Credit, a fee at a rate per annum equal to the Applicable Margin for LIBOR Loans, multiplied by the aggregate undrawn face amount of such standby Letter of Credit outstanding from time to time during the term of this Agreement which shall be due and payable upon issuance of each standby Letter of Credit, and an additional fee equal to the Applicable Margin for LIBOR Loans, multiplied by the undrawn face amount of such Letter of Credit payable upon each renewal thereof and each extension thereof, all of which fees and charges shall be deemed fully earned upon issuance, renewal or extension (as the case may be) of each such standby Letter of Credit, and shall not be subject to rebate or proration upon the termination of this Agreement for any reason; and

                         (ii) for the LC Support of each documentary Letter of
Credit, a fee equal to 1% per annum of the undrawn face amount of each such Letter of Credit, payable upon the issuance of such Letter of Credit and an additional fee equal to 1% per annum of the undrawn face amount of such Letter of Credit payable upon each renewal thereof, and each extension thereof, which fees and charges shall be fully earned upon issuance, renewal or extension (as the case may be) of each such Letter of Credit, shall be due and payable on the first Business Day of each month, and shall not be subject to rebate or proration upon the termination of this Agreement for any reason.

                  3.2.2. Unused Line Fee. Borrowers shall be jointly and severally obligated to pay to Agent for the Pro Rata benefit of Lenders a fee at a rate per annum equal to the Applicable Margin for the Unused Line Fee on such date, multiplied by the amount that the Average Revolver Loan Balance for any month (or portion thereof that this Agreement is in effect) is less than the Commitments, such fee to be paid on the first day of the following month; but if this Agreement is terminated on a day other than the first day of a month, then any such fee payable for the month in which termination shall occur shall be paid on the effective date of such termination.

                  3.2.3. Audit and Appraisal Fees. Borrowers shall be jointly and severally obligated to reimburse Agent and Lenders for all reasonable costs and expenses incurred by Agent in connection with all audits and appraisals of any Obligor's books and records and such other matters pertaining to any Obligor or any Collateral as Agent or any such Lender shall deem appropriate.

                  3.2.4. Annual Agency Fee. In consideration of Fleet's service as Agent hereunder, Borrowers shall be jointly and severally obligated to pay to Agent the underwriting fee and an annual agency fee, all as outlined in the Fee Letter, which fees shall be payable on the dates and in the manner set forth in the Fee Letter.

                  3.2.5 General Provisions. All fees shall be fully earned by the identified recipient thereof pursuant to the foregoing provisions of this Agreement on the due date thereof and, except as otherwise set forth herein or required by Applicable Law, shall not be subject to rebate, refund or proration. All fees provided for in Section 3.2 are and shall be deemed to be for compensation for services and are not, and shall not be deemed to be, interest or any other charge for the use, forbearance or detention of money.

         3.3. COMPUTATION OF INTEREST AND FEES. All fees and other charges provided for in this Agreement that are calculated as a per annum percentage of any amount and all interest shall be calculated daily and shall be computed on the actual number of days elapsed over a year of 360 days. For purposes of computing interest and other charges hereunder, all Payment Items received by Agent shall be deemed applied by Agent on account of the Obligations (subject to final payment of such items) on the Business Day that Agent receives such items in immediately available funds in the Payment Account, and Agent shall be deemed to have received such Payment Item on the date specified in Section 5.6 hereof.

         3.4. REIMBURSEMENT OF EXPENSES. Borrowers shall reimburse Agent for any and all legal or accounting expenses or any other out-of-pocket cost or expenses incurred by Agent in connection with the negotiation and preparation of this Agreement or any of the other Loan Documents. If, after the Closing Date, Agent incurs reasonable legal or accounting expenses or any other out-of-pocket costs or expenses in connection with (i) any amendment of or modification of this Agreement or any of the other Loan Documents; (ii) the administration of this Agreement or any of the other Loan Documents and the transactions contemplated hereby and thereby; or (iii) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Agent, any Lender, an Obligor or any other Person) in any way relating to the Collateral, this Agreement or any of the other Loan Documents or any Borrower's affairs and no Event of Default exists at such time, then all reasonable legal fees and accounting expenses and other out-of-pocket costs and expenses of Agent shall be charged to Borrowers. If an Event of Default exists, Borrowers shall pay to Agent and Lenders or reimburse Agent and Lenders for any and all legal fees, accounting expenses and other out-of-pocket costs and expenses of Agent and any Lender, including, fees and expenses in connection with (i) any amendment or modification of this Agreement or any of the other Loan Documents (ii); the administration of this Agreement or any other Loan Documents or any of the transactions contemplated hereby or thereby; (iii) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Agent, any Lender, an Obligor or any other Person) in any way relating to the Collateral, this Agreement or any of the other Loan Documents or any Borrower's affairs; (iv) any attempt to enforce any rights of Agent or any Lender against any or all Borrowers or any other Person which may be obligated to Agent or a Lender by virtue of this Agreement or any of the other Loan Documents, including the Account Debtors; (v) any attempt to inspect or conduct audits with respect to any Borrower's books and records of the Collateral; or (vi) any attempt to verify, protect, preserve, restore, appraise, collect, sell, liquidate or otherwise dispose of or realize upon the Collateral. All amounts chargeable to Borrowers under this Section 3.4 shall be Obligations secured by all of the Collateral, shall be payable ON DEMAND to Agent or Lenders, as the case may be.

         3.5. BANK CHARGES. Borrowers shall pay to Agent, ON DEMAND, any and all fees, costs or expenses which Agent pays to a bank or other similar institution (including any fees paid by Agent) arising out of or in connection with (i) the forwarding to a Borrower or any other Person on behalf of Borrower by Agent of proceeds of Loans made by Lenders to a Borrower pursuant to this Agreement and
(ii) the depositing for collection by Agent of any Payment Item received or delivered to Agent on account of the Obligations. Each Borrower acknowledges and agrees that Agent may charge such costs, fees and expenses to Borrowers based upon Agent's good faith estimate of such costs, fees and expenses as they are incurred by Agent.

         3.6. ILLEGALITY. Notwithstanding anything to the contrary contained elsewhere in this Agreement, if (i) any change in any law or regulation or in the interpretation thereof by any governmental authority charged with the administration thereof shall make it unlawful for a Lender to make or maintain a LIBOR Loan or to give effect to its obligations as contemplated hereby with respect to a LIBOR Loan or (ii) at any time such Lender determines that the making or continuance of any LIBOR Loan has become impracticable as a result of a contingency occurring after the date hereof which adversely affects the London interbank market or the position of such Lender in such market, then such Lender shall after such determination give Agent and any Borrower notice thereof and may thereafter (1) declare that LIBOR Loans will not thereafter be made by such Lender, whereupon any request by a Borrower for a LIBOR Loan shall be deemed a request for a Base Rate Loan unless such Lender's declaration shall be subsequently withdrawn (which declaration shall be withdrawn promptly after the cessation of the circumstances described in clause (i) or (ii) above); and (2) require that all outstanding LIBOR Loans made by such Lender be converted to Base Rate Loans, under the circumstances of clause (i) or (ii) of this Section
3.6 insofar as such Lender determines the continuance of LIBOR Loans to be impracticable, in which event all such LIBOR Loans shall be converted automatically to Base Rate Loans as of the date of any Borrower's receipt of the aforesaid notice from such Lender.

         3.7. INCREASED COSTS. If, by reason of (a) the introduction of or any change (including any change by way of imposition or increase of Statutory Reserves or other reserve requirements) in or in the interpretation of any law or regulation, or (b) the compliance with any guideline or request from any central bank or other governmental authority or quasi-governmental authority exercising control over banks or financial institutions generally (whether or not having the force of law):

                            (i) any Lender shall be subject after the date hereof, to any Taxes, duty or other charge with respect to any LIBOR Loan or its obligation to make LIBOR Loans, or a change shall result in the basis of taxation of payment to any Lender of the principal of or interest on its LIBOR Loans or its obligation to make LIBOR Loans (except for changes in the rate of Tax on the overall net income of such Lender imposed by the jurisdiction in which such Lender's principal executive office is located); or

                            (ii) any reserve (including any imposed by the Board of Governors), special deposits or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender shall be imposed or deemed applicable or any other condition affecting its LIBOR Loans or its obligation to make LIBOR Loans shall be imposed on such Lender or the London interbank market;

and as a result thereof there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining LIBOR Loans (except to the extent already included in the determination of the applicable Adjusted LIBOR Rate for LIBOR Loans), or there shall be a reduction in the amount received or receivable by such Lender, then such Lender shall, promptly after determining the existence or amount of any such increased costs for which such Lender seeks payment hereunder, give any Borrower notice thereof and Borrowers shall from time to time, upon written notice from and demand by such Lender (with a copy of such notice and demand to Agent), pay to Agent for the account of such Lender, within 5 Business Days after the date specified in such notice and demand, an additional amount sufficient to indemnify such Lender against such increased costs. A certificate as to the amount of such increased cost, submitted to Borrowers by such Lender, shall be final, conclusive and binding for all purposes, absent manifest error. In no event shall Agent make a claim for compensation from Borrowers under this Section 3.7 for any period occurring more than 60 days prior to the date upon which Tropical, in its capacity as the representative of Borrowers, receives such certificate.

         If any Lender shall advise Agent at any time that, because of the circumstances described hereinabove in this Section 3.7 or any other circumstances arising after the date of this Agreement affecting such Lender or the London interbank market or such Lender's position in such market, the Adjusted LIBOR Rate, as determined by Agent, will not adequately and fairly reflect the cost to such Lender of funding LIBOR Loans, then, and in any such event:

                            (i)   Agent shall forthwith give notice (by
         telephone confirmed in writing) to Tropical and Lenders of such event;

                            (ii) Borrowers' right to request and such Lender's obligation to make LIBOR Loans shall be immediately suspended and Borrowers' right to continue a LIBOR Loan as such beyond the then applicable Interest Period shall also be suspended, until each condition giving rise to such suspension no longer exists; and

                            (iii) such Lender shall make a Base Rate Loan as part of the requested Borrowing of LIBOR Loans, which Base Rate Loan shall, for all purposes, be considered part of such Borrowing.

         For purposes of this Section 3.7, all references to a Lender shall be deemed to include any bank holding company or bank parent of such Lender.

         3.8. CAPITAL ADEQUACY. If any Lender determines that after the date hereof (a) the adoption of any Applicable Law regarding capital requirements for banks or bank holding companies or the subsidiaries thereof, (b) any change in the interpretation or administration of any such Applicable Law by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or (c) compliance by such Lender or its holding company with any request or directive of any such governmental authority, central bank or comparable agency regarding capital adequacy (whether or not having the force of law), has the effect of reducing the return on such Lender's capital to a level below that which such Lender could have achieved (taking into consideration such Lender's and its holding company's policies with respect to capital adequacy immediately before such adoption, change or compliance and assuming that such Lender's capital was fully utilized prior to such adoption, change or compliance) but for such adoption, change or compliance as a consequence of such Lender's commitment to make the Loans pursuant hereto by any amount deemed by such Lender to be material:

                           (i) Agent shall promptly, after its receipt of a certificate from such Lender setting forth such Lender's determination of such occurrence, give notice thereof to any Borrower and Lenders; and

                           (ii) Borrowers shall pay to Agent, for the account of such Lender, as an additional fee from time to time, ON DEMAND, such amount as such Lender certifies to be the amount reasonably calculated to compensate such Lender for such reduction.

         A certificate of such Lender claiming entitlement to compensation as set forth above will be conclusive in the absence of manifest error. In no event shall Agent make a claim for compensation from Borrowers under this Section 3.8 for any period occurring more than 60 days prior to the date upon which Tropical, in its capacity as the representative of Borrowers, receives such certificate. Such certificate will set forth the nature of the occurrence giving rise to such compensation, the additional amount or amounts to be paid to such Lender (including the basis for such Lender's determination of such amount), and the method by which such amounts were determined. In determining such amount, such Lender may use any reasonable averaging and attribution method. For purposes of this Section 3.8 all references to a Lender shall be deemed to include any bank holding company or bank parent of such Lender.

         3.9. FUNDING LOSSES. If after the date hereof Agent or any Lender determines that (a) the adoption of any Applicable Law regarding capital requirements for banks or bank holding companies or the subsidiaries thereof,
(b) any change in the interpretation or administration of any such Applicable Law, any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or (c) compliance by any Lender or its holding company with any request or directive of any such governmental authority, central bank or comparable agency regarding capital adequacy (whether or not having the force of law), has the effect of reducing the return on such Lender's capital to a level below that which such Lender could have achieved (taking into consideration such Lender's and its holding company's policies with respect to capital adequacy immediately before such adoption, change or compliance and assuming that such Lender's capital was fully utilized prior to such adoption, change or compliance) but for such adoption, change or compliance as a consequence of such Lender's commitment to make the Loans pursuant hereto by any amount deemed by such Lender to be material, Borrowers shall pay to such Lender, as an additional fee from time to time, on demand, such amount as such Lender certifies to be the amount that will compensate such Lender for such reduction. A certificate of such Lender claiming entitlement to compensation as set forth above will be conclusive in the absence of manifest error. Such certificate will set forth the nature of the occurrence giving rise to such compensation, the additional amount or amounts to be paid to such Lender (including the basis for such Lender's determination of such amount), and the method by which such amounts were determined. In determining such amount, such Lender may use any reasonable averaging and attribution method. For purposes of this Section 3.9, all references to a Lender shall be deemed to include any bank holding company or bank parent of such Lender.

         3.10. MAXIMUM INTEREST. Regardless of any provision contained in any of the Loan Documents, in no contingency or event whatsoever shall the aggregate of all amounts that are contracted for, charged or received by Agent and Lenders pursuant to the terms of this Agreement or any of the other Loan Documents and that are deemed interest under Applicable Law exceed the highest rate permissible under any Applicable Law. No agreements, conditions, provisions or stipulations contained in this Agreement or any of the other Loan Documents or the exercise by Agent of the right to accelerate the payment or the maturity of all or any portion of the Obligations, or the exercise of any option whatsoever contained in any of the Loan Documents, or the prepayment by any or all Borrowers of any of the Obligations, or the occurrence of any contingency whatsoever, shall entitle Agent or any Lender to charge or receive in any event, interest or any charges, amounts, premiums or fees deemed interest by Applicable Law (such interest, charges, amounts, premiums and fees referred to herein collectively as "Interest") in excess of the Maximum Rate and in no event shall Borrowers be obligated to pay Interest exceeding such Maximum Rate, and all agreements, conditions or stipulations, if any, which may in any event or contingency whatsoever operate to bind, obligate or compel Borrowers to pay Interest exceeding the Maximum Rate shall be without binding force or effect, at law or in equity, to the extent only of the excess of Interest over such Maximum Rate. If any Interest is charged or received in excess of the Maximum Rate ("Excess"), each Borrower acknowledges and stipulates that any such charge or receipt shall be the result of an accident and bona fide error, and such Excess, to the extent received, shall be applied first to reduce the principal amount of the Obligations and the balance, if any, returned to Borrowers, it being the intent of the parties hereto not to enter into a usurious or otherwise illegal relationship. The right to accelerate the maturity of any of the Obligations does not include the right to accelerate any Interest that has not otherwise accrued on the date of such acceleration, and Agent and Lenders do not intend to collect any unearned Interest in the event of any such acceleration. Each Borrower recognizes that, with fluctuations in the rates of interest set forth in Section 3.1.1 of this Agreement, and the Maximum Rate, such an unintentional result could inadvertently occur. All monies paid to Agent or any Lender hereunder or under any of the other Loan Documents, whether at maturity or by prepayment, shall be subject to any rebate of unearned Interest as and to the extent required by Applicable Law. By the execution of this Agreement, each Borrower covenants that (i) the credit or return of any Excess shall constitute the acceptance by such Borrower of such Excess, and (ii) no Borrower shall seek or pursue any other remedy, legal or equitable, against Agent or any Lender, based in whole or in part upon contracting for, charging or receiving any Interest in excess of the Maximum Rate. For the purpose of determining whether or not any Excess has been contracted for, charged or received by Agent or any Lender, all Interest at any time contracted for, charged or received from any or all Borrowers in connection with any of the Loan Documents shall, to the extent permitted by Applicable Law, be amortized, prorated, allocated and spread in equal parts throughout the full term of the Obligations. Borrowers, Agent and Lenders shall, to the maximum extent permitted under Applicable Law, (i) characterize any non-principal payment as an expense, fee or premium rather than as Interest and (ii) exclude voluntary prepayments and the effects thereof. The provisions of this Section 3.10 shall be deemed to be incorporated into every Loan Document (whether or not any provision of this Section is referred to therein). All such Loan Documents and communications relating to any Interest owed by any or all Borrowers and all figures set forth therein shall, for the sole purpose of computing the extent of Obligations, be automatically recomputed by Borrowers, and by any court considering the same, to give effect to the adjustments or credits required by this Section 3.10.

SECTION 4.        LOAN ADMINISTRATION

         4.1. MANNER OF BORROWING AND FUNDING REVOLVER LOANS. Borrowings under the Commitments established pursuant to Section 2.1 hereof shall be made and funded as follows:

              4.1.1.   Notice of Borrowing.

                       (i) Whenever any Borrower desires to make a Borrowing under Section 2.1 of this Agreement (other than a Borrowing resulting from a conversion or continuation pursuant to Section 3.1.2), such Borrower shall give Agent prior written notice (or telephonic notice promptly confirmed in writing) of such Borrowing request (a "Notice of Borrowing"), which shall be in the form of EXHIBIT C annexed hereto and signed by an authorized officer of such Borrower. Such Notice of Borrowing shall be given by such Borrower no later than 12:00 noon at the office of Agent designated by Agent from time to time (a) on the Business Day of the requested funding date of such Borrowing, in the case of Base Rate Loans, and (b) at least 2 Business Days prior to the requested funding date of such Borrowing, in the case of LIBOR Loans. Notices received after 12:00 noon shall be deemed received on the next Business Day. The Revolver Loans made by each Lender on the Closing Date shall be made as Base Rate Loans and thereafter may be made or continued as or converted into Base Rate Loans or LIBOR Loans. Each Notice of Borrowing (or telephonic notice thereof) shall be irrevocable and shall specify (a) the principal amount of the Borrowing, (b) the date of Borrowing (which shall be a Business Day), (c) whether the Borrowing is to consist of Base Rate Loans or LIBOR Loans, (d) in the case of LIBOR Loans, the duration of the Interest Period to be applicable thereto, and (e) the account of Borrowers to which the proceeds of such Borrowing are to be disbursed. Borrowers may not request any LIBOR Loans if a Default or Event of Default exists.

                       (ii) Unless payment is otherwise timely made by Borrowers, the becoming due of any amount required to be paid under this Agreement or any of the other Loan Documents as principal, accrued interest, fees or other charges (including the repayment of any LC Outstandings) shall be deemed irrevocably to be a request for Revolver Loans on the due date of, and in an aggregate amount required to pay, such principal, accrued interest, fees or other charges, and the proceeds of such Revolver Loans may be disbursed by way of direct payment of the relevant Obligation and shall bear interest as Base Rate Loans. Neither Agent nor any Lender shall have any obligation to Borrowers to honor any deemed request for a Revolver Loan when an Out-of- Formula Condition exists or would result therefrom, but may do so in their discretion and without regard to the existence of, and without being deemed to have waived, any Default or Event of Default.

                       (iii) As an accommodation to Borrowers, Agent and Lenders may permit telephonic requests for Borrowings and electronic transmittal of instructions, authorizations, agreements or reports to Agent by Borrowers; provided, however, that Borrowers shall confirm each such telephonic request for a Borrowing of LIBOR Loans by delivery of the required Notice of Borrowing to Agent by facsimile transmission promptly, but in no event later than 5:00 p.m. on the same day. Unless Borrowers specifically direct Agent and Lenders in writing not to accept or act upon telephonic or electronic communications from Borrowers, neither Agent nor any Lender shall have any liability to Borrowers for any loss or damage suffered by such Borrowers as a result of Agent's or any Lender's honoring of any requests, execution of any instructions, authorizations or agreements or reliance on any reports communicated to it telephonically or electronically and purporting to have been sent to Agent or Lenders by a Borrower and neither Agent nor any Lender shall have any duty to verify the origin of any such communication or the identity or authority of the Person sending it.

                  4.1.2. Fundings by Lenders. Subject to its receipt of notice from Agent of a Notice of Borrowing as provided in Section 4.1.1 (i) (except in the case of a deemed request by a Borrower for a Revolver Loan as provided in Sections 4.1.1(ii) or 4.1.3(ii) hereof, in which event no Notice of Borrowing need be submitted), each Lender shall timely honor its Revolver Commitment by funding its Pro Rata share of each Borrowing of Revolver Loans that is properly requested by a Borrower and that such Borrower is entitled to receive under the Loan Agreement. Agent shall notify Lenders of each Notice of Borrowing by 12:00 noon on the proposed funding date (in the case of Base Rate Loans) or by 3:00 p.m. at least 2 Business Days before the proposed funding date (in the case of LIBOR Loans). Each Lender shall deposit with Agent an amount equal to its Pro Rata share of the Borrowing requested by such Borrower at Agent's designated bank in immediately available funds not later than 1:00 p.m. on the date of funding of such Borrowing, unless Agent's notice to Lenders is received after 12:00 noon on the proposed funding date of a Base Rate Loan, in which event Lenders shall deposit with Agent their respective Pro Rata shares of the requested Borrowing on or before 12:00 noon of the next Business Day. Subject to its receipt of such amounts from Lenders, Agent shall make the proceeds of the Revolver Loans received by it available to such Borrower by disbursing such proceeds in accordance with such Borrower's disbursement instructions set forth in the applicable Notice of Borrowing. Unless Agent shall have been notified in writing by a Lender prior to the proposed time of funding that such Lender does not intend to deposit with Agent an amount equal such Lender's Pro Rata share of the requested Borrowing, Agent may assume that such Lender has deposited or promptly will deposit its share with Agent and Agent may in its discretion disburse a corresponding amount to such Borrower on the applicable funding date. If a Lender's Pro Rata share of such Borrowing is not in fact deposited with Agent, then, if Agent has disbursed to such Borrower an amount corresponding to such share, then such Lender agrees to pay, and in addition Borrowers jointly and severally agree to repay, to Agent forthwith on demand such corresponding amount, together with interest thereon, for each day from the date such amount is disbursed by Agent to or for the benefit of such Borrower until the date such amount is paid or repaid to Agent, (a) in the case of Borrowers, at the interest rate applicable to such Borrowing and (b) in the case of such Lender, at the Federal Funds Rate. If such Lender repays to Agent such corresponding amount, such amount so repaid shall constitute a Revolver Loan, and if both such Lender and Borrowers shall have repaid such corresponding amount, Agent shall promptly return to Borrowers such corresponding amount in same day funds.

                  4.1.3. Settlement and Swingline Loans.

                         (i) In order to facilitate the administration of the Revolver Loans under this Agreement, Lenders agree (which agreement shall not be for the benefit of or enforceable by any Borrower) that settlement among them with respect to the Revolver Loans shall take place on a Swingline Settlement Date, which may occur before or after the occurrence or during the continuance of a Default or Event of Default and whether or not all of the conditions set forth in Section 11 of this Agreement have been met. On each Swingline Settlement Date, payment shall be made by or to each Lender in the manner provided herein and in accordance with the Settlement Report delivered by Agent to Lenders with respect to such Swingline Settlement Date so that, as of each Swingline Settlement Date and after giving effect to the transaction to take place on such Swingline Settlement Date, each Lender shall hold its Pro Rata share of all Revolver Loans and participations in LC Outstandings then outstanding.

                         (ii) Between Swingline Settlement Dates, Agent may request Fleet to advance, and Fleet may, but shall in no event be obligated to, advance to Borrowers out of Fleet's own funds the entire principal amount of any Borrowing of Revolver Loans that are Base Rate Loans requested or deemed requested pursuant to this Agreement (any such Revolver Loan funded exclusively by Fleet being referred to as a "Swingline Loan"). Each Swingline Loan shall constitute a Revolver Loan hereunder and shall be subject to all of the terms, conditions and security applicable to other Revolver Loans, except that all payments thereon shall be payable to Fleet solely for its own account. The obligation of Borrowers to repay such Swingline Loans to Fleet shall be evidenced by the Swingline Note and by the records of Fleet. Agent shall not request Fleet to make any Swingline Loan if (A) Agent shall have received written notice from any Lender that one or more of the applicable conditions precedent set forth in Section 11 hereof will not be satisfied on the requested funding date for the applicable Borrowing or (B) the requested Borrowing would exceed the amount of Availability on the funding date or would cause the then outstanding principal balance of all Swingline Loans to exceed $5,000,000. Fleet shall not be required to determine whether the applicable conditions precedent set forth in Section 11 hereof have been satisfied or the requested Borrowing would exceed the amount of Availability on the funding date applicable thereto prior to making, in its sole discretion, any Swingline Loan. On each Swingline Settlement Date, or, if earlier, upon demand by Agent for payment thereof, the then outstanding Swingline Loans shall be immediately due and payable. Borrowers shall be deemed to have requested (without the necessity of submitting any Notice of Borrowing) Revolver Loans to be made on each Swingline Settlement Date in the amount of all outstanding Swingline Loans and to have authorized agent to cause the proceeds of such Revolver Loans to be applied to the repayment of such Swingline Loans and interest accrued thereon. Agent shall notify the Lenders of the outstanding balance of Revolver Loans prior to 12:00 noon on each Swingline Settlement Date and each Lender shall deposit with Agent an amount equal to its Pro Rata share of the amount of Revolver Loans deemed requested in immediately available funds not later than 3:00 p.m. on such Swingline Settlement Date, and without regard to whether any of the conditions precedent set forth in
         Section 11 hereof are satisfied. If any Swingline Loan is not repaid on the due date thereof, then on the second Business Day after Fleet's request each Lender (other than Fleet) shall purchase a participating interest in such Swingline Loan in an amount equal to its Pro Rata share of such Swingline Loan by transferring to Fleet, in immediately available funds, the amount of such participation. The proceeds of Swingline Loans may be used solely for purposes for which Revolver Loans generally may be used in accordance with Section 2.1.3 hereof. If any amounts received by Fleet in respect of any Swingline Loans are later required to be returned or repaid by Fleet to any or all Borrowers or any other Obligor or their respective representatives or successors-in-interest, whether by court order, settlement or otherwise, the other Lender shall, upon demand by Fleet with notice to Agent, pay to Agent for the account of Fleet, an amount equal to each other Lender's Pro Rata share of all such amounts required to be returned by Fleet.

               4.1.4. Disbursement Authorization. Each Borrower hereby irrevocably authorizes Agent to disburse the proceeds of each Revolver Loan requested by any Borrower, or deemed to be requested pursuant to Section 4.1.1 or Section 4.1.3(ii), as follows: (i) the proceeds of each Revolver Loan requested under Section 4.1.1(i) shall be disbursed by Agent in accordance with the terms of the written disbursement letter from Borrowers in the case of the initial Borrowing, and, in the case of each subsequent Borrowing, by wire transfer to such bank account as may be agreed upon by any Borrower and Agent from time to time or elsewhere if pursuant to a written direction from such Borrower; and (ii) the proceeds of each Revolver Loan requested under Section 4.1.1(ii) or Section 4.13(ii) shall be disbursed by Agent by way of direct payment of the relevant interest or other Obligation. Any Loan proceeds received by any Borrower or in payment of any of the Obligations shall be deemed to have been received by all Borrowers.

         4.2. DEFAULTING LENDER. If any Lender shall, at any time, fail to make any payment to Agent or Fleet that is required hereunder, Agent may, but shall not be required to, retain payments that would otherwise be made to such defaulting Lender hereunder and apply such payments to such defaulting Lender's defaulted obligations hereunder, at such time, and in such order, as Agent may elect in its sole discretion. With respect to the payment of any funds from Agent to a Lender or from a Lender to Agent, the party failing to make the full payment when due pursuant to the terms hereof shall, upon demand by the other party, pay such amount together with interest on such amount at the Federal Funds Rate. The failure of any Lender to fund its portion of any Revolver Loan shall not relieve any other Lender of its obligation, if any, to fund its portion of the Revolver Loan on the date of Borrowing, but no Lender shall be responsible for the failure of any other Lender to make any Revolver Loan to be made by such Lender on the date of any Borrowing. At any time prior to the termination of the Commitments and solely for purposes of voting or consenting to matters with respect to any of the Loan Documents, Collateral or any Obligations and determining a defaulting Lender's Pro Rata share of payments and proceeds of Collateral, a defaulting Lender shall not be deemed to be a "Lender" and such Lender's Commitment shall be deemed to be zero (0).

         4.3.     SPECIAL PROVISIONS GOVERNING LIBOR LOANS.

                  4.3.1 Minimum Amounts. Each election of LIBOR Loans pursuant to Section 4.1.1(i), and each continuation of or conversion to LIBOR Loans pursuant to Section 3.1.2 hereof, shall be in a minimum amount of $1,000,000 and integral multiples of $250,000 in excess of that amount.

                  4.3.2 LIBOR Lending Office. Each Lender's initial LIBOR Lending Office is set forth opposite its name on the signature pages hereof. Each Lender shall have the right at any time and from time to time to designate a different office of itself or of any Affiliate as such Lender's LIBOR Lending Office, and to transfer any outstanding LIBOR Loans to such LIBOR Lending Office. No such designation or transfer shall result in any liability on the part of Borrowers for increased costs or expenses resulting solely from such designation or transfer (except any such transfer that is made by a Lender pursuant to Section 3.6 or Section 3.7). Increased costs or expenses resulting from a change in Applicable Law occurring subsequent to any such designation or transfer shall be deemed not to result solely from such designation or transfer.

         4.4. BORROWERS' REPRESENTATIVE. Each Borrower hereby irrevocably appoints Tropical and Tropical agrees to act under this Agreement, as the Agent and representative of itself and each other Borrower for all purposes under this Agreement, including requesting Borrowings, selecting whether any Loan or portion thereof is to bear interest as a Base Rate Loan or a LIBOR Loan, and receiving account statements and other notices and communications to Borrowers (or any of them) from Agent. Agent may rely, and shall be fully protected in relying, on any Notice of Borrowing, Notice of Conversion/Continuation, disbursement instructions, reports, information or any other notice or communication made or given by Tropical, whether in its own name, on behalf of any Borrower or on behalf of "the Borrowers," and Agent shall have no obligation to make any inquiry or request any confirmation from or on behalf of any other Borrower as to the binding effect on such Borrower of any such request, instruction, report, information, notice or communication, nor shall the joint and several character of Borrowers' liability for the Revolver Loans be affected, provided that the provisions of this Section 4.4 shall not be construed so as to preclude any Borrower from directly requesting Borrowings or taking other actions permitted to be taken by "a Borrower" hereunder. Agent intends to maintain a single Loan Account in the name of "Tropical Sportswear Int'l Corporation" hereunder, and each Borrower expressly agrees to such arrangement and confirms that such arrangement shall have no effect on the joint and several character of such Borrower's liability for the Revolver Loans.

         4.5. ALL LOANS TO CONSTITUTE ONE OBLIGATION. The Loans shall constitute one general Obligation of Borrowers and shall be secured by Agent's Lien upon all of the Collateral; provided, however, that Agent and each Lender shall be deemed to be a creditor of each Borrower and the holder of a separate claim against each Borrower to the extent of any Obligations jointly and severally owed by Borrowers to Agent or such Lender.

SECTION 5.     PAYMENTS

         5.1. GENERAL REPAYMENT PROVISIONS. All payments (including all prepayments) of principal of and interest on the Loans, LC Outstandings and other Obligations that are payable to Agent or any Lender shall be made to Agent in Dollars without any offset or counterclaim and free and clear of (and without deduction for) any present or future Taxes, and, with respect to payments made other than by application of balances in the Payment Account, in immediately available funds not later than 12:00 noon on the due date (and payment made after such time on the due date to be deemed to have been made on the next succeeding Business Day). All payments received by Agent shall be distributed by Agent to Lenders on a Pro Rata basis, subject to the right of offset that Agent may have as to amounts otherwise to be remitted to a particular Lender by reason of amounts due Agent from such Lender under any of the Loan Documents.

         5.2.  REPAYMENT OF REVOLVER LOANS.

               5.2.1. Payment of Principal. The outstanding principal amounts with respect to the Revolver Loans shall be repaid as follows:

                               (i)   Any portion of the Revolver Loans
                  consisting of the principal amount of Base Rate Loans shall be paid by Borrowers to Agent, for the Pro Rata benefit of Lenders (or, in the case of Swingline Loans, for the sole benefit of Fleet) unless timely converted to a LIBOR Loan in accordance with this Agreement, immediately upon (a) each receipt by Agent, any Lender or Borrower of any proceeds of any of the Accounts or Inventory, to the extent of such proceeds, (b) the Commitment Termination Date, and (c) in the case of Swingline Loans, the earlier of Fleet's demand for payment or on each Swingline Settlement Date with respect to all Swingline Loans outstanding on such date.

                               (ii)  Any portion of the Revolver Loans
                  consisting of the principal amount of LIBOR Loans shall be paid by Borrowers to Agent, for the Pro Rata benefit of Lenders, unless converted to a Base Rate Loan or continued as a LIBOR Loan in accordance with the terms of this Agreement, upon (a) the last day of the Interest Period applicable thereto and (b) the Commitment Termination Date. In no event shall Borrowers be authorized to pay any LIBOR Loan prior to the last day of the Interest Period applicable thereto unless Borrowers pay to Agent, for the Pro Rata benefit of Lenders and concurrently with any prepayment of a LIBOR Loan, the amount due Agent and Lenders under Section 3.9 hereof as a consequence of such prepayment.

                               (iii) Notwithstanding anything to the contrary
                  contained elsewhere in this Agreement, if an Out-of-Formula Condition shall exist, Borrowers shall notify Agent of such Out-of-Formula Condition on the first Business Day after any Borrower has obtained knowledge of such Out-of-Formula Condition and immediately upon Agent's demand, repay the outstanding Revolver Loans that are Base Rate Loans in an amount sufficient to reduce the aggregate unpaid principal amount of all Revolver Loans by an amount equal to such excess; and, if such payment of Base Rate Loans is not sufficient to eliminate the Out-of-Formula Condition, then Borrowers shall immediately either (a) deposit with Agent, for the Pro Rata benefit of Lenders, for application to any outstanding Revolver Loans bearing interest as LIBOR Loans as the same become due and payable (whether at the end of the applicable Interest Periods or on the Commitment Termination
                  Date), cash in an amount sufficient to eliminate such Out-of-Formula Condition to be held by Agent pending disbursement of same to Lenders, but subject to Agent's Lien thereon and rights of offset with respect thereto, or (b) pay the Revolver Loans outstanding as LIBOR Loans to the extent necessary to eliminate such Out-of-Formula Condition and also pay to Agent for the Pro

                  Rata benefit of Lenders any and all amounts required by
                  Section 3.9 hereof to be paid by reason of the prepayment of a LIBOR Loan prior to the last day of the Interest Period applicable thereto.

                  5.2.2. Payment of Interest. Interest accrued on the Revolver Loans shall be due and payable on (i) the first calendar day of each month (for the immediately preceding month), computed through the last calendar day of the preceding month, with respect to any Revolver Loan (whether a Base Rate Loan or LIBOR Loan) and (ii) the last day of the applicable Interest Period in the case of a LIBOR Loan. Accrued interest shall also be paid by Borrowers on the Commitment Termination Date. With respect to any Base Rate Loan converted into a LIBOR Loan pursuant to Section 3.1.2 on a day when interest would not otherwise have been payable with respect to such Base Rate Loan, accrued interest to the date of such conversion on the amount of such Base Rate Loan so converted shall be paid on the conversion date.

                  5.2.3. Mandatory Prepayments. Borrowers shall make the following mandatory payments to Agent, for the Pro Rata benefit of Lenders, for application to the Obligations (unless otherwise specified below):

                         (i) to the extent that the sum of the Loans plus outstanding LC Outstandings exceeds either (x) the sum of the Borrowing Base plus cash then held in the Cash Collateral Account or (y) the aggregate amount of the Revolver Commitments, and if after giving effect to any such prepayment in full of the Revolver Loans, the sum of the LC Outstandings exceeds either the Borrowing Base or the aggregate amount of the Revolver Commitments, then Borrowers shall, at the request of Agent made at any time prior to the occurrence of an Event of Default or if an Event of Default exists, immediately without request, deposit into the Cash Collateral Account amount equal to such excess;

                         (ii) in an amount equal to 100% of the Net Proceeds received by any Obligor from any sale of Collateral (excluding sales of Inventory in the ordinary course of business) which are approved by the Required Lenders, except for dispositions of Equipment expressly permitted by Section 8.4.2 of this Agreement;

                         (iii) 100% of the Net Proceeds received by any Borrower from the issuance of any debt or equity securities (other than the Senior Subordinated Notes and the Exchange Notes and excluding Net Proceeds received from the refinancing of any existing debt), unless at the time of such issuance the ratio of Consolidated Indebtedness to Consolidated EBITDA is less than 3.5 to 1.0; and

                         (iv) 100% of the Net Proceeds of any insurance or condemnation awards.

         5.3. PAYMENT OF OTHER OBLIGATIONS. Borrowers shall pay all costs, fees and charges pursuant to this Agreement as and when provided in Section 3.2 hereof, to Agent or to any other Person designated by Agent in writing. The balance of the Obligations requiring the payment of money, including the LC Outstandings, shall be repaid by Borrowers to Agent for the Pro Rata benefit of Lenders, as and when provided in the Loan Documents, or, if no date of payment is otherwise specified in the Loan Documents, ON DEMAND.

         5.4. MARSHALLING; PAYMENTS SET ASIDE. None of Agent or any Lender shall be under any obligation to marshall any assets in favor of any Borrower or any other Obligor or against or in payment of any or all of the Obligations. To the extent that Borrowers make a payment or payments to Agent or

Lenders or any of such Persons receives payment from the proceeds of any Collateral or exercises its right of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred. The provisions of the immediately preceding sentence of this Section 5.4 shall survive any termination of the Commitments and payment in full of the Obligations.

         5.5.     ALLOCATION OF PAYMENTS AND COLLECTIONS.

                  5.5.1. All monies to be applied to the Obligations, whether such monies represent voluntary payments by one or more Obligors or are received pursuant to demand for payment or realized from any disposition of Collateral, shall be allocated among Agent and such of the Lenders as are entitled thereto (and, with respect to monies allocated to Lenders, on a Pro Rata basis unless otherwise provided herein): (i) first, to Agent to pay principal and accrued interest on any portion of the Revolver Loans which Agent may have advanced on behalf of any Lender and for which Agent has not been reimbursed by such Lender or Borrower; (ii) if an Event of Default exists and Fleet elects allocation in accordance with this clause (ii), second, to Fleet to pay the principal and accrued interest on any portion of the Swingline Loans outstanding, to be shared with Lenders that have acquired a participating interest in such Swingline Loans; (iii) third, to Fleet to pay the principal amount of and any accrued interest on any payment made by Fleet under any LC Support to the extent that Fleet has not been reimbursed in full and has not received from each Participating Lender a participation payment as required by Section 2.2.2 hereof; (iv) fourth, to Agent and Fleet to pay the amount of Extraordinary Expenses that have not been reimbursed to Agent or Fleet by Borrower or Lenders, together with interest accrued thereon at the rate applicable to Revolver Loans that are Base Rate Loans; (v) fifth, to Agent to pay any Indemnified Amount that has not been paid to Agent by Obligors or Lenders, together with interest accrued thereon at the rate applicable to Revolver Loans that are Base Rate Loans; (vi) sixth, to Agent to pay any fees due and payable to Agent; (vii) seventh, to Lenders for any Indemnified Amount that they have paid to Agent and Extraordinary Expenses that they have reimbursed to Agent, to the extent that Lenders have not been reimbursed from Obligors therefor; (viii) eighth, to the Participating Lenders to pay principal and interest on their participations in the LC Outstandings outstanding (or, to the extent any of the LC Outstandings are contingent and an Event of Default then exists, deposited in the Cash Collateral Account to provide security for the payment of the LC Outstandings);
(ix) ninth, to Lenders in payment of the unpaid principal and accrued interest in respect of the Loans and any other Obligations (excluding the Swingline Loans) then outstanding to be shared among Lenders on a Pro Rata basis, or on such other basis as may be agreed upon in writing by Lenders (which agreement or agreements may be entered into without notice to or the consent or approval of Borrowers); and (x) unless an Event of Default exists and Fleet has elected allocation pursuant to clause (ii) above, to the Swingline Loans. The allocations set forth in this Section 5.6 are solely to determine the rights and priorities of Agent and Lenders as among themselves and may be changed by Agent and Lenders without notice to or the consent or approval of Borrower or any other Person.

                  5.5.2. Agent shall not be liable for any allocation or distribution of payments made by it in good faith and, if any such allocation or distribution is subsequently determined to have been made in error, the sole recourse of any Lender to whom payment was due but not made shall be to recover from the other Lenders any payment in excess of the amount to which such other Lenders are determined to be entitled (and such other Lenders hereby agree to return to such Lender any such erroneous payments received by them).

         5.6. APPLICATION OF PAYMENTS AND COLLECTIONS. All Payment Items received by Agent by 12:00 noon on any Business Day (other than Payment Items received by Agent in immediately available funds) shall be deemed received on the next Business Day. All Payment Items received by Agent after

12:00 noon on any Business Day (other than Payment Items received by Agent in immediately available funds) shall be deemed received on the second Business Day following such Business Day. Any Payment Item received by Agent in immediately available funds shall be deemed received on the same Business Day as when received. Except to the extent that the manner of application to the Obligations of payments or proceeds of Collateral is expressly governed by other provisions of this Agreement, each Borrower irrevocably waives the right to direct the application of any and all payments and collections at any time or times hereafter received by Agent or any Lender from or on behalf of such Borrower, and each Borrower does hereby irrevocably agree that Agent shall have the continuing exclusive right to apply and reapply any and all such payments and collections received at any time or times hereafter by Agent or its agent against the Obligations, in such manner as Agent may deem advisable, notwithstanding any entry by Agent upon any of its books and records. If as the result of collections of Accounts as authorized by Section 8.2.5 a credit balance exists, such credit balance shall not accrue interest in favor of Borrowers, but shall be available to Borrowers at any time or times for so long as no Default or Event of Default exists.

         5.7.     LOAN ACCOUNTS; THE REGISTER; ACCOUNT STATED.

                  5.7.1. Loan Accounts. Each Lender shall maintain in accordance with its usual and customary practices an account or accounts (a "Loan Account") evidencing the Indebtedness of Borrowers to such Lender resulting from each Loan owing to such Lender from time to time, including the amount of principal and interest payable to such Lender from time to time hereunder and under each Note payable to such Lender.

                  5.7.2. The Register. Agent shall maintain a register (the "Register") which shall include a master account and a subsidiary account for each Lender and in which accounts (taken together) shall be recorded (i) the date and amount of each Borrowing made hereunder, the Type of each Loan comprising such Borrowing and any Interest Period applicable thereto, (ii) the effective date and amount of each Assignment and Acceptance delivered to and accepted by it and the parties thereto, (iii) the amount of any principal or interest due and payable or to become due and payable from Borrowers to each Lender hereunder or under the Notes, and (iv) the amount of any sum received by Agent from Borrowers or any other Obligor and each Lender's share thereof. The Register shall be available for inspection by Borrowers or any Lender at the offices of Agent at any reasonable time and from time to time upon reasonable prior written notice.

                  5.7.3. Entries Binding. The entries made in the Register and each Loan Account shall constitute rebuttably presumptive evidence of the information contained therein; provided, however, that if a copy of information contained in the Register or any Loan Account is provided to any Person, or any Person inspects the Register or any Loan Account, at any time or from time to time, then the information contained in the Register or the Loan Account, as applicable shall be conclusive and binding on such Person for all purposes absent manifest error, unless such Person notifies Agent in writing within 30 days after such Person's receipt of such copy or such Person's inspection of the Register or Loan Account of its intention to dispute the information contained therein.

         5.8. GROSS UP FOR TAXES. If Borrowers shall be required by Applicable Law to withhold or deduct any Taxes from or in respect of any sum payable under this Agreement or any of the other Loan Documents, (a) the sum payable to Agent or such Lender shall be increased as may be necessary so that, after making all required withholding or deductions, Agent or such Lender (as the case may be) receives an amount equal to the sum it would have received had no such withholding or deductions been made, (b) Borrowers shall make such withholding or deductions, and (c) Borrowers shall pay the full amount withheld or deducted to the relevant taxation authority or other authority in accordance with Applicable Law.

     5.9. WITHHOLDING TAX EXEMPTION. At least 5 Business Days prior to the first date on which interest or fees are payable hereunder for the account of any Lender, each Lender that is not incorporated under the laws of the United States or any state thereof agrees that it will deliver to Borrowers and Agent 2 duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Lender is entitled to receive payment under this Agreement and its Notes without deduction or withholding of any United States federal income taxes. Each Lender which so delivers a Form 1001 or 4224 further undertakes to deliver to Borrowers and Agent 2 additional copies of such form (or a successor form) on or before the date that such form expires (currently, 3 successive calendar years for Form 1001 and one calendar year for Form 4224) or becomes obsolete or after the occurrence of any event requiring a change in the form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by Borrowers or Agent, in each case, certifying that such Lender is entitled to receive payments under this Agreement and its Notes without deduction or withholding of any United States federal income taxes, unless an event (including any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required that renders all such forms inapplicable or that would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender advises Borrowers and Agent that it is not capable or receiving payments without any deduction or withholding of United States federal income taxes.

     5.10. NATURE AND EXTENT OF EACH BORROWER'S LIABILITY.

         (i) Joint and Several Liability. Each Borrower shall be liable for, on a joint and several basis, and hereby guarantees the timely payment by all other Borrowers of, all of the Loans and other Obligations, regardless of which Borrower actually may have received the proceeds of any Loans or other extensions of credit hereunder or the amount of such Loans received or the manner in which Agent or any Lender accounts for such Loans or other extensions of credit on its books and records, it being acknowledged and agreed that Loans to any Borrower inure to the mutual benefit of all Borrowers and that Agent and Lenders are relying on the joint and several liability of Borrowers in extending the Loans and other financial accommodations hereunder. Each Borrower hereby unconditionally and irrevocably agrees that upon default in the payment when due (whether at stated maturity, by acceleration or otherwise) of any principal of, or interest owed on, any of the Loans or other Obligations, such Borrower shall forthwith pay the same, without notice or demand.

         (ii) Unconditional Nature of Liability. Each Borrower's joint and several liability hereunder with respect to, and guaranty of, the Loans and other Obligations shall, to the fullest extent permitted by Applicable Law, be unconditional irrespective of (i) the validity, enforceability, avoidance or subordination of any of the Obligations or of any promissory note or other document evidencing all or any part of the Obligations, (ii) the absence of any attempt to collect any of the Obligations from any other Obligor or any Collateral or other security therefor, or the absence of any other action to enforce the same, (iii) the waiver, consent, extension, forbearance or granting of any indulgence by Agent or any Lender with respect to any provision of any instrument evidencing or securing the payment of any of the Obligations, or any other agreement now or hereafter executed by any other Borrower and delivered to Agent or any Lender, (iv) the failure by Agent to take any steps to perfect or maintain the perfected status of its security interest in or Lien upon, or to preserve its rights to, any of the Collateral or other security for the payment or performance of any of the Obligations or Agent's release of any Collateral or of its Liens upon any Collateral, (v) Agent's or Lenders' election, in any proceeding instituted under the Bankruptcy Code, for the application of Section 1111(b)(2) of the Bankruptcy Code, (vi) any borrowing or grant of a security interest by any other Borrower, as debtor-in-possession under Section 364 of the Bankruptcy Code, (vii) the release or compromise, in whole or in part, of the liability of any Obligor for the payment of any of the Obligations, (ix) any amendment or modification of any of the Loan Documents or waiver of any Default or Event of Default thereunder, (x) any increase in the amount of the Obligations beyond any limits imposed herein or in the amount of any interest, fees or other


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



charges payable in connection therewith, or any decrease in the same, (xi) the disallowance of all or any portion of Agent's or any Lender's claims for the repayment of any of the Obligations under Section 502 of the Bankruptcy Code, or
(viii) any other circumstance that might constitute a legal or equitable discharge or defense of any Borrower. After the occurrence and during the continuance of any Event of Default, Agent may proceed directly and at once, without notice to any Obligor, against any or all of Obligors to collect and recover all or any part of the Obligations, without first proceeding against any other Obligor or against any Collateral or other security for the payment or performance of any of the Obligations, and each Borrower waives any provision that might otherwise require Agent under Applicable Law to pursue or exhaust its remedies against any Collateral or Obligor before pursuing another Obligor. Each Borrower consents and agrees that Agent shall be under no obligation to marshall any assets in favor of any Obligor or against or in payment of any or all of the Obligations.

         (iii) No Reduction in Liability for Obligations. No payment or payments made by an Obligor or received or collected by Agent from a Borrower or any other Person by virtue of any action or proceeding or any setoff or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Borrower under this Agreement, each of whom shall remain jointly and severally liable for the payment and performance of all Loans and other Obligations until the Obligations are paid in full and this Agreement is terminated.

         (iv) Contribution. Each Borrower is unconditionally obligated to repay the Obligations as a joint and several obligor under this Agreement. If, as of any date, the aggregate amount of payments made by a Borrower on account of the Obligations and proceeds of such Borrower's Collateral that are applied to the Obligations exceeds the aggregate amount of Loan proceeds actually used by such Borrower in its business (such excess amount being referred to as an "Accommodation Payment"), then each of the other Borrowers (each such Borrower being referred to as a "Contributing Borrower") shall be obligated to make contribution to such Borrower (the "Paying Borrower") in an amount equal to (A) the product derived by multiplying the sum of each Accommodation Payment of each Borrower by the Allocable Percentage of the Borrower from whom contribution is sought less (B) the amount, if any, of the then outstanding Accommodation Payment of such Contributing Borrower (such last mentioned amount which is to be subtracted from the aforesaid product to be increased by any amounts theretofore paid by such Contributing Borrower by way of contribution hereunder, and to be decreased by any amounts theretofore received by such Contributing Borrower by way of contribution hereunder); provided, however, that a Paying Borrower's recovery of contribution hereunder from the other Borrowers shall be limited to that amount paid by the Paying Borrower in excess of its Allocable Percentage of all Accommodation Payments then outstanding of all Borrowers. As used herein, the term "Allocable Percentage" shall mean, on any date of determination thereof, a fraction the denominator of which shall be equal to the number of Borrowers who are parties to this Agreement on such date and the numerator of which shall be 1; provided, however, that such percentages shall be modified in the event that contribution from a Borrower is not possible by reason of insolvency, bankruptcy or otherwise by reducing such Borrower's Allocable Percentage equitably and by adjusting the Allocable Percentage of the other Borrowers proportionately so that the Allocable Percentages of all Borrowers at all times equals 100%.

         (v) Subordination. Each Borrower hereby subordinates any claims, including any right of payment, subrogation, contribution and indemnity, that it may have from or against any other Obligor, and any successor or assign of any other Obligor, including any trustee, receiver or debtor-in-possession, howsoever arising, due or owing or whether heretofore, now or hereafter existing, to the payment in full of all of the Obligations.

SECTION 6. TERM AND TERMINATION OF COMMITMENTS

     6.1. TERM OF COMMITMENTS. Subject to each Lender's right to cease making Loans and other extensions of credit to Borrowers when any Default or Event of Default exists or upon termination of the Commitments as provided in Section 6.2 hereof, the Commitments shall be in effect for a period of 5 years from the date hereof, through the close of business on June 10, 2003 (the "Committed Term").

     6.2. TERMINATION.

         6.2.1. Termination by Agent. Agent may (and upon the direction of the Required Lenders, shall) terminate the Commitments without notice to any Borrower upon or after the occurrence of an Event of Default. The Commitments shall automatically terminate as provided in Sections 2.4 and 12.2 hereof.

         6.2.2. Termination by Borrowers. Upon at least 60 days prior written notice to Agent, any Borrower may, at its option, terminate the Commitments; provided, however, no such termination by any Borrower shall be effective until Borrowers have satisfied all of the Obligations. Any notice of termination given by Borrowers shall be irrevocable unless Agent otherwise agrees in writing. Borrowers may elect to terminate the Commitments in their entirety only. No section of this Agreement, Type of Loan available hereunder or Commitment may be terminated by any Borrower singly.

         6.2.3. Effect of Termination. On the effective date of termination by Agent or by Borrowers, all of the Obligations shall be immediately due and payable and Lenders shall have no obligation to make any Loans and Fleet shall have no obligation to procure any Letters of Credit. All undertakings, agreements, covenants, warranties and representations of each Borrower contained in the Loan Documents shall survive any such termination and Agent shall retain its Liens in the Collateral and all of its rights and remedies under the Loan Documents notwithstanding such termination until Borrowers have satisfied the Obligations to Agent and Lenders, in full. For purposes of this Agreement, the Obligations shall not be deemed to have been satisfied until all Obligations for the payment of money have been paid to Agent in same day funds and all Obligations that are at the time in question contingent (including, all LC Outstandings that exist by virtue of an outstanding Letter of Credit) have been fully cash collateralized in favor and to the satisfaction of Agent in an amount equal to 105% of the face amount of all Letters of Credit and Agent has received as beneficiary a direct pay letter of credit in form and from an issuing bank acceptable to Agent and providing for direct payment to Agent of all such contingent Obligations at the time they become fixed (including reimbursement of all sums paid by Agent under any LC Support) in an amount equal to 105% of the face amount of all Letters of Credit. Notwithstanding the payment in full of the Obligations, Agent shall not be required to terminate its security interests in any of the Collateral unless, with respect to any loss or damage Agent may incur as a result of the dishonor or return of any Payment Items applied to the Obligations, Agent shall have received either (i) a written agreement, executed by Borrowers and any Person whose loans or other advances to Borrowers are used in whole or in part to satisfy the Obligations, indemnifying Agent from any such loss or damage; or (ii) such monetary reserves and Liens on the Collateral for such period of time as Agent, in its reasonable discretion, may deem necessary to protect Agent from any such loss or damage. The provisions of Section 5.5 hereof and all obligations of Borrowers to indemnify Agent and each Lender pursuant to this Agreement shall in all events survive any termination of the Commitments.

SECTION 7.        COLLATERAL SECURITY

         7.1. GRANT OF SECURITY INTEREST. To secure the prompt payment and performance of all of the Obligations, each Borrower hereby grants to Agent, for the benefit of itself as Agent and for the Pro Rata benefit of Lenders, a continuing security interest in and Lien upon all of the following Property and interests in Property of such Borrower, whether now owned or existing or hereafter created, acquired or arising and wheresoever located:

              (i)    All Accounts;

              (ii)   All Inventory;

              (iii)  All Equipment;

              (iv)   All Instruments;

              (v)    All Chattel Paper;

              (vi)   All Documents;

              (vii)  All General Intangibles;

              (viii) All Deposit Accounts;

              (ix) All Investment Property, including all Equity Interests of each Subsidiary of a Borrower (but excluding any portion thereof that constitutes Margin Stock unless otherwise expressly provided in any Security Documents);

              (x) All monies now or at any time or times hereafter in the possession or under the control of Agent or a Lender or a bailee or Affiliate of Agent or a Lender, including any Cash Collateral in the Cash Collateral Account;

              (xi) All accessions to, substitutions for and all replacements, products and cash and non-cash proceeds of (i) through (x) above, including proceeds of and unearned premiums with respect to insurance policies insuring any of the Collateral and claims against any Person for loss of, damage to, or destruction of any of the Collateral; and

              (xii) All books and records (including customer lists, files, correspondence, tapes, computer programs, print-outs, and other computer materials and records) of such Borrower pertaining to any of
         (i) through (xi) above.

         7.2. OTHER COLLATERAL. In addition to the items of Property referred to in Section 7.1 above, the Obligations shall also be secured by the Cash Collateral to the extent provided herein and all of the other items of Property from time to time described in any of the Security Documents as security for any of the Obligations.

         7.3. LIEN ON DEPOSIT ACCOUNTS. As additional security for the payment and performance of the Obligations, each Borrower hereby grants to Agent, for the benefit of itself as Agent and for the Pro Rata benefit of Lenders, a continuing security interest in and lien upon, and hereby collaterally assigns to Agent, all of such Borrower's right, title and interest in and to any deposits or other sums at any time credited to each such Deposit Account, including any sums in any blocked account or any special lockbox account and in the accounts in which sums are deposited. In connection with the foregoing, each Borrower hereby authorizes and directs each such bank or other depository to pay or deliver to Agent upon its written demand therefor made at any time upon the occurrence and during the continuation of an Event of Default and without further notice to such Borrower (such notice being hereby expressly waived), all balances in each Deposit Account maintained by Borrower with such depository for application to the Obligations then outstanding, and the rights given Agent in this Section 7.4 shall be cumulative with and in addition to Agent's other rights and remedies in regard to the foregoing Property as proceeds of Collateral. Each Borrower hereby irrevocably appoints Agent as such Borrower's attorney-in-fact to collect any and all such balances to the extent any such payment is not made to Agent by such bank or other depository after demand thereon is made by Agent pursuant hereto.

         7.4. LIEN PERFECTION; FURTHER ASSURANCES. Promptly after Agent's request therefor, Borrowers shall execute and deliver to Agent such instruments, assignments or documents as are necessary under the UCC or other Applicable Law to perfect Agent's Lien of the Collateral, and shall take such other action as may be requested by Agent to give effect to or carry out the intent and purposes of this Agreement. Unless prohibited by Applicable Law, each Borrower hereby authorizes Agent to execute and file any such financing statement on such Borrower's behalf. The parties agree that a carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement and may be filed in any appropriate office in lieu thereof.

SECTION 8. COLLATERAL ADMINISTRATION

         8.1. GENERAL PROVISIONS.

              8.1.1. Location of Collateral. All tangible items of Collateral, other than Inventory in transit, shall at all times be kept by Borrowers at one or more of the business locations of Borrowers set forth in SCHEDULE 8.1.1 hereto and shall not be moved therefrom, without the prior written approval of Agent, except that in the absence of an Event of Default and acceleration of the maturity of the Obligations in consequence thereof, Borrowers (i) may make sales or other dispositions of any Collateral to the extent authorized by Section
10.2.9 hereof, (ii) may move Inventory or any record relating to any Collateral or change the location of its chief executive office to a location in the United States other than those shown on SCHEDULE 8.1.1 hereto so long as Borrowers have given Agent at least 30 Business Days' prior written notice of such new location and prior to moving any Inventory to such location Borrowers have executed and delivered to Agent UCC-1 financing statements and any other appropriate documentation to perfect or continue the perfection of Agent's Liens with respect to such Inventory or other Collateral and all proceeds thereof and (iii) upon 30 days prior written notice to Agent, may move cutting machinery and other related Equipment owned by Borrowers and located at their cutting facilities located in Texas and Florida and having a book value of not more than $5,000,000 in the aggregate at any time during the term of this Agreement to locations outside of the United States in connection with the relocation of their facilities to such locations.

              8.1.2. Insurance of Collateral. Each Borrower shall maintain and pay for insurance upon all Collateral, wherever located, covering casualty, hazard, public liability, theft, malicious mischief, and such other risks in such amounts and with such insurance companies as are reasonably satisfactory to Agent. Agent and Lenders acknowledge that the insurance coverage maintained by Borrowers as of the date hereof is acceptable as of the date hereof based upon Borrowers' current businesses. All proceeds payable under each such policy shall be payable to Agent for application to the Obligations. Each Borrower shall deliver the originals or certified copies of such policies to Agent with satisfactory lender's loss payable endorsements reasonably satisfactory to Agent, naming Agent as sole loss payee, assignee or additional insured, as appropriate. Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than 30 days prior written notice to Agent in the event of cancellation of the policy for any reason whatsoever and a clause specifying that the interest of Agent shall not be impaired or invalidated by any act or neglect of any Borrower or the owner of the Property or by the occupation of the premises for purposes more hazardous than are permitted by said policy. If any Borrower fails to provide and pay for such insurance, Agent may, at its option, but shall not be required to, procure the same and charge each Borrower therefor. Each Borrower agrees to deliver to Agent, promptly as rendered, true copies of all reports made in any reporting forms to insurance companies. For so long as no Event of Default exists, each Borrower shall have the right to settle, adjust and compromise any claim with respect to any insurance maintained by each Borrower provided that all


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

proceeds thereof are applied in the manner specified in this Agreement, and Agent agrees promptly to provide any necessary endorsement to any checks or drafts issued in payment of any such claim. At any time that an Event of Default exists, only Agent shall be authorized to settle, adjust and compromise such claims, Agent shall have all rights and remedies with respect to such policies of insurance as are provided for in this Agreement and the other Loan Documents.

              8.1.3. Protection of Collateral. All expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping any Collateral, all Taxes imposed under any Applicable Law on any of the Collateral or in respect of the sale thereof, and all other payments required to be made by Agent to any Person to realize upon any Collateral shall be borne and paid by Borrowers. If Borrowers fail to pay promptly any portion thereof when due, Agent may, at its option, but shall not be required to, pay the same and charge Borrowers therefor. Agent shall not be liable or responsible in any way for the safekeeping of any of the Collateral or for any loss or damage thereto (except for reasonable care in the custody thereof while any Collateral is in Agent's actual possession) or for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency, or other Person whomsoever, but the same shall be at Borrowers' sole risk.

              8.1.4. Defense of Title to Collateral. Each Borrower shall at all times defend its title to the Collateral and Agent's Liens therein against all Persons and all claims and demands whatsoever.

         8.2. ADMINISTRATION OF ACCOUNTS.

              8.2.1. Records and Schedules of Accounts. Each Borrower shall keep accurate and complete records of its Accounts and all payments and collections thereon and shall submit to Agent on such periodic basis as Agent shall request a sales and collections report for the preceding period, in form satisfactory to Agent. Borrowers shall also provide to Agent on or before the 20th day of each month, in form acceptable to Agent, a detailed aged trial balance of all Accounts existing as of the last day of the preceding month, specifying the names, addresses, face value, dates of invoices and due dates for each Account Debtor obligated on an Account so listed ("Schedule of Accounts"). In addition, if Accounts in an aggregate face amount in excess of $1,000,000 cease to be Eligible Accounts in whole or in part, Borrowers shall notify Agent of such occurrence promptly (and in any event within 2 Business Days) after any Borrower's having obtained knowledge of such occurrence and the Borrowing Base shall thereupon be adjusted to reflect such occurrence. Each Borrower shall deliver to Agent copies of invoices or invoice registers related to all of its Accounts at such times as Agent may request.

              8.2.2. Discounts, Disputes and Returns. If any Borrower grants any discounts, allowances or credits that are not shown on the face of the invoice for the Account involved, Borrowers shall report such discounts, allowances or credits, as the case may be to Agent as part of the next required Schedule of Accounts. If any amounts due and owing in excess of $500,000 are in dispute between any Borrower and any Account Debtor, or if any returns are made in excess of $500,000 with respect to any Accounts owing from an Account Debtor, Borrowers shall provide Agent with written notice thereof at the time of submission of the next Schedule of Accounts, explaining in detail the reason for the dispute or return, all claims related thereto and the amount in controversy. If an Event of Default exists, Agent shall have the right to settle or adjust all disputes and claims directly with the Account Debtor and to compromise the amount or extend the time for payment of any Accounts comprising a part of the Collateral upon such terms and conditions as Agent may deem advisable, and to charge the deficiencies, costs and expenses thereof, including attorney's fees, to Borrowers.

              8.2.3. Taxes. If an Account of any Borrower includes a charge for any Taxes payable to any governmental taxing authority, Agent is authorized, in its sole discretion, to pay the amount thereof to the proper taxing authority for the account of such Borrower and to charge Borrowers therefor;


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

provided, however, that neither Agent nor Lenders shall be liable for any Taxes that may be due by any or all Borrowers.

              8.2.4. Account Verification. Whether or not a Default or an Event of Default exists, Agent shall have the right at any time, in the name of Agent, any designee of Agent or any Borrower to verify the validity, amount or any other matter relating to any Accounts of any Borrower by mail, telephone, telegraph or otherwise. Borrowers shall cooperate fully with Agent in an effort to facilitate and promptly conclude any such verification process.

              8.2.5. Collection of Accounts and Proceeds of Collateral. To expedite collection, Borrowers shall endeavor in the first instance to make collection of their Accounts for Agent and Lenders. All Payment Items received by any Borrower in respect of its Accounts, together with the proceeds of any other Collateral, shall be held by such Borrower as trustee of an express trust for Agent's benefit and shall, at Agent's request made at any time, immediately deposit same in kind the Dominion Account. Agent retains the right at all times after the occurrence of a Default or an Event of Default to notify Account Debtors of each Borrower that Accounts have been assigned to Agent and to collect Accounts directly in its own name and to charge to Borrowers the collection costs and expenses, incurred by Agent or Lenders, including reasonable attorneys' fees.

              8.2.6. Information Regarding Factoring Agreements. Each Borrower shall promptly provide Agent with copies of all reports, statements of account and other communications received by such Borrower from a Factor with reference to its Factoring Agreement, including, without limitation, all Factor Status Statements, all notices of default or termination, and all amendments thereto. Borrowers shall identify to Agent each month the Client Risk Accounts and amount thereof. Borrowers shall provide on to Agent a daily basis, a Due From Factor Report, together with copies of all data and other information requested by Agent from which such Due From Factor Reports are derived.

         8.3. ADMINISTRATION OF INVENTORY.

              8.3.1. Records and Reports of Inventory. Each Borrower shall keep accurate and complete records of its Inventory and shall furnish Agent and Lenders inventory reports respecting such Inventory in form and detail satisfactory to Agent and Lenders at least once each month, not later than the 20th day of each month or more frequently as Agent and Lenders may request if an Event of Default exists. Each Borrower shall conduct a physical inventory of such Borrower's inventory no less frequently than annually and shall provide to Agent and Lenders a report based on each such physical inventory promptly thereafter, together with such supporting information as Agent shall request.

              8.3.2. Returns of Inventory. No Borrower shall return any of its Inventory to a supplier or vendor thereof, or any other Person, whether for cash, credit against future purchases or then existing payables, or otherwise, unless (i) such return is in the ordinary course of business of such Borrower and such Person; (ii) no Default or Event of Default exists or would result therefrom; (iii) the return of such Inventory will not result in an Out-of-Formula Condition; (iv) Borrowers promptly notifies Agent thereof if the aggregate Value of all Inventory returned in any month exceeds $1,000,000; and
(v) any payments received by any Borrower in connection with any such return are promptly turned over to Agent for application to the Obligations.

         8.4. ADMINISTRATION OF EQUIPMENT.

              8.4.1. Records and Schedules of Equipment. Each Borrower shall keep accurate records itemizing and describing the kind, type, quality, quantity and value of its Equipment and all dispositions made in accordance with Section
8.4.2 hereof. Immediately on request therefor by Agent,

Borrowers shall deliver to Agent and Lenders any and all evidence of ownership, if any, of any of the Equipment.

              8.4.2. Dispositions of Equipment. No Borrower will sell, lease or otherwise dispose of or transfer any of the Equipment or any part thereof without the prior written consent of Agent; provided, however, that the foregoing restriction shall not apply, for so long as no Default or Event of Default exists, to (i) dispositions of any Equipment that is owned on the Closing Date by any Foreign Subsidiary; (ii) the transfer of Equipment of a Borrower to a location outside of the United States or the sale of such Equipment to a Foreign Contractor; (iii) dispositions of Equipment which, in the aggregate during any consecutive 12-month period, has a fair market value or book value, whichever is more, of $1,000,000 or less, or (iv) replacements of Equipment with Equipment of like kind, function and value, provided that the replacement Equipment shall be acquired prior to or concurrently with any disposition of the Equipment that is to be replaced, the replacement Equipment shall be free and clear of Liens other than Permitted Liens, and Borrowers shall have given Agent at least 10 days prior written notice of such disposition.

              8.4.3 Condition of Equipment. The Equipment is in good operating condition and repair, and all necessary replacements of and repairs thereto shall be made so that the value and operating efficiency of the Equipment shall be maintained and preserved, reasonable wear and tear excepted. No Borrower will permit any of the Equipment to become affixed to any real Property leased to such Borrower, so that an interest arises therein under the real estate laws of the applicable jurisdiction unless the landlord and if applicable, mortgagee of such real Property has executed a landlord waiver, leasehold mortgage or mortgagee waiver in favor of and in form acceptable to Agent, and no Borrower will permit any of the Equipment to become an accession to any personal Property that is subject to a Lien unless the Lien is a Permitted Lien (other than a Purchase Money Lien).

         8.5. BORROWING BASE CERTIFICATES. On or before the 20th day of each month, Borrowers shall deliver to Agent a Borrowing Base Certificate prepared as of the close of business of the previous month, and at such other times as Agent may request. All calculations of Availability in connection with the preparation of any Borrowing Base Certificate shall originally be made by Borrowers and certified to Agent, provided that Agent shall have the right to review and adjust, in the exercise of its reasonable credit judgment, any such calculation
(i) to reflect its reasonable estimates of declines in value of any of the Collateral described therein and (ii) to the extent that such calculation is not in accordance with this Agreement or does not accurately reflect the amount of the Availability Reserve.

         8.6. PAYMENT OF CHARGES. All amounts chargeable to Borrowers under this
Section 8 hereof shall be Obligations secured by all of the Collateral, shall be payable ON DEMAND.

SECTION 9. REPRESENTATIONS AND WARRANTIES

         9.1. GENERAL REPRESENTATIONS AND WARRANTIES. To induce Agent and Lenders to enter into this Agreement and to make available the Commitments, each Borrower warrants and represents to Agent and Lenders that:

              9.1.1. Organization and Qualification. Each Borrower and each of its Subsidiaries is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Each Borrower and each of its Domestic Subsidiaries is duly qualified andis authorized to do business and is in good standing as a foreign corporation or limited liability company in each state or jurisdiction listed on SCHEDULE 9.1.1 hereto and in all other states and jurisdictions in which the failure of any such Borrower or any of such Domestic Subsidiaries to be so qualified would have a Material Adverse Effect.


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




              9.1.2. Power and Authority. Each Borrower and each other Obligor is duly authorized and empowered to enter into, execute, deliver and perform this Agreement and each of the other Loan Documents to which it is a party. The execution, delivery and performance of this Agreement and each of the other Loan Documents have been duly authorized by all necessary action and do not and will not (i) require any consent or approval of any of the holders of Equity Interests of any Borrower or any other Obligor; (ii) contravene the Organization Documents of any Borrower or any other Obligor; (iii) violate, or cause any Borrower or any other Obligor to be in default under, any provision of any Applicable Law, order, writ, judgment, injunction, decree, determination or award in effect having applicability to such Borrower or any other Obligor; (iv) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which any Borrower or any other Obligor is a party or by which it or its Properties may be bound or affected that involves a dollar amount of $1,000,000 or more; or (v) result in, or require, the creation or imposition of any Lien (other than Permitted Liens) upon or with respect to any of the Properties now owned or hereafter acquired by any Borrower or any other Obligor.

              9.1.3. Legally Enforceable Agreement. This Agreement is, and each of the other Loan Documents when delivered under this Agreement will be, a legal, valid and binding obligation of each Borrower and each other Obligor which is a signatory thereto enforceable against them in accordance with the respective terms of such Loan Documents, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors' rights.

              9.1.4. Capital Structure. As of the date hereof, SCHEDULE 9.1.4 hereto states (i) the correct name of each Subsidiary, its jurisdiction of organization and the percentage of its Equity Interest having voting powers owned by each Person, (ii) the name of each corporate Affiliate of each Borrower and the nature of the affiliation and (iii) the number of authorized and issued Equity Interests (and treasury shares) of each Borrower and each of its Subsidiaries. Each Borrower has good title to all of the shares it purports to own of the Equity Interests of each of its Subsidiaries, free and clear in each case of any Lien other than Permitted Liens. All such Equity Interests have been duly issued and are fully paid and non-assessable.

              9.1.5. Corporate Names. During the 5-year period preceding the date of this Agreement, no Borrower nor any of its Subsidiaries has been known as or used any corporate, fictitious or trade names except those listed on
SCHEDULE 9.1.5 hereto. Except as set forth on SCHEDULE 9.1.5, no Borrower nor any other Obligor has been the surviving corporation of a merger or consolidation or acquired all or substantially all of the assets of any Person.

              9.1.6. Business Locations; Agent for Process. As of the date hereof, the chief executive office and other places of business of each Borrower and each other Obligor are as listed on SCHEDULE 8.1.1 hereto. During the 5-year period preceding the date of this Agreement, no Borrower nor any other Obligor has had an office, place of business or agent for service of process other than as listed on SCHEDULE 8.1.1. Except as shown on SCHEDULE 8.1.1 on the date hereof, no Inventory of any Borrower or any other Obligor is stored with a bailee, warehouseman or similar Person, nor is any Inventory consigned to any Person.

              9.1.7. Title to Properties; Priority of Liens. Each Borrower and each other Obligor has good and marketable title to and fee simple ownership of, or valid and subsisting leasehold interests in, all of its real Property, and good title to all of its personal Property, in each case free and clear of all Liens except Permitted Liens. Each Borrower has paid or discharged, and has caused each of its Subsidiaries to pay and discharge, all lawful claims which, if unpaid, might become a Lien against any Properties of such Borrower or such Subsidiary that is not a Permitted Lien. The Liens granted to Agent


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

under Section 7 hereof are first priority Liens, subject only to those Permitted Liens which are expressly permitted by the terms of this Agreement to have priority over the Liens of Agent.

              9.1.8. Accounts. Agent may rely, in determining which Accounts are Eligible Accounts, on all statements and representations made by a Borrower with respect to any Account. Unless otherwise indicated in writing to Agent, with respect to each Account, Borrowers warrant that:

                  (i) It is genuine and in all respects what it purports to be, and it is not evidenced by a judgment;

                  (ii) It arises out of a completed, bona fide sale and delivery of goods by a Borrower in the ordinary course of its business and substantially in accordance with the terms and conditions of all purchase orders, contracts or other documents relating thereto and forming a part of the contract between a Borrower and the Account Debtor;

                  (iii) It is for a liquidated amount maturing as stated in the duplicate invoice covering such sale or rendition of services, a copy of which has been furnished or is available to Agent on request;

                  (iv) Such Account, and Agent's security interest therein, is not, and will not (by voluntary act or omission of a Borrower) be in the future, subject to any offset, Lien, deduction, defense, dispute, counterclaim or any other adverse condition except for disputes resulting in returned goods where the amount in controversy is deemed by Agent to be immaterial, and each such Account is absolutely owing to a Borrower and is not contingent in any respect or for any reason;

                  (v) The contract under which such Account arose does not condition or restrict a Borrower's right to assign to Agent the right to payment thereunder unless such Borrower has obtained the Account Debtor's consent to such collateral assignment or complied with any conditions to such assignment (regardless of whether under the UCC or other Applicable Law any such restrictions are ineffective to prevent the grant of a Lien upon such Account in favor of Agent);

                  (vi) Such Borrower has not made any agreement with any Account Debtor thereunder for any extension, compromise, settlement or modification of any such Account or any deduction therefrom, except discounts or allowances which are granted by a Borrower in the ordinary course of its business for prompt payment and which are reflected in the calculation of the net amount of each respective invoice related thereto and are reflected in the Schedules of Accounts submitted to Agent pursuant to Section 8.2.1 hereof;

                  (vii) To the best of such Borrower's knowledge, there are no facts, events or occurrences which are reasonably likely to impair the validity or enforceability of any of its Accounts or reduce the amount payable thereunder from the face amount of the invoice and statements delivered to Agent with respect thereto;

                  (viii) To the best of such Borrower's knowledge, the Account Debtor thereunder (1) had the capacity to contract at the time any contract or other document giving rise to the Account was executed and
         (2) is Solvent; and

                  (ix) To the best of such Borrower's knowledge, there are no proceedings or actions which are threatened or pending against any Account Debtor thereunder and which are reasonably likely to result in any material adverse change in such Account Debtor's financial condition or the collectibility of such Account.

              9.1.9. Financial Statements. The Consolidated and consolidating balance sheets of Tropical and such other Persons described therein (including the accounts of all Subsidiaries of Tropical for the respective periods during which a Subsidiary relationship existed) as of April 4, 1998, and the related statements of income, changes in stockholder's equity, and changes in financial position for the periods ended on such dates, have been prepared in accordance with GAAP, and present fairly the financial positions of Tropical and such Persons at such dates and the results of Tropical's operations for such periods. The Consolidated and consolidating balance sheets of Farah and such other Persons described therein (including the accounts of all Subsidiaries of Farah for the respective periods during which a Subsidiary relationship existed) as of February 1, 1998, and the related statements of income, changes in stockholder's equity, and changes in financial position for the periods ended on such dates, have been prepared in accordance with GAAP, and present fairly the financial positions of Farah and such Persons at such dates and the results of Farah's operations for such periods. Since April 4, 1998, there has been no material change in the condition, financial or otherwise, of any Borrower and such other Persons as shown on the Consolidated balance sheet as of such date and no material change in the aggregate value of Equipment and real Property owned by any Borrower or such other Persons.

              9.1.10. Full Disclosure. The financial statements referred to in
Section 9.1.9 hereof do not contain any untrue statement of a material fact and neither this Agreement nor any other written statement contains or omits any material fact necessary to make the statements contained herein or therein not materially misleading. There is no fact or circumstances in existence on the date hereof which any Borrower has failed to disclose to Agent in writing that may reasonably be expected to have a Material Adverse Effect.

              9.1.11. Solvent Financial Condition. Each Borrower and each other Obligor is now Solvent and, after giving effect to the Loans to be made hereunder, the Letters of Credit to be issued in connection herewith and the consummation of the other transactions described in the Loan Documents, the Acquisition Documents, the Bridge Loan Documents, and the Merger Documents, each Borrower and each other Obligor will be Solvent.

              9.1.12. Surety Obligations. Except as set forth on SCHEDULE 9.1.12 hereto on the date hereof, no Borrower nor any other Obligor is obligated as surety or indemnitor under any surety or similar bond or other contract issued or entered into any agreement to assure payment, performance or completion of performance of any undertaking or obligation of any Person.

              9.1.13. Taxes. The federal tax identification number of each Borrower and each other Obligor is as shown on SCHEDULE 9.1.13 hereto. Each Borrower and each other Obligor has filed all federal, state and local tax returns and other reports it is required by law to file and has paid, or made provision for the payment of, all Taxes upon it, its income and Properties as and when such Taxes are due and payable, except to the extent being Properly Contested or except as otherwise disclosed on SCHEDULE 9.1.13 hereto. The provision for Taxes on the books of each Borrower and each other Obligor are adequate for all years not closed by applicable statutes, and for its current Fiscal Year.

              9.1.14. Brokers. There are no claims for brokerage commissions, finder's fees or investment banking fees in connection with the transactions contemplated by this Agreement or any of the other Loan Documents.

              9.1.15. Intellectual Property. Each Borrower and each other Obligor each owns or possesses all Intellectual Property necessary for the present and planned future conduct of its business


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

without any conflict with the rights of others; there is no objection to or pending Intellectual Property Claim with respect to any Borrower's right to use any such Intellectual Property and no Borrower is aware of any grounds for challenge or objection thereto; and, except as may be disclosed on SCHEDULE 9.1.15, no Borrower pays any royalty or other compensation to any Person for the right to use any Intellectual Property. All such patents, trademarks, service marks, tradenames, copyrights, licenses and other similar rights are listed on
SCHEDULE 9.1.15 hereto, to the extent they are registered under the laws of the United State or any State thereof.

              9.1.16. Governmental Approvals. Each Borrower and each other Obligor has, and is in good standing with respect to, all Governmental Approvals necessary to continue to conduct its business as heretofore or proposed to be conducted by it and to own or lease and operate its Properties as now owned or leased by it, except for Governmental Approvals, the failure to possess which would not have a Material Adverse Effect.

              9.1.17. Compliance with Laws. Each Borrower and each of its Subsidiaries has duly complied with, and its Properties, business operations and leaseholds are in compliance in all material respects with, the provisions of all Applicable Law (except to the extent that any such noncompliance with Applicable Law would not reasonably be expected to have a Material Adverse Effect) and there have been no citations, notices or orders of noncompliance issued to any Borrower or any of its Subsidiaries under any such law, rule or regulation. No Inventory has been produced in violation of the Fair Labor Standards Act (29 U.S.C. ss. 201 et seq.). With respect to matters arising under any Environmental Laws, the representations and warranties contained in the Environmental Certificate are true and correct on the date hereof.

              9.1.18. Restrictions. No Borrower nor any other Obligor is a party or subject to any contract, agreement, or charter or other corporate restriction, which has or could be reasonably expected to have a Material Adverse Effect. Except as set forth on SCHEDULE 9.1.18 hereto, no Borrower nor any other Obligor is a party or subject to any contract or agreement (other than this Agreement) which restricts its right or ability to incur Indebtedness, none of which prohibit the execution of or compliance with this Agreement or the other Loan Documents by any Borrower or any other Obligor, as applicable.

              9.1.19. Litigation. Except as set forth on SCHEDULE 9.1.19 hereto, as of the Closing Date there are no actions, suits, proceedings or investigations pending on the date hereof, or to the knowledge of any Borrower, threatened on the date hereof, against or affecting any Borrower or any of its Subsidiaries, or the business, operations, Properties, prospects, profits or condition of any Borrower or any of its Subsidiaries, which, if determined adversely to any Borrower or any of its Subsidiaries, would have a Material Adverse Effect. To the knowledge of any Borrower, no Borrower nor any of its Subsidiaries is in default on the date hereof with respect to any order, writ, injunction, judgment, decree or rule of any court, governmental authority or arbitration board or tribunal.

              9.1.20. No Defaults. No Default or Event of Default exists at the time, or would result from the funding, of any Loan or other extension of credit. No Borrower nor any other Obligor is in default, and no event has occurred and no condition exists which constitutes or which with the passage of time or the giving of notice or both would constitute a default, under any Material Contract or in the payment of any Debt for Money Borrowed of any Borrower or any other Obligor to any Person. No default exists in the performance by any Borrower of any of its obligations under the Acquisition Documents.

              9.1.21. Leases. SCHEDULE 9.1.21 hereto is a complete listing of all material capitalized and operating leases of each Borrower and each other Obligor on the date hereof. Each Borrower and each other Obligor is in substantial compliance with all of the terms of each of its respective


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

capitalized and operating leases and there is no basis upon which the lessors under any such leases could terminate same or declare such Borrower or any other Obligor in default thereunder.

              9.1.22. Pension Plans. Except as disclosed on SCHEDULE 9.1.22 hereto, no Borrower nor any of its Subsidiaries has any Plan on the date hereof. Each Borrower and each of its Subsidiaries is in substantial compliance with the requirements of ERISA and the regulations promulgated thereunder with respect to each Plan, except to the extent such non-compliance is not reasonably likely to result in a Material Adverse Effect in connection with any Plan. No Borrower nor any of its Subsidiaries has any withdrawal liability under Title IV of ERISA in connection with a Multiemployer Plan.

              9.1.23. Trade Relations. There exists no actual or threatened termination, cancellation or limitation of, or any materially adverse modification or change in, the business relationship between any Borrower and any customer or any group of customers whose purchases individually or in the aggregate are material to the business of such Borrower, or with any material supplier or group of suppliers, and there exists no condition or state of facts or circumstances which is reasonably likely to have a Material Adverse Effect or prevent any Borrower from conducting such business after the consummation of the transactions contemplated by this Agreement in substantially the same manner in which it has heretofore been conducted.

              9.1.24. Labor Relations. Except as described on SCHEDULE 9.1.24 hereto, as of the Closing Date no Borrower nor any of its Subsidiaries is a party to any collective bargaining agreement on the date hereof. On the date hereof, there are no material grievances, disputes or controversies with any union or any other organization of any Borrower's or any of its Subsidiaries' employees, or, to any Borrower's knowledge, any threats of strikes, work stoppages or any asserted pending demands for collective bargaining by any union or organization.

              9.1.25. Investment Company Act; Public Utility Holding Company Act. No Obligor is an "investment company" or a "person directly or indirectly controlled by or acting on behalf of an investment company" within the meaning of the Investment Company Act of 1940, or a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935.

              9.1.26. Margin Stock. No Borrower nor any of its Subsidiaries is engaged, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.

         9.2. REAFFIRMATION OF REPRESENTATIONS AND WARRANTIES. Each representation and warranty contained in this Agreement and the other Loan Documents shall be deemed to be reaffirmed by each Borrower upon each delivery of a Notice of Borrowing to Agent in accordance with Section 4.1 of this Agreement, except for changes in the nature of a Borrower's or, if applicable, any of its Subsidiaries' business or operations that may occur after the date hereof in the ordinary course of business so long as Agent has consented to such changes or such changes are not violative of any provision of this Agreement. Notwithstanding the foregoing, representations and warranties which by their terms are applicable only to a specific date shall be deemed made only at and as of such date.

         9.3. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties of Borrowers contained in this Agreement or any of the other Loan Documents shall survive the execution, delivery and acceptance thereof by Agent, Lenders and the parties thereto and the closing of the transactions described therein or related thereto.


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

SECTION 10. COVENANTS AND CONTINUING AGREEMENTS

         10.1. AFFIRMATIVE COVENANTS. For so long as there are any Commitments outstanding and thereafter until payment in full of the Obligations, each Borrower covenants that, unless otherwise consented to by the Required Lenders in writing, it shall and shall cause each of its Subsidiaries to:

              10.1.1. Visits and Inspections. Permit representatives of Agent, from time to time, as often as may be reasonably requested, but only during normal business hours and (except when a Default or Event of Default exists) upon reasonable prior notice, to visit and inspect the Properties of such Borrower and each of its Subsidiaries, inspect, audit and make extracts from its books and records, and discuss with its officers, employees and independent accountants, such Borrower's and each Subsidiary's business, financial condition, business prospects and results of operations. Representatives of each Lender shall be authorized to accompany Agent on each such visit and inspection and to participate with Agent therein.

              10.1.2. Notices. Notify Agent and Lenders in writing, promptly after such Borrower's obtaining knowledge thereof, (i) of the commencement of any litigation affecting any Obligor or any of its Properties, whether or not the claims asserted in such litigation are considered by Borrowers to be covered by insurance, and of the institution of any administrative proceeding, to the extent that such litigation or proceeding, if determined adversely to such Obligor, would reasonably be expected to have a Material Adverse Effect; (ii) of any material labor dispute to which any Obligor may become a party, any strikes or walkouts relating to any of its plants or other facilities, and the expiration of any labor contract to which it is a party or by which it is bound which dispute or expiration could reasonably be expected to result in a Material Adverse Effect; (iii) of any material default by any Obligor under or termination of any Material Contract or any note, indenture, loan agreement, mortgage, lease, deed, guaranty or other similar agreement relating to any Indebtedness of such Obligor exceeding $3,000,000; (iv) of any Default or Event of Default; (v) of any default by any Person under any note or other evidence of Indebtedness payable to an Obligor in an amount exceeding $3,000,000; (vi) of any judgment against any Obligor in an amount exceeding $1,000,000 in excess of the amount covered by insurance; (vii) of the assertion by any Person of any Intellectual Property Claim, the adverse resolution of which would reasonably be expected to have a Material Adverse Effect; (viii) of any violation or asserted violation of ERISA with respect to a Plan or any Environmental Law, the adverse resolution of which would reasonably be expected to have a Material Adverse Effect; and (ix) of any Environmental Release by an Obligor or on any Property owned or occupied by an Obligor.

              10.1.3. Financial Statements. Keep adequate records and books of account with respect to its business activities in which proper entries are made in accordance with GAAP reflecting all its financial transactions; and cause to be prepared and to be furnished to Agent and Lenders the following (all to be prepared in accordance with GAAP applied on a consistent basis, unless Borrowers' certified public accountants concur in any change therein, such change is disclosed to Agent and is consistent with GAAP and, if required by the Required Lenders, the financial covenants set forth in Section 10.3 are amended in a manner requested by the Required Lenders to take into account the effects of such change):

                  (i) as soon as available, and in any event within 90 days after the close of each Fiscal Year, unqualified audited financial statements of Borrowers and their Subsidiaries as of the end of such Fiscal Year, on a Consolidated basis, certified without material qualification by a firm of independent certified public accountants of recognized national standing selected by Borrowers but reasonably acceptable to Agent (except for a qualification for a change in accounting principles with which the accountant concurs), and setting forth in each case in comparative form the corresponding Consolidated figures for the preceding Fiscal Year;

                  (ii) as soon as available, and in any event within 45 days after the end of each Fiscal Quarter hereafter (but within 60 days after the last month in a Fiscal Year), including the last Fiscal Quarter of Borrowers' Fiscal Year, unaudited interim financial statements of Borrowers and their Subsidiaries as of the end of such Fiscal Quarter and of the portion of Borrowers' Fiscal Year then elapsed, on a Consolidated and consolidating basis, certified by the principal financial officer or executive vice president of finance and operations of Borrowers as prepared in accordance with GAAP and fairly presenting the Consolidated financial position and results of operations of Borrowers and their Subsidiaries for such Fiscal Quarter and period subject only to changes from audit and year-end adjustments and except that such statements need not contain notes;

                  (iii) as soon as available, and in any event within 30 days after the end of each month hereafter, including the last month of Borrowers' Fiscal Year, unaudited interim financial statements of Borrowers and their Subsidiaries as of the end of such month and of the portion of Borrowers' Fiscal Year then elapsed, on a Consolidated and consolidating basis, certified by the principal financial officer or executive vice president of finance and operations of Borrowers as prepared in accordance with GAAP and fairly presenting the Consolidated financial position and results of operations of Borrowers and their Subsidiaries for such month and period subject only to changes from audit and year-end adjustments and except that such statements need not contain notes;

                  (iv) promptly after the sending or filing thereof, as the case may be, copies of any proxy statements, financial statements or reports which any Borrower has made generally available to its shareholders and copies of any regular, periodic and special reports or registration statements which any Borrower files with the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or any national securities exchange;

                  (v) promptly after the filing thereof, copies of any annual report to be filed in accordance with ERISA in connection with each Plan; and

                  (vi) such other data and information (financial and otherwise) as Agent, from time to time, may reasonably request, bearing upon or related to the Collateral or any Borrower's and any of its Subsidiaries' financial condition or results of operations.

              Concurrently with the delivery of the financial statements described in clause (i) of this Section 10.1.3, Borrowers shall deliver to Agent and Lenders a copy of the accountants' letter to Borrowers' management that is prepared in connection with such financial statements. Concurrently with the delivery of the financial statements described in clauses (i), (ii) and (iii) of this Section 10.1.3, or more frequently if requested by Agent or any Lender during any period that a Default or Event of Default exists, Borrowers shall cause to be prepared and furnished to Agent and Lenders a Compliance Certificate executed by the chief financial officer of Borrowers.

              10.1.4. Projections. No later than 30 days prior to the end of each Fiscal Year of Borrowers, deliver to Agent and Lenders the Projections of Borrowers for the forthcoming 3 years, year by year, and for the forthcoming Fiscal Year, on a quarterly basis.

              10.1.5. Taxes. Pay and discharge all Taxes prior to the date on which such Taxes become delinquent or penalties attach thereto, except and to the extent only that such Taxes are being Properly Contested.

              10.1.6. Compliance with Laws. Comply with all Applicable Law, including ERISA with respect to all Plans, all Environmental Laws and all laws, statutes, regulations and ordinances regarding the collection, payment and deposit of Taxes, and obtain and keep in force any and all Governmental Approvals necessary to the ownership of its Properties or to the conduct of its business, to the extent that any such failure to comply, obtain or keep in force would be reasonably likely to have a Material Adverse Effect. Without limiting the generality of the foregoing, if any Environmental Release shall occur at or on any of the Properties of any Borrower or any of its Subsidiaries, Borrowers shall, or shall cause the applicable Subsidiary to, act immediately to investigate and report to Agent and all appropriate governmental authorities the extent of, and to make appropriate remedial action to eliminate, such Environmental Release, whether or not ordered or otherwise directed to do so by any governmental authority.

              10.1.7. Insurance. In addition to the insurance required herein with respect to the Collateral, maintain and cause each of its Subsidiaries to maintain, with financially sound and reputable insurers, insurance with respect to its Properties and business against such casualties and contingencies of such type (including product liability, business interruption, larceny, embezzlement, or other criminal misappropriation insurance) and in such amounts as is customary in the business of such Borrower or such Subsidiary.

              10.1.8. Year 2000 Compatibility. Take all action necessary to assure that Borrowers's computer based systems are able to operate and effectively process data including dates on and after January 1, 2000. Borrowers shall provide Agent written assurance acceptable to Agent that the Tropical Entities' systems are Year 2000 compliant on or before December 31, 1998 and that Farah's systems are Year 2000 compliant on or before June 30, 1999. Borrowers shall promptly and in no event later than December 31, 1998 with respect to the Tropical Entities and June 30, 1999, with respect to Farah, take all action necessary to ensure that all computer based systems of Borrowers and its Subsidiaries are capable of the following: (a) handling date information involving all and any dates before, during and/or after January 1, 2000, including accepting input, providing output and performing date calculations in whole or in part; (b) operating, accurately without interruption on and in respect of any and all dates before, during and/or after January 1, 2000, and without any change in performance; (c) responding to and processing two digit year input without creating any ambiguity as to the century; and (d) storing and providing date input information without creating any ambiguity as to the century. In addition, at the request of Agent, Borrowers shall provide Agent any additional assurances in form and substance reasonably satisfactory to Agent of Borrowers's and each of its Subsidiaries' Year 2000 compatibility.

              10.1.9. License Agreements. Keep each License Agreement in full force and effect for so long as such Borrower has any Inventory, the manufacture, sale or distribution of which is in any manner governed by or subject to such License Agreement.

         10.2. NEGATIVE COVENANTS. For so long as there are any Commitments outstanding and thereafter until payment in full of the Obligations, each Borrower covenants that, unless the Required Lenders have first consented thereto in writing, it shall not and shall not permit any of its Subsidiaries to:

              10.2.1. Fundamental Changes. Merge, reorganize, consolidate or amalgamate with any Person, or liquidate, wind up its affairs or dissolve itself, except for (i) mergers or consolidations of any Subsidiary with any Borrower or another Subsidiary; (ii) Permitted Business Acquisitions; (iii) mergers or consolidations of any Subsidiary of Tropical into Tropical; and (iv) the winding up of the affairs of any Foreign Subsidiary and dispositions expressly authorized by Section 10.2.9(v) hereof.

              10.2.2. Loans. Make any loans or other advances of money to any Person other than (i) to an officer or employee of such Borrower or a Subsidiary for salary, travel advances, advances against commissions and other similar advances in the ordinary course of business; (ii) to Foreign Contractors of a Borrower or any Subsidiary in the ordinary course of business, not to exceed, together with any guaranties under
Section 10.2.3(iv), $2,000,000 in the aggregate at any time outstanding; (iii) from TSCI to Tropical; (iv) to purchasers in the form of deferred payment in connection with the sale of any Equipment, to the extent such sale is permitted hereunder; (v) from a Borrower to any Domestic Subsidiary of such Borrower or another Borrower and from any Domestic Subsidiary of a Borrower to such Borrower or any other Domestic Subsidiary of such Borrower or any other Borrower; and
(vi) to Foreign Subsidiaries to the extent permitted under Section 10.2.10.

              10.2.3. Permitted Debt for Money Borrowed. Create, incur, assume, guarantee or suffer to exist any Debt for Money Borrowed, except:

                  (i)    the Obligations;

                  (ii)   Subordinated Debt existing on the Closing Date;

                  (iii)  Purchase Money Debt;

                  (iv) Debt for Money Borrowed by such Borrower, but only to the extent that such Debt is outstanding on the date of this Agreement and is not to be satisfied on or about the Closing Date from the proceeds of the initial Loans, together with any extension, renewals or refinancings of such Debt provided that the principal amount of such Debt is not increased;

                  (v) Guaranties by a Borrower of any indebtedness of a Foreign Contractor, not to exceed, together with any loans to Foreign Contractors under Section 10.2.2 hereof, $2,000,000 in the aggregate at any time outstanding;

                  (vi) The Bridge Loan or any Exchange Notes and any guaranties by Subsidiaries of the Bridge Loan or Exchange Notes so long as such guaranties are subordinated in right of payment to the Obligations ;

                  (vii) Debt for Money Borrowed owing by (a) a Borrower to another Borrower or a Domestic Subsidiary of a Borrower and (b) a Domestic Subsidiary of a Borrower to any Borrower or any other Domestic Subsidiary of such Borrower;

                  (viii) Debt for Money Borrowed owing by a Foreign Subsidiary to a Borrower or by a Foreign Subsidiary to Persons other than Borrowers, not to exceed $10,000,000 in the aggregate at any time, with such amount to be reduced to $2,000,000 after the sale of the Foreign Subsidiaries of Farah that are located in the United Kingdom, Australia and New Zealand.

                  (ix) after repayment of the Bridge Loan or any Exchange Notes issued in connection therewith, the Senior Subordinated Notes or any Exchange Notes and the guaranties by Subsidiaries of the Senior Subordinated Notes or Exchange Notes so long as such guaranties are subordinated in right of payment to the Obligations; and

                  (x) Debt for Money Borrowed not included in paragraphs (i) through (viii) above which is not secured by a Lien (unless such Lien is a Permitted Lien) and does not exceed at any time, in the aggregate, the sum of $5,000,000 as to all Borrowers and all of their Subsidiaries.

              10.2.4. Affiliate Transactions. Enter into, or be a party to any transaction with any Affiliate or stockholder, except: (i) the transactions not prohibited by the Loan Documents; (ii) payment of reasonable compensation to officers and employees for services actually rendered to a Borrower or to a Subsidiary of a Borrower; (iii) payment of customary directors' fees and indemnities; (iv) transactions with Affiliates that were consummated prior to the date hereof and have been disclosed to Agent prior to the Closing Date; and
(v) transactions with Affiliates upon fair and reasonable terms which are fully disclosed to Agent and are no less favorable to such Borrower or such Subsidiary than would obtain in a comparable arm's length transaction with a Person not an Affiliate or stockholder of such Borrower or such Subsidiary.

              10.2.5. Limitation on Liens. Create or suffer to exist any Lien upon any of its Property, income or profits, whether now owned or hereafter acquired, except:

                  (i)    Liens at any time granted in favor of Agent;

                  (ii) Liens for Taxes (excluding any Lien imposed pursuant to any of the provisions of ERISA) not yet due or being Properly Contested;

                  (iii) Liens arising in the ordinary course of such Borrower's or any of its Subsidiaries' business by operation of law, but only if payment in respect of any such Lien is not at the time required or the Indebtedness secured by any such Lien is being Properly Contested and such Liens do not materially detract from the value of the Property of such Borrower or such Subsidiary and do not materially impair the use thereof in the operation of such Borrower's or such Subsidiary's business;

                  (iv)   Purchase Money Liens;

                  (v) Liens securing Indebtedness of a Subsidiary of a Borrower to any Borrower or to another Subsidiary and Liens securing Indebtedness of a Borrower to any Subsidiary or to another Borrower;

                  (vi) Liens arising by virtue of the rendition, entry or issuance against such Borrower or any of its Subsidiaries, or any Property of such Borrower or any of its Subsidiaries, of any judgment, writ, order, or decree that involves the payment of money in an amount that exceeds the uncontested insurance available therefor by $1,000,000 or more for so long as any such Lien (a) is in existence for less than 20 consecutive days after it first arises or is being Properly Contested and (b) is at all times junior in priority to any Liens in favor of Agent;

                  (vii) Liens incurred or deposits made in the ordinary course of business to secure the performance of tenders, bids, leases, contracts (other than for the repayment of Money Borrowed), statutory obligations and other similar obligations or arising as a result of progress payments under government contracts, provided that, to the extent any such Liens attach to any of the Collateral, such Liens are at all times subordinate and junior to the Liens upon the Collateral in favor of Agent;

                  (viii) easements, rights-of-way, restrictions, covenants or other agreements of record and other similar charges or encumbrances on real Property of such Borrower or any of its Subsidiaries that do not interfere with the ordinary conduct of the business of such Borrower or such Subsidiary;

                  (ix) Liens securing Debt for Money Borrowed that is incurred pursuant to the refinancing of Debt for Money Borrowed permitted pursuant to Section 10.2.3(iv) so long as any such Lien encumbers the same Property as the Lien securing the Debt for Money Borrowed being refinanced;

                  (x) Liens in existence immediately prior to the Closing Date that are satisfied in full and released on the Closing Date as a result of the application of such Borrower's cash on hand at the Closing Date or the proceeds of the Loans to be made on the Closing Date;

                  (xi) Liens securing Indebtedness of a Foreign Subsidiary that is existence on the Closing Date or any refinancings thereof;

                  (xii) such other Liens as appear on SCHEDULE 10.2.5 hereto, to the extent provided therein; and

                  (xiii) such other Liens as Required Lenders in their sole discretion may hereafter approve in writing.

              10.2.6. Subordinated Debt. Make any payment of all or any part of any Subordinated Debt, except in accordance with the subordination agreement relative thereto; or amend or modify the terms of any Subordinated Debt, other than to extend the time of payment thereof or to reduce the rate of interest payable in connection therewith.

              10.2.7. Distributions. Declare or make any Distributions other than (i) Distributions by Subsidiaries to the Borrowers and (ii) Distributions of Borrowers (other than Tropical) to Tropical.

              10.2.8. Capital Expenditures. Make Capital Expenditures (including, expenditures by way of capitalized leases) which in the aggregate, as to all Borrowers and their Subsidiaries, exceed $11,000,000 during Fiscal Year 1998 and $14,000,000 during any Fiscal Year thereafter, provided, that any amount not expended in a Fiscal Year may be carried forward and expended in the immediately succeeding Fiscal Year.

              10.2.9. Disposition of Assets. Sell, assign, lease, consign or otherwise dispose of any of its Properties or any interest therein, including any disposition of Property as part of a sale and leaseback transaction, to or in favor of any Person, except (i) sales of Inventory in the ordinary course of business for so long as no Event of Default exists hereunder, (ii) dispositions of Equipment to the extent authorized by Section 8.4.2 hereof, (iii) a transfer of Property to a Borrower by a Subsidiary of such Borrower, (iv) sales of Factored Accounts to Heller or NationsBanc pursuant to their respective Factoring Agreements as in effect on the Closing Date or sales of Factored Accounts to Persons other than Heller or NationsBanc to the extent approved by Agent in writing in its sole and absolute discretion; (v) other dispositions expressly authorized by other provisions of the Loan Documents, including Sections 10.2.1 and 10.2.5 and (vi) dispositions of any Equity Interest held by any Borrower or any Subsidiary of any Foreign Subsidiary or any Property that is owned by any Foreign Subsidiary of a Borrower.

              10.2.10. Restricted Investments. Make or have any Restricted Investment except as expressly permitted by Sections 10.2.2 or 10.2.9 hereof.

              10.2.11. Tax Consolidation. File or consent to the filing of any consolidated income tax return with any Person other than Borrowers and their Subsidiaries.

              10.2.12. Fiscal Year. Establish a fiscal year different from the Fiscal Year.

              10.2.13. Organization Documents. Except in connection with any transaction permitted under Section 10.2.1 hereof, amend, modify or otherwise change any of the terms or provisions in any of its Organization Documents as in effect on the date hereof, except for changes that do not affect in any way such Borrower's or any of its Subsidiaries' rights and obligations to enter into and perform the Loan Documents to which it is a party and to pay all of the Obligations and that do not otherwise have a Material Adverse Effect.

              10.2.14. Conduct of Business. Engage in any business other than the businesses engaged in by it on the Closing Date and any business or activities which are substantially similar, related or incidental thereto.

              10.2.15. Factoring Agreements. Amend, modify or otherwise change any of the terms or provisions in any of the Factoring Agreements as in effect on the date hereof.

         10.3. SPECIFIC FINANCIAL COVENANTS. For so long as there are any Commitments outstanding and thereafter until payment in full of the Obligations, Borrowers covenant that, unless otherwise consented to by the Required Lenders in writing, they shall:

              10.3.1. Consolidated Tangible Net Worth. Maintain, as of the end of each Fiscal Quarter, Consolidated Tangible Net Worth of not less than the amount shown below for the period corresponding thereto:

              Period                                                       Amount
              ------                                                       ------
              Closing Date through October 3, 1998                         $12,000,000

              October 4, 1998 through January 2, 1999                      $13,500,000

              January 3, 1999  through April 3, 1999                       $14,000,000

              April 4, 1999 through July 3, 1999                           $17,000,000

              July 4, 1999 through October 2, 1999                         $20,000,000

              October 2, 1999 through December 30, 1999                    $25,000,000

              Each Fiscal Quarter thereafter                               $25,000,000 plus
                                                                           $4,000,000 for each
                                                                           additional Fiscal Quarter
                                                                           after December 30, 1999

              10.3.2. Consolidated Fixed Charge Coverage. Maintain, as of the end of each Fiscal Quarter, a Consolidated Fixed Charge Coverage of at least the ratio shown below for the applicable period corresponding thereto:

              Period                                               Ratio
              ------                                               -----
              July 1, 1998 through October 3, 1998                 2.50 to 1.00

              July 1, 1998 through January 2, 1999                 2.50 to 1.00

              July 1, 1998 through April 3, 1999                   2.50 to 1.00

              July 1, 1998 through July 3, 1999                    2.50 to 1.00

              October 3, 1998 through                              2.50 to 1.00
              October 2, 1999

              Each Fiscal Quarter after October 2, 1999            2.50 to 1.00
              based upon the immediately preceding 4
              Fiscal Quarters

              10.3.3. Consolidated Senior Debt/Consolidated EBITDA. Maintain, as of the end of each Fiscal Quarter, a ratio of Consolidated Senior Debt/EBITDA of not more than the ratio shown below for the applicable period corresponding thereto:

              Period                                               Ratio
              ------                                               -----
              July 1, 1998 through September 30, 1998              2.50 to 1.00

              July 1, 1998 through December 31, 1998               2.50 to 1.00

              July 1, 1998 through March 31, 1999                  2.50 to 1.00

              July 1, 1998 through June 30, 1999                   2.50 to 1.00

              October 1, 1998 through                              2.50 to 1.00
              September 30, 1999

              Each Fiscal Quarter after September 30, 1999         2.50 to 1.00
              based upon the immediately preceding 4
              Fiscal Quarters

              10.3.4. Consolidated Funded Debt/Consolidated EBITDA. Maintain, as of the end of each Fiscal Quarter, a ratio of Consolidated Funded Debt /Consolidated EBITDA of not more than the ratio shown below for the applicable period corresponding thereto:

              Period                                               Ratio
              ------                                               -----
              July 1, 1998 through October 3, 1998                 5.00 to 1.00

              July 1, 1998 through January 2, 1999                 5.00 to 1.00

              July 1, 1998 through April 3, 1999                   5.00 to 1.00

              July 1, 1998 through July 3, 1999                    4.50 to 1.00

              October 3, 1998 through October 2,                   4.50 to 1.00
              1999

              Each Fiscal Quarter after October 2, 1999            4.00 to 1.00
              based upon the immediately preceding 4
              Fiscal Quarters

SECTION 11. CONDITIONS PRECEDENT

         11.1. CONDITIONS PRECEDENT TO INITIAL CREDIT EXTENSIONS. Notwithstanding any other provision of this Agreement or any of the other Loan Documents, and without affecting in any manner the rights of Agent and Lenders under the other sections of this Agreement, Lenders shall not be required to fund any Loan requested by Borrowers, procure any Letter of Credit, or otherwise extend credit to a Borrower unless, on or before June 15, 1998, each of the following conditions has been and continues to be satisfied in form and substance satisfactory to Agent unless otherwise waived in writing by Agent:

              11.1.1. Loan Documents. Each of the Loan Documents shall have been duly executed and delivered to Agent by each of the signatories thereto and accepted by Agent and Lenders.

              11.1.2. Availability. Agent shall have determined, and Lenders shall be satisfied that, immediately after Lenders have made the initial Revolver Loans and Bank has issued the Letters of Credit to be issued on the Closing Date, and Borrowers have paid (or made provision for payment of) all closing costs incurred in connection with the Commitments, Availability is not less than $10,000,000.

              11.1.3. Evidence of Perfection and Priority of Liens. Agent shall have received copies of all filing receipts or acknowledgments issued by any governmental authority to evidence any filing or recordation necessary to perfect the Liens of Agent in the Collateral and evidence in form satisfactory to Agent and Lenders that such Liens constitute valid and perfected security interests and Liens, and that there are no other Liens upon any Collateral except for Permitted Liens.

              11.1.4. Organization Documents. Agent shall have received a copy of the Organization Documents of each Borrower and each Obligor, and all amendments thereto, certified by the Secretary of State or other appropriate officials of the jurisdiction of each Borrower's and each Obligor's states of organization.

              11.1.5. Good Standing Certificates. Agent shall have received good standing certificates for each Borrower and each Obligor, issued by the Secretary of State or other appropriate official of such Borrower's or such Obligor's jurisdiction of organization and each jurisdiction where the conduct of such Borrower's or such Obligor's business activities or ownerships of its Property necessitates qualification.

              11.1.6. Opinion Letters. Agent shall have received a favorable, written opinion of Alston & Bird LLP and the respective local counsel to Borrowers and Agent, covering the matters set forth on EXHIBIT E attached hereto.

              11.1.7. Insurance. Agent shall have received certified copies of the casualty insurance policies of Borrowers with respect to the Collateral, together with loss payable endorsements on Agent's standard form of loss payee endorsement naming Agent as loss payee with respect to each such policy and copies of Borrowers' liability insurance policies, including product liability policies, together with endorsements naming Agent as an additional insured, all as required by the Loan Documents.

              11.1.8. Landlord Agreements. Agent shall have received all landlord or warehouseman agreements with respect to all premises leased by any Borrower (other than retail locations of any Borrower) and which are disclosed on SCHEDULE 8.1.1 hereto.

              11.1.9. Solvency Certificates. Agent and Lenders shall have received certificates satisfactory to them from one or more knowledgeable Senior Officers of Borrowers that, after giving effect to the financing under this Agreement, the issuance of the Letters of Credit, the consummation of the transactions evidenced by the Acquisition Documents, the Bridge Loan Documents and the Merger Documents, each Borrower is Solvent.

              11.1.10. No Labor Disputes. Agent shall have received assurances satisfactory to it that there are no threats of strikes or work stoppages by any employees, or organization of employees, of any Obligor which Agent reasonably determines may have a Material Adverse Effect.

              11.1.11. Compliance with Laws and Other Agreements. Agent shall have determined or received assurances satisfactory to it that none of the Loan Documents or any of the transactions contemplated thereby violate any applicable law, court order or agreement binding upon any Obligor.

              11.1.12. No Material Adverse Change. No material adverse change in the financial condition of any Obligor or in the quality, quantity or value of any Collateral shall have occurred since April 4, 1998.

              11.1.13. Pro Forma Balance Sheets. Agent shall have received a pro forma opening balance sheet of Borrowers and their Consolidated Subsidiaries, on a Consolidated basis, giving effect to the Acquisition and the issuance of the Senior Subordinated Notes and the initial Loans to be made hereunder, that reflect compliance by Borrowers with the applicable financial covenants contained herein.

              11.1.14. Projections. Agent shall have received projections of Borrowers for the 5 years following closing, prepared on a Consolidated basis, giving effect to the Acquisition and the issuance of the Senior Subordinated Notes and projected Borrowings under the Revolver Facility, prepared as of the first year on a quarterly basis and on an annual basis for the remaining years, including for each year, income statements, balance sheets, cash flow statements, together with assumptions.

              11.1.15. Financial Information. Agent and Lenders shall have received, in form and substance satisfactory to them, all financial information, including, without limitation, a reconciliation of the actual financial performance to budget or plan, that any Lender, through Agent, may reasonably request and that has not heretofore been provided to Agent.

              11.1.16. Approvals. Agent shall have (i) satisfied itself that all Governmental Approvals and filings of a material nature necessary for consummation of the Acquisition and issuance of the Senior Subordinated Notes, have been obtained without any adverse action being taken (including Hart-Scott-Rodino Act clearance and compliance with Regulation U), (ii) received, reviewed and found acceptable all Acquisition Documents and (iii) satisfied itself that all of the transactions contemplated by the Acquisition will be consummated simultaneously with the making of the initial Loan hereunder , strictly in accordance with the terms and conditions of the Acquisition Documents without waiver of any material condition thereof.

              11.1.17. Bridge Loan. Borrowers shall have consummated all of the transactions contemplated by the Bridge Loan Documents and the Bridge Loan shall have been made by the Bridge Lender.

              11.1.18. Fee Letter. Borrowers shall have paid the balance of all fees then payable under the Fee Letter.

              11.1.19. Mergers. The Mergers shall have been consummated in accordance with the terms of the Merger Documents.

         11.2. CONDITIONS PRECEDENT TO ALL CREDIT EXTENSIONS. Notwithstanding any other provision of this Agreement or any of the other Loan Documents, and without affecting in any manner the rights of Agent and Lenders under the other sections of this Agreement, Lenders shall not be required to fund any Loans, procure any Letter of Credit or otherwise extend any credit to or for the benefit of any Borrower, unless and until each of the following conditions has been and continues to be satisfied:

              11.2.1. No Defaults. No Default or Event of Default shall exist at the time of, or would result from, the funding of such Loan or other extension of credit.

              11.2.2. Satisfaction of Conditions in Other Loan Documents. Each of the conditions precedent set forth in any other Loan Document shall have been and shall remain satisfied.

              11.2.3. No Litigation. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, or which is related to or arises out of, this Agreement or any of the other Loan Documents or the consummation of the transactions contemplated hereby or thereby.

              11.2.4. No Material Adverse Effect. No event shall have occurred and no condition shall exist which has or may be reasonably likely to have a Material Adverse Effect.

              11.2.5. Borrowing Base Certificate. Agent shall have received each Borrowing Base Certificate required by the terms of this Agreement or otherwise requested by Agent.

         11.3. LIMITED WAIVER OF CONDITIONS PRECEDENT. If Lenders shall make any Loans, procure any Letter of Credit or otherwise extend any credit to Borrowers under this Agreement at a time when any of the foregoing conditions precedent are not satisfied (regardless of whether the failure of satisfaction of any such conditions precedent was known or unknown to Agent or Lenders), the funding of such Loans shall not operate as a waiver of the right of Agent and Lenders to insist upon the satisfaction of all conditions precedent with respect to each subsequent Borrowing requested by Borrowers or a waiver of any Default or Event of Default as a consequence of the failure of any such conditions to be satisfied, unless Agent, with the prior written consent of the Required Lenders, in writing waives the satisfaction of any condition precedent in which event such waiver shall only be applicable for the specific instance given and only to the extent and for the period of time expressly stated in such written waiver.

SECTION 12. EVENTS OF DEFAULT; RIGHTS AND REMEDIES ON DEFAULT

         12.1. EVENTS OF DEFAULT. The occurrence or existence of any one or more of the following events or conditions shall constitute an "Event of Default" (each of which Events of Default shall be deemed to exist unless and until waived by Agent and Lenders in accordance with the provisions of Section 13.9 hereof):

              12.1.1. Payment of Obligations. Borrowers shall fail to pay any of the Obligations on the due date thereof (whether due at stated maturity, on demand, upon acceleration or otherwise).

              12.1.2. Misrepresentations. Any representation, warranty or other written statement to Agent or any Lender by or on behalf of any Obligor, whether made in or furnished in compliance with or in reference to any of the Loan Documents, proves to have been false or misleading in any material respect when made or furnished or when reaffirmed pursuant to Section 9.2 hereof.

              12.1.3. Breach of Specific Covenants. Any Borrower shall fail or neglect to perform, keep or observe any covenant contained in Sections 7.3, 8.1.1, 8.2.4, 8.2.5, 8.2.6, 8.5, 10.1.1, 10.1.3, 10.2 or 10.3 hereof on the date that such Borrower is required to perform, keep or observe such covenant.

              12.1.4. Breach of Other Covenants. Any Borrower shall fail or neglect to perform, keep or observe any covenant contained in this Agreement (other than a covenant which is dealt with specifically elsewhere in Section
12.1 hereof) and the breach of such other covenant is not cured to Agent's and the Required Lender's satisfaction within 30 days after the sooner to occur of any Senior Officer's receipt of notice of such breach from Agent or the date on which such failure or neglect first becomes known to any Senior Officer; provided, however, that such notice and opportunity to cure shall not apply in the case of any failure to perform, keep or observe any covenant which is not capable of being cured at all or within such 30-day period or which is a willful and knowing breach by any Borrower.

              12.1.5. Default Under Other Documents. Any Borrower or any other Obligor shall default in the due and punctual observance or performance of any liability or obligation to be observed or performed by it under any of the Other Agreements, Security Documents or Acquisition Documents.

              12.1.6. Other Defaults. There shall occur any default or event of default on the part of any Borrower or any Subsidiary of a Borrower under any agreement, document or instrument to which such Borrower or such Subsidiary is a party or by which such Borrower or such Subsidiary or any of their respective Properties is bound, creating or relating to any Indebtedness in excess of $3,000,000 if the payment or maturity of such Indebtedness may be accelerated in consequence of such event of default or demand for payment of such Indebtedness may be made.

              12.1.7. Uninsured Losses. Any loss, theft, damage or destruction of any of the Collateral not fully covered (subject to such deductibles as Agent shall have permitted) by insurance if the amount not covered by insurance exceeds $1,000,000.

              12.1.8. Solvency. Any Obligor shall cease to be Solvent.

              12.1.9. Insolvency Proceedings. Any Borrower shall commence, or shall consent to the commencement against it of, any Insolvency Proceeding or any Insolvency Proceeding shall be commenced against any Borrower and the same shall not have been dismissed within 60 days after the commencement thereof.

              12.1.10. Business Disruption; Condemnation. There shall occur a cessation of a substantial part of the business of any Obligor for a period which may be reasonably expected to have a Material Adverse Effect; or any Obligor shall suffer the loss or revocation of any license or permit now held or hereafter acquired by such Obligor which is necessary to the continued or lawful operation of its business; or any Obligor shall be enjoined, restrained or in any way prevented by court, governmental or administrative order from conducting all or any material part of its business affairs; or any material lease or agreement pursuant to which any Obligor leases or occupies any premises on which any Collateral is located shall be canceled or terminated prior to the expiration of its stated term and such cancellation or termination has a Material Adverse Effect or results in an Out-of-Formula Condition; or any material part of the Collateral shall be taken through condemnation or the value of such Property shall be materially impaired through condemnation.

              12.1.11. Change of Ownership. Tropical shall cease to own all of the issued and outstanding capital stock of TSCI, Apparel or Farah.

              12.1.12. ERISA. A Reportable Event shall occur which Agent, in its reasonable discretion, shall determine constitutes grounds for the termination by the Pension Benefit Guaranty Corporation ("PBGC") of any Plan under Section 4042(a) of ERISA or for the appointment by the appropriate United States district court of a trustee for any Plan pursuant to Section 4042(b) of ERISA, or if any Plan shall be terminated by the PBGC pursuant to Section 4042 of ERISA or any such trustee shall be requested or appointed by the PBGC pursuant to
Section 4042 of ERISA, or if any Borrower, any Subsidiary of a Borrower or any Obligor is in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan resulting from such Borrower's, such Subsidiary's or such Obligor's complete or partial withdrawal from such Plan.

              12.1.13. Challenge to Loan Documents. Any Obligor or any of its Affiliates shall challenge or contest in any action, suit or proceeding the validity or enforceability of any of the Loan Documents, the legality or enforceability of any of the Obligations, the perfection or priority of any Lien granted to Agent, the subordination provisions of any Subordinated Debt or any of the Loan Documents ceases to be in full force or effect for any reason other than a full or partial release by Agent and Lenders in accordance with the terms thereof.

              12.1.14. Judgment. A judgment or order for the payment of money in an amount that exceeds the uncontested insurance available therefor by $1,000,000 or more shall be entered against any Borrower by any court and such judgment or order shall result in the creation of a Lien upon any asset of any Borrower that is not a Permitted Lien.

              12.1.15. Repudiation of or Default Under Guaranty. Any Guarantor shall revoke or attempt to revoke the Guaranty signed by such Guarantor, shall repudiate such Guarantor's liability thereunder, or shall be in default under the terms thereof, or shall fail to confirm in writing, promptly, after receipt of Lender's written request therefor, such Guarantor's ongoing liability under the Guaranty Agreement in accordance with the terms thereof.

              12.1.16. Criminal Forfeiture. Any Obligor shall be convicted under any criminal law that could lead to a forfeiture of any Property of such Obligor that would have a Material Adverse Effect.

              12.1.17. Factoring Default. Any default or event of default shall occur under, or any Borrower shall default in the observance or performance of any term, covenant, condition or agreement contained in any Factoring Agreement or any Factor Assignment Agreement or any default or event of default shall occur under any Factor Intercreditor Agreement and such default shall continue beyond any applicable grace period.

              12.1.18. SouthTrust Loan Documents. A default or event of default shall occur under, or Tropical shall default in the performance or observance of any term, covenant, condition or agreement contained in any of the SouthTrust Loan Documents and such default shall continue beyond any applicable grace period.

              12.1.19. Senior Subordinated Notes. Any default or event of default shall occur under any of the Senior Subordinated Notes, any Exchange Notes or the Indenture and such default shall continue beyond any applicable grace period.


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              12.1.20. Bridge Loan. Any default or event of default shall occur under any of the Bridge Loan Documents or any Exchange Notes and such default shall continue beyond any applicable grace period.

         12.2. ACCELERATION OF OBLIGATIONS; TERMINATION OF COMMITMENTS. Without in any way limiting the right of Agent to demand payment of any portion of the Obligations payable on demand in accordance with this Agreement:

              12.2.1. Upon or at any time after the occurrence of an Event of Default (other than pursuant to Section 12.1.9 hereof) and for so long as such Event of Default shall exist, Agent may in its discretion (and, upon receipt of written instructions to do so from the Required Lenders, shall) (a) declare the principal of and any accrued interest on the Loans and all other Obligations owing under any of the Loan Documents to be, whereupon the same shall become without further notice or demand (all of which notice and demand each Borrower expressly waives), forthwith due and payable and Borrowers shall forthwith pay to Agent the entire principal of and accrued and unpaid interest on the Loans and other Obligations plus reasonable attorneys' fees and expenses if such principal and interest are collected by or through an attorney-at-law and (b) terminate the Commitments.

              12.2.2. Upon the occurrence of an Event of Default specified in
Section 12.1.9 hereof, all of the Obligations shall become automatically due and payable without declaration, notice or demand by Agent to or upon any Borrowers and the Commitments shall automatically terminate as if terminated by Agent pursuant to Section 6.2.1 hereof and with the effect specified in Section 6.2.3 hereof.

         12.3. OTHER REMEDIES. Upon and after the occurrence of an Event of Default and for so long as such Event of Default shall exist, Agent may in its discretion (and, upon receipt of written direction of the Required Lenders, shall) exercise from time to time the following rights and remedies (without prejudice to the rights of Agent or any Lender to enforce its claim against any or all Obligors):

              12.3.1. All of the rights and remedies of a secured party under the UCC or under other Applicable Law, and all other legal and equitable rights to which Agent may be entitled under any of the Loan Documents, all of which rights and remedies shall be cumulative and shall be in addition to any other rights or remedies contained in this Agreement or any of the other Loan Documents, and none of which shall be exclusive.

              12.3.2. The right to collect all amounts at any time payable to a Borrower from any Account Debtor or other Person at any time indebted to such Borrower.

              12.3.3. The right to take immediate possession of any of the Collateral, and to (i) require Borrowers to assemble the Collateral, at Borrowers' expense, and make it available to Agent at a place designated by Agent which is reasonably convenient to both parties, and (ii) enter any premises where any of the Collateral shall be located and to keep and store the Collateral on said premises until sold (and if said premises be the Property of a Borrower, then such Borrower agrees not to charge Agent for storage thereof).

              12.3.4. The right to sell or otherwise dispose of all or any Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale or sales, with such notice as may be required by Applicable Law, in lots or in bulk, for cash or on credit, all as Agent, in its sole discretion, may deem advisable. Each Borrower agrees that any requirement of notice to Borrowers or any other Obligor of any proposed public or private sale or other disposition of Collateral by Agent shall be deemed reasonable notice thereof if given at least 10 days prior thereto, and such sale may be at such locations as Agent may designate in said notice. Agent shall have the right to conduct such


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sales on any Borrower's or any other Obligor's premises, without charge therefor, and such sales may be adjourned from time to time in accordance with Applicable Law. Agent shall have the right to sell, lease or otherwise dispose of the Collateral, or any part thereof, for cash, credit or any combination thereof, and Agent may purchase all or any part of the Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of such purchase price, may set off the amount of such price against the Obligations. The proceeds realized from the sale or other disposition of any Collateral may be applied, after allowing 2 Business Days for collection, first to any Extraordinary Expenses incurred by Agent, second to interest accrued with respect to any of the Obligations; and third, to the principal balance of the Obligations. If any deficiency shall arise, Obligors shall remain jointly and severally liable to Agent and Lenders therefor.

              12.3.5. The right to require Borrowers to deposit with Agent funds equal to the LC Outstandings and, if Borrowers fail promptly to make such deposit, Agent and Lenders may advance such amount as a Revolver Loan (whether or not an Out-of-Formula Condition exists or is created thereby). Any such deposit or advance shall be held by Agent and Lenders as a reserve to fund future payments on any LC Support. At such time as the LC Support has been paid or terminated and all Letters of Credit have been drawn upon or expired, any amounts remaining in such reserve shall be applied against any outstanding Obligations, or, if all Obligations have been indefeasibly paid in full, returned to Borrowers.

Agent is hereby granted a license or other right to use, without charge, each Borrower's Intellectual Property and each Borrower's trade secrets, brochures, customer lists, promotional and advertising materials, labels, and packaging materials, and any Property of a similar nature, in advertising for sale, marketing, selling and completing the manufacturing of any Collateral, and each Borrower's rights under all licenses and all franchise agreements shall inure to Agent's benefit.

         12.4. SETOFF. In addition to any Liens granted under any of the Loan Documents and any rights now or hereafter available under Applicable Law, Agent and each Lender (and each of their respective Affiliates) is hereby authorized by Borrowers at any time that an Event of Default exists, without notice to Borrowers or any other Person (any such notice being hereby expressly waived) to set off and to appropriate and to apply any and all deposits, general or special (including Indebtedness evidenced by certificates of deposit whether matured or unmatured (but not including trust accounts)) and any other Indebtedness at any time held or owing by Agent, such Lender or any of their Affiliates to or for the credit or the account of any Borrower against and on account of the Obligations of Borrowers arising under the Loan Documents to Agent, such Lender or any of their Affiliates, including all Loans and LC Outstandings and all claims of any nature or description arising out of or in connection with this Agreement, irrespective of whether or not (i) Agent or such Lender shall have made any demand hereunder, (ii) Agent, at the request or with the consent of the Required Lenders shall have declared the principal of and interest on the Loans and other amounts due hereunder to be due and payable as permitted by this Agreement and even though such Obligations may be contingent or unmatured or
(iii) the Collateral for the Obligations is adequate. Notwithstanding the foregoing, each of Agent and Lenders agree with each other that it shall not, without the express consent of the Required Lenders, and that it shall (to the extent that it is lawfully entitled to do so) upon the request of the Required Lenders, exercise its setoff rights hereunder against any accounts of any Borrower now or hereafter maintained with Agent, such Lender or any Affiliate of any of them, but no Borrower shall have a claim or cause of action against Agent or any Lender for any setoff made without the consent of the Required Lenders and the validity of any such setoff shall not be impaired by the absence of such consent. If any party (or its Affiliate) exercises the right of setoff provided for hereunder, such party shall be obligated to share any such setoff in the manner and to the extent required by Section 13.5.

         12.5. REMEDIES CUMULATIVE; NO WAIVER.


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              12.5.1. All covenants, conditions, provisions, warranties, guaranties, indemnities, and other undertakings of Borrowers contained in this Agreement and the other Loan Documents, or in any document referred to herein or contained in any agreement supplementary hereto or in any schedule given to Agent or any Lender or contained in any other agreement between Agent or any Lender and any or all Borrowers, heretofore, concurrently, or hereafter entered into, shall be deemed cumulative to and not in derogation or substitution of any of the terms, covenants, conditions, or agreements of Borrowers herein contained. The rights and remedies of Agent and Lenders under this Agreement and the other Loan Documents shall be cumulative and not exclusive of any rights or remedies that Agent or any Lender would otherwise have.

              12.5.2. The failure or delay of Agent or any Lender to require strict performance by Borrowers of any provision of any of the Loan Documents or to exercise or enforce any rights, Liens, powers or remedies under any of the Loan Documents or with respect to any Collateral shall not operate as a waiver of such performance, Liens, rights, powers and remedies, but all such requirements, Liens, rights, powers, and remedies shall continue in full force and effect until all Loans and all other Obligations owing or to become owing from Borrowers to Agent and Lenders shall have been fully satisfied. None of the undertakings, agreements, warranties, covenants and representations of Borrowers contained in this Agreement or any of the other Loan Documents and no Event of Default by any Borrower under this Agreement or any other Loan Documents shall be deemed to have been suspended or waived by Agent, unless such suspension or waiver is by an instrument in writing specifying such suspension or waiver and is signed by a duly authorized representative of Agent and directed to Borrowers.

              12.5.3. If Agent or any Lender shall accept performance by a Borrower, in whole or in part, of any obligation that a Borrower is required by any of the Loan Documents to perform only when a Default or Event of Default exists, or if Agent or any Lender shall exercise any right or remedy under any of the Loan Documents that may not be exercised other than when a Default or Event of Default exists, Agent's acceptance of such performance by a Borrower or Agent's or Lender's exercise of any such right or remedy shall not operate to waive any such Event of Default or to preclude the exercise by Agent of any other right or remedy, unless otherwise expressly agreed in writing by Agent or such Lender, as the case may be.

SECTION 13. AGENT

         13.1. APPOINTMENT, AUTHORITY AND DUTIES OF AGENT.

              13.1.1. Each Lender hereby irrevocably appoints and designates Fleet as Agent to act as herein specified. Agent may, and each Lender by its acceptance of a Note shall be deemed irrevocably to have authorized Agent to, enter into all Loan Documents to which Agent is to be a party on the Closing Date and all amendments hereto and all Security Documents thereafter executed by each Borrower, for its benefit and the Pro Rata benefit of Lenders and, except as otherwise provided in this Section 13, to exercise such rights and powers under this Agreement and the other Loan Documents as are specifically delegated to Agent by the terms hereof and thereof, together with such other rights and powers as are reasonably incidental thereto. Each Lender agrees that any action taken by Agent or the Required Lenders in accordance with the provisions of this Agreement or the other Loan Documents, and the exercise by Agent or the Required Lenders of any of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all Lenders. Without limiting the generality of the foregoing, Agent shall have the sole and exclusive right and authority to (a) act as the disbursing and collecting agent for Lenders with respect to all payments and collections arising in connection with this Agreement and the other Loan Documents; (b) execute and deliver as Agent each Loan Document and accept delivery of each such agreement delivered by any or all Borrowers or any other Obligor; (c) act as collateral agent for Lenders for purposes of the perfection of all security interests


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and Liens created by this Agreement or the Security Documents with respect to all material items of the Collateral and, subject to the direction of the Required Lenders, for all other purposes stated therein, provided that Agent hereby appoints, authorizes and directs each Lender to act as a collateral sub-agent for Agent and the other Lenders for purposes of the perfection of all security interest and Liens with respect to a Borrower's Deposit Accounts maintained with, and all cash and Cash Equivalents held by, such Lender; (d) subject to the direction of the Required Lenders, manage, supervise or otherwise deal with the Collateral; and (e) except as may be otherwise specifically restricted by the terms of this Agreement and subject to the direction of the Required Lenders, exercise all remedies given to Agent or Lenders with respect to any of the Collateral under the Loan Documents relating thereto, Applicable Law or otherwise. The duties of Agent shall be ministerial and administrative in nature, and Agent shall not have by reason of this Agreement or any other Loan Document a fiduciary relationship with any Lender (or any Lender's participants). Unless and until its authority to do so is revoked in writing by the Required Lenders, Agent shall have the exclusive right to determine whether any Accounts or Inventory constitute Eligible Accounts or Eligible Inventory (basing such determination in each case upon the meanings given to such terms in this Agreement), or whether to impose or release any reserve, and to exercise its own credit judgment in connection therewith, which determinations and judgments, if exercised in good faith, shall exonerate Agent from any liability to Lenders or any other Person for any errors in judgment.

              13.1.2. Agent (which term, as used in this sentence, shall include reference to Agent's Affiliates and to the officers, directors, employees and agents of Agent's Affiliates) shall not: (a) have any duties or responsibilities except those expressly set forth in this Agreement and the other Loan Documents or (b) be required to take, initiate or conduct any litigation, foreclosure or collection proceedings hereunder or under any of the other Loan Documents except to the extent directed to do so by the Required Lenders during the continuance of any Event of Default.

              13.1.3. Agent may perform any of its duties by or through its agents and employees and may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Borrowers shall promptly (and in any event, ON DEMAND) reimburse Agent for all reasonable expenses (including all Extraordinary Expenses) incurred by Agent pursuant to any of the provisions hereof or of any of the other Loan Documents or in the execution of any of Agent's duties hereby or thereby created or in the exercise of any right or power herein or therein imposed or conferred upon it or Lenders (excluding, however, general overhead expenses), and each Lender agrees promptly to pay to Agent, ON DEMAND, such Lender's Pro Rata share of any such reimbursement for expenses (including Extraordinary Expenses) that is not timely made by Borrowers to Agent.

              13.1.4. The rights, remedies, powers and privileges conferred upon Agent hereunder and under the other Loan Documents may be exercised by Agent without the necessity of the joinder of any other parties unless otherwise required by Applicable Law. If Agent shall request instructions from the Required Lenders with respect to any act or action (including the failure to act) in connection with this Agreement or any of the other Loan Documents, Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from the Required Lenders; and Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting hereunder or under any of the Loan Documents in accordance with the instructions of the Required Lenders.

              13.1.5. Agent shall promptly, upon receipt thereof, forward to each Lender copies of any significant written notices, reports, certificates and other information received by Agent from any Obligor (to the extent such Obligor is not required by the terms of the Loan Documents to supply such


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information directly to Lenders) and copies of the results of any field audits by Agent with respect to Borrowers.

         13.2. AGREEMENTS REGARDING COLLATERAL. Each Lender shall have a Pro Rata interest in the security interests and Liens in and to the Collateral and any other Property granted or assigned to Agent under the Loan Documents. Lenders hereby irrevocably authorize Agent, at its option and in its discretion, to release any Lien upon any Collateral (i) upon the termination of the Commitments and payment or satisfaction of all of the Obligations or (ii) constituting Equipment sold or disposed of in accordance with the terms of this Agreement if a Borrower certifies to Agent that the disposition is made in compliance with the terms of this Agreement (and Agent may rely conclusively on any such certificate, without further inquiry). Agent shall have no obligation whatsoever to any of the Lenders to assure that any of the Collateral exists or is owned by a Borrower or is cared for, protected or insured or has been encumbered, or that Agent's Liens have been properly or sufficiently or lawfully created, perfected, protected or enforced or entitled to any particular priority or to exercise at any duty of care with respect to any of the Collateral.

         13.3. RELIANCE BY AGENT. Agent shall be entitled to rely, and shall be fully protected in so relying, upon any certification, notice or other communication (including any thereof by telephone, telex, telegram, telecopier message or cable) believed by it to be genuine and correct and to have been signed, sent or made by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by Agent. As to any matters not expressly provided for by this Agreement or any of the other Loan Documents, Agent shall in all cases be fully protected in acting or refraining from acting hereunder and thereunder in accordance with the instructions of the Required Lenders, and such instructions of the Required Lenders and any action taken or failure to act pursuant thereto shall be binding upon Lenders.

         13.4. ACTION UPON DEFAULT. Agent shall not be deemed to have knowledge of the occurrence of a Default or an Event of Default other than nonpayment when due of an amount required to be repaid with respect to the Loans) unless it has received written notice from a Lender or Borrowers specifying the occurrence and nature of such Default or Event of Default. If Agent shall receive such a notice of a Default or an Event of Default or shall otherwise acquire actual knowledge of any written Default or Event of Default, Agent shall promptly notify Lenders in writing and Agent shall take such action and assert such rights under this Agreement and the other Loan Documents, or shall refrain from taking such action and asserting such rights, as the Required Lenders shall direct from time to time. If any Lender shall receive a notice of a Default or an Event of Default or shall otherwise acquire actual knowledge of any Default or Event of Default, such Lender shall promptly notify Agent and the other Lenders in writing. As provided in Section 13.3 hereof, Agent shall not be subject to any liability by reason of acting or refraining to act pursuant to any request of the Required Lenders except for its own willful misconduct or gross negligence in connection with any action taken by it. Before directing Agent to take or refrain from taking any action or asserting any rights or remedies under this Agreement and the other Loan Documents on account of any Event of Default, the Required Lenders shall consult with and seek the advice of (but without having to obtain the consent of) each other Lender, and promptly after directing Agent to take or refrain from taking any such action or asserting any such rights, the Required Lenders will so advise each other Lender of the action taken or refrained from being taken and, upon request of any Lender, will supply information concerning actions taken or not taken. In no event shall the Required Lenders, without the prior written consent of each Lender, direct Agent to accelerate and demand payment of the Loans held by one Lender without accelerating and demanding payment of all other Loans or to terminate the Commitments of one or more Lenders without terminating the Commitments of all Lenders. Each Lender agrees that, without the prior written consent of the Required Lenders, it will not take any legal action or institute any action or proceeding against any Obligor with respect to any of the Obligations or Collateral or accelerate or otherwise enforce its portion of the Obligations. Without limiting the generality of the


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foregoing, none of Lenders may exercise any right that it might otherwise have under Applicable Law to credit bid at foreclosure sales, UCC sales or other similar sales or dispositions of any of the Collateral except as authorized by the Required Lenders. Notwithstanding anything to the contrary set forth in this
Section 13.4 or elsewhere in this Agreement, each Lender shall be authorized to take such action to preserve or enforce its rights against any Obligor where a deadline or limitation period is otherwise applicable and would, absent the taken of specified action, bar the enforcement of Obligations held by such Lender against such Obligor, including the filing of proofs of claim in any Insolvency Proceeding.

         13.5. RATABLE SHARING. If any Lender shall obtain any payment or reduction (including any amounts received as adequate protection of a bank account deposit treated as cash collateral under the Bankruptcy Code) of any Obligation of Borrowers hereunder (whether voluntary, involuntary, through the exercise of any right of set-off or otherwise) in excess of its Pro Rata share of payments or reductions on account of such Obligations obtained by all of the Lenders, such Lender shall forthwith (i) notify the other Lenders and Agent of such receipt and (ii) purchase from the other Lenders such participations in the affected Obligations as shall be necessary to cause such purchasing Lender to share the excess payment or reduction, net of costs incurred in connection therewith, on a Pro Rata basis, provided that if all or any portion of such excess payment or reduction is thereafter recovered from such purchasing Lender or additional costs are incurred, the purchase shall be rescinded and the purchase price restored to the extent of such recovery or such additional costs, but without interest. Each Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 13.5 may, to the fullest extent permitted by Applicable Law, exercise all of its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of Borrowers in the amount of such participation.

         13.6. INDEMNIFICATION OF AGENT.

              13.6.1. Each Lender severally agrees to indemnify and defend the Agent Indemnitees (to the extent not reimbursed by Borrowers under this Agreement, but without limiting the indemnification obligation of Borrowers under this Agreement), on a Pro Rata basis, and to hold each of the Agent Indemnitees harmless from and against, any and all Claims which may be imposed on, incurred by or asserted against any of the Agent Indemnitees in any way related to or arising out of this Agreement or any of the other Loan Documents or any other document contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including the costs and expenses which Borrowers are obligated to pay under Section 15.2 hereof or amounts Agent may be called upon to pay in connection with any lockbox or Dominion Account arrangement contemplated hereby) or the enforcement of any of the terms hereof or thereof or of any such other documents, provided that no Lender shall be liable to any Agent Indemnitee for any of the foregoing to the extent that they result solely from the willful misconduct or gross negligence of such Agent Indemnitee.

              13.6.2. Without limiting the generality of the foregoing provisions of this Section 13.6, if Agent should be sued by any receiver, trustee in bankruptcy, debtor-in-possession or other Person on account of any alleged preference or fraudulent transfer received or alleged to have been received from any Borrower or any other Obligor as the result of any transaction under the Loan Documents, then in such event any monies paid by Agent in settlement or satisfaction of such suit, together with all Extraordinary Expenses incurred by Agent in the defense of same, shall be promptly reimbursed to Agent by Lenders to the extent of each Lender's Pro Rata share.

              13.6.3. Without limiting the generality of the foregoing provisions of this Section 13.6, if at any time (whether prior to or after the Commitment Termination Date) any action or proceeding shall be brought against any of the Agent Indemnitees by an Obligor or by any other Person claiming by, through or under an Obligor, to recover damages for any act taken or omitted by Agent under any of the


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Loan Documents or in the performance of any rights, powers or remedies of Agent against any Obligor, any Account Debtor, the Collateral or with respect to any Loans, or to obtain any other relief of any kind on account of any transaction involving any Agent Indemnitees under or in relation to any of the Loan Documents, each Lender agrees to indemnify, defend and hold the Agent Indemnitees harmless with respect thereto and to pay to the Agent Indemnitees each Lender's Pro Rata share of such amount as any of the Agent Indemnitees shall be required to pay by reason of a judgment, decree, or other order entered in such action or proceeding or by reason of any compromise or settlement agreed to by the Agent Indemnitees, including all interest and costs assessed against any of the Agent Indemnitees in defending or compromising such action, together with attorneys' fees and other legal expenses paid or incurred by the Agent Indemnitees in connection therewith; provided, however, that no Lender shall be liable to any Agent Indemnitee for any of the foregoing to the extent that they arise solely from the willful misconduct or gross negligence of such Agent Indemnitee. In Agent's discretion, Agent may also reserve for or satisfy any such judgment, decree or order from proceeds of Collateral prior to any distributions therefrom to or for the account of Lenders.

         13.7. LIMITATION ON RESPONSIBILITIES OF AGENT. Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall have received further assurances to its satisfaction from Lenders of their indemnification obligations under Section 13.6 hereof against any and all Claims which may be incurred by Agent by reason of taking or continuing to take any such action. Agent shall not be liable to Lenders (or any Lender's participants) for any action taken or omitted to be taken under or in connection with this Agreement or the other Loan Documents except as a result of actual gross negligence or willful misconduct on the part of Agent. Agent does not assume any responsibility for any failure or delay in performance or breach by any Obligor or any Lender of its obligations under this Agreement or any of the other Loan Documents. Agent does not make to Lenders, and no Lender makes to Agent or the other Lenders, any express or implied warranty, representation or guarantee with respect to the Loans, the Collateral, the Loan Documents or any Obligor. Neither Agent nor any of its agents, attorneys or employees shall be responsible to Lenders, and no Lender nor any of its agents, attorneys or employees shall be responsible to Agent or the other Lenders, for: (i) any recitals, statements, information, representations or warranties contained in any of the Loan Documents or in any certificate or other document furnished pursuant to the terms hereof; (ii) the execution, validity, genuineness, effectiveness or enforceability of, any of the Loan Documents; (iii) the validity, genuineness, enforceability, collectibility, value, sufficiency or existence of any Collateral, or the perfection or priority of any Lien therein; or (iv) the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Obligor or any Account Debtor. Agent shall have no obligation to any Lender to ascertain or inquire into the existence of any Default or Event of Default, the observance or performance by any Obligor of any of the duties or agreements of such Obligor under any of the Loan Documents or the satisfaction of any conditions precedent contained in any of the Loan Documents. Agent may consult with and employ legal counsel, accountants and other experts and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by such experts.

         13.8. SUCCESSOR AGENT AND CO-AGENTS.

              13.8.1. Subject to the appointment and acceptance of a successor Agent as provided below, Agent may resign at any time by giving at least 30 days written notice thereof to each Lender and Borrowers. Upon any such resignation, the Required Lenders, after prior consultation with (but without having to obtain consent of) each Lender, shall have the right to appoint a successor Agent which shall be (i) a Lender, (ii) a United States based affiliate of a Lender or (iii) a commercial bank that is organized under the laws of the United States or of any State thereof and has a combined capital surplus of at least $100,000,000 (or any asset based lending affiliate of any such bank) and is reasonably acceptable to Borrowers (and for purposes hereof, any successor to Fleet shall be deemed acceptable to Borrowers). Upon the acceptance by a successor Agent of an appointment as an Agent hereunder, such successor Agent


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shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent without further act, deed or conveyance, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 13 (including the provisions of Section
13.6 hereof) shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent. Notwithstanding anything to the contrary contained in this Agreement, any successor by merger or acquisition of the stock or assets of Fleet shall continue to be Agent hereunder unless such successor shall resign in accordance with the provisions hereof.

              13.8.2. It is the purpose of this Agreement that there shall be no violation of any Applicable Law denying or restricting the right of financial institutions to transact business as agent or otherwise in any jurisdiction. It is recognized that, in case of litigation under any of the Loan Documents, or in case Agent deems that by reason of present or future laws of any jurisdiction Agent might be prohibited from exercising any of the powers, rights or remedies granted to Agent or Lenders hereunder or under any of the Loan Documents or from holding title to or a Lien upon any Collateral or from taking any other action which may be necessary hereunder or under any of the Loan Documents, Agent may appoint an additional Person as a separate collateral agent or co-collateral agent which is not so prohibited from taking any of such actions or exercising any of such powers, rights or remedies. If Agent shall appoint an additional Person as a separate collateral agent or co-collateral agent as provided above, each and every remedy, power, right, claim, demand or cause of action intended by any of the Loan Documents to be exercised by or vested in or conveyed to Agent with respect thereto shall be exercisable by and vested in such separate collateral agent or co-collateral agent, but only to the extent necessary to enable such separate collateral agent or co-collateral agent to exercise such powers, rights and remedies, and every covenant and obligation necessary to the exercise thereof by such separate collateral agent or co-collateral agent shall run to and be enforceable by either of them. Should any instrument from Lenders be required by the separate collateral agent or co-collateral agent so appointed by Agent in order more fully and certainly to vest in and confirm to him or it such rights, powers, duties and obligations, any and all of such instruments shall, on request, be executed, acknowledged and delivered by Lenders whether or not a Default or Event of Default then exists. In case any separate collateral agent or co-collateral agent, or a successor to either, shall die, become incapable of acting, resign or be removed, all the estates, properties, rights, powers, duties and obligations of such separate collateral agent or co-collateral agent, so far as permitted by Applicable Law, shall vest in and be exercised by the Agent until the appointment of a new collateral agent or successor to such separate collateral agent or co-collateral agent.

         13.9. CONSENTS, AMENDMENTS AND WAIVERS; OUT-OF-FORMULA LOANS.

              13.9.1. No amendment or modification of any provision of this Agreement shall be effective without the prior written agreement of the Required Lenders and Borrowers, and no waiver of any Default or Event of Default shall be effective without the prior written consent of the Required Lenders; provided, however, that, without the prior consent of all Lenders, no waiver of any Default or Event of Default shall be effective if the Default or Event of Default relates to Borrower's failure to observe or perform any covenant that may not be amended without the unanimous written consent of Lenders as hereinafter set forth in this Section 13.9.1. Notwithstanding the immediately preceding sentence, the written agreement of all Lenders shall be required to effectuate any amendment, modification or waiver that would (a) alter the provisions of Sections 3.6, 3.7, 3.8, 3.9, 5.6, 5.7, 6.1, 13, 15.2 or 15.3, the
definitions of "Availability Reserve," "Borrowing Base" and other defined terms used in such definition,"Pro Rata," "Required Lenders" or any provision of this Agreement obligating Agent to take certain actions at the direction of the Required Lenders, or any provision of this Agreement regarding the Pro Rata treatment or obligations of Lenders, (b) increase or otherwise modify any of the Commitments (other than to reduce proportionately each Lender's Commitment in connection with any overall reduction in the amount of the Commitments), (c) alter or amend the rate of interest payable in respect of the Loans


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(except as may be expressly authorized by the Loan Documents or as may be necessary, in Agent's judgement, to comply with Applicable Law), (d) waive or agree to defer collection of or reduce any fee, termination charge or other charge provided for under any of the Loan Documents or the unused line fee in
Section 3.2.2 hereof, (e) subordinate the payment of any of the Obligations to any other Indebtedness or the priority of any Liens granted to Agent under any of the Loan Documents to Liens granted to any other Person, except as currently provided in or contemplated by the Loan Documents in connection with any Borrower's incurrence of Purchase Money Debt, and except for Liens granted by an Obligor to financial institutions with respect to amounts on deposit with such financial institutions to cover returned items, processing and analysis charges and other charges in the ordinary course of business that relate to deposit accounts with such financial institutions, (f) alter the time or amount of repayment of any of the Loans or waive any Event of Default resulting from nonpayment of the Loans on the due date thereof (or within any applicable period of grace), (g) forgive any of the Obligations, except any portion of the Obligations held by a Lender who consents in writing to such forgiveness, or (h) release any Obligor from liability for any of the Obligations or release any material portion of the Collateral except to the extent expressly provided for herein. In no event shall any amendment to the provisions of Sections 2.3 or
4.1.3 be effective without the prior written consent of Fleet. No Lender shall be authorized to amend or modify any Note held by it unless such amendment or modification is consented to in writing by all Lenders; provided, however, that the foregoing shall not be construed to prohibit an amendment or modification to any provision of this Agreement that may be effected pursuant to this Section
13.9.1 by agreement of Borrowers and the Required Lenders even though such an amendment or modification results in an amendment or modification of the Notes by virtue of the incorporation by reference in each of the Notes of this Agreement. The making of any Loans hereunder by any Lender during the existence of a Default or Event of Default shall not be deemed to constitute a waiver of such Default or Event of Default. Any waiver or consent granted by Lenders hereunder shall be effective only if in writing and then only in the specific instance and for the specific purpose for which it was given.

              13.9.2. In connection with any proposed amendment to any of the Loan Documents or waiver of any of the terms thereof or any Default or Event of Default thereunder, no Borrower shall solicit, request or negotiate for or with respect to any such proposed amendment or waiver of any of the provisions of this Agreement or any of the other Loan Documents unless each Lender shall be informed thereof by Borrowers or Agent (to the extent known by Agent) and shall be afforded an opportunity of considering the same and supplied by Borrowers with sufficient information to enable it to make an informed decision with respect thereto. No Borrower will, directly or indirectly, pay or cause to be paid any remuneration or other thing of value, whether by way of supplemental or additional interest, fee or otherwise, to any Lender (in its capacity as a Lender hereunder) as consideration for or as an inducement to the consent to or agreement by such Lender with any waiver or amendment of any of the terms and provisions of this Agreement or any of the other Loan Documents unless such remuneration or thing of value is concurrently paid, on the same terms, on a Pro Rata basis to all Lenders.

              13.9.3. Unless otherwise directed in writing by the Required Lenders, Agent may require Lenders to honor requests by Borrowers for Out-of-Formula Loans (in which event, and notwithstanding anything to the contrary set forth in Section 2.1.1 or elsewhere in this Agreement, Lenders shall continue to make Revolver Loans up to their Pro Rata share of the Commitments) and to forbear from requiring Borrowers to cure an Out-of-Formula Condition, (1) when no Event of Default exists (or if an Event of Default exists, when the existence of such Event of Default is not known by Agent), if and for so long as (i) such Out-of-Formula Condition does not continue for a period of more than 15 consecutive days, following which no Out-of-Formula Condition exists for at least 15 consecutive days before another Out-of-Formula Condition exists, (ii) no more than 5 such 15-day periods exist during any one Fiscal Year and no Out-of-Formula Condition exists during the period in which the advance rate against Eligible Inventory is 80%, (iii) the amount of the Revolver Loans outstanding at any time does not exceed the aggregate of the Commitments at such time, and (iv) the Out-of-Formula Condition is not known by Agent


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at the time in question to exceed $2,000,000; and (2) regardless of whether or not an Event of Default exists, if Agent discovers the existence of an Out-of-Formula Condition not previously known by it to exist, but Lenders shall be obligated to continue making such Revolver Loans as directed by Agent only (A) if the amount of the Out-of-Formula Condition is not increased by more than $1,000,000 above the amount determined by Agent to exist on the date of discovery thereof and (B) for a period not to exceed 5 Business Days. In no event shall Borrowers be deemed to be beneficiaries of this Section 13.9.3 or authorized to enforce any of the provisions of this Section 13.9.3.

         13.10. DUE DILIGENCE AND NON-RELIANCE. Each Lender hereby acknowledges and represents that it has, independently and without reliance upon Agent or the other Lenders, and based upon such documents, information and analyses as it has deemed appropriate, made its own credit analysis of each Obligor and its own decision to enter into this Agreement and to fund the Loans to be made by it hereunder and to purchase participations in the LC Outstandings pursuant to
Section 2.2.2 hereof, and each Lender has made such inquiries concerning the Loan Documents, the Collateral and each Obligor as such Lender feels necessary and appropriate, and has taken such care on its own behalf as would have been the case had it entered into the other Loan Documents without the intervention or participation of the other Lenders or Agent. Each Lender hereby further acknowledges and represents that the other Lenders and Agent have not made any representations or warranties to it concerning any Obligor, any of the Collateral or the legality, validity, sufficiency or enforceability of any of the Loan Documents. Each Lender also hereby acknowledges that it will, independently and without reliance upon the other Lenders or Agent, and based upon such financial statements, documents and information as it deems appropriate at the time, continue to make and rely upon its own credit decisions in making Loans and in taking or refraining to take any other action under this Agreement or any of the other Loan Documents. Except for notices, reports and other information expressly required to be furnished to Lenders by Agent hereunder, Agent shall not have any duty or responsibility to provide any Lender with any notices, reports or certificates furnished to Agent by any Obligor or any credit or other information concerning the affairs, financial condition, business or Properties of any Obligor (or any of its Affiliates) which may come into possession of Agent or any of Agent's Affiliates.

         13.11. REPRESENTATIONS AND WARRANTIES OF LENDERS. By its execution of this Agreement, each Lender hereby represents and warrants to each Borrower and the other Lenders that it has the power to enter into and perform its obligations under this Agreement and the other Loan Documents, and that it has taken all necessary and appropriate action to authorize its execution and performance of this Agreement and the other Loan Documents to which it is a party, each of which will be binding upon it and the obligations imposed upon it herein or therein will be enforceable against it in accordance with the respective terms of such documents.

         13.12. THE REQUIRED LENDERS. As to any provisions of this Agreement or the other Loan Documents under which action may or is required to be taken upon direction or approval of the Required Lenders, the direction or approval of the Required Lenders shall be binding upon each Lender to the same extent and with the same effect as if each Lender had joined therein. Notwithstanding anything to the contrary contained in this Agreement, Borrowers shall not be deemed to be a beneficiary of, or be entitled to enforce, sue upon or assert as a defense to any of the Obligations, any provisions of this Agreement that requires Agent or any Lender to act, or conditions their authority to act, upon the direction or consent of the Required Lenders; and any action taken by Agent or any Lender that requires the consent or direction of the Required Lenders as a condition to taking such action shall, insofar as Borrowers are concerned, be presumed to have been taken with the requisite consent or direction of the Required Lenders.

         13.13. SEVERAL OBLIGATIONS. The obligations and commitments of each Lender under this Agreement and the other Loan Documents are several and neither Agent nor any Lender shall be responsible for the performance by the other Lenders of its obligations or commitments hereunder or


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thereunder. Notwithstanding any liability of Lenders stated to be joint and several to third Persons under any of the Loan Documents, such liability shall be shared, as among Lenders, Pro Rata according to the respective Commitments of Lenders.

         13.14. AGENT IN ITS INDIVIDUAL CAPACITY. With respect to its obligation to lend under this Agreement, the Loans made by it and each Note issued to it, Agent shall have the same rights and powers hereunder and under the other Loan Documents as any other Lender or holder of a Note and may exercise the same as though it were not performing the duties specified herein; and the terms "Lenders," "Required Lenders," or any similar term shall, unless the context clearly otherwise indicates, include Agent in its capacity as a Lender. Agent and its Affiliates may each accept deposits, maintain deposits or credit balances for, invest in, lend money to, act as trustee under indentures of, serve as financial advisor to, and generally engage in any kind of business with any Borrower or any other Obligor, or any affiliate of a Borrower or any other Obligor, as if it were any other bank and without any duty to account therefor to the other Lenders.

         13.15. THIRD PARTY BENEFICIARIES. This Section 13 is not intended to confer any rights or benefits upon any Borrower or any other Person except Lenders and Agent, and no Person (including any or all Borrowers) other than Lenders and Agent shall have any right to enforce any of the provisions of this
Section 13 except as expressly provided in Section 13.17 hereof. As between Borrowers and Agent, any action that Agent may take or purport to take on behalf of Lenders under any of the Loan Documents shall be conclusively presumed to have been authorized and approved by Lenders as herein provided.

         13.16. NOTICE OF TRANSFER. Agent may deem and treat a Lender party to this Agreement as the owner of such Lender's portion of the Revolver Loans for all purposes, unless and until a written notice of the assignment or transfer thereof executed by such Lender has been received by Agent.

         13.17. REPLACEMENT OF CERTAIN LENDERS. If a Lender ("Affected Lender") shall have (i) failed to fund its Pro Rata share of any Revolver Loan requested by Borrowers which such Lender is obligated to fund under the terms of this Agreement and which such failure has not been cured, (ii) requested compensation from Borrowers under Section 3.7 to recover increased costs incurred by such Lender (or its parent or holding company) which are not being incurred generally by the other Lenders (or their respective parents or holding companies), or
(iii) delivered a notice pursuant to Section 3.6 hereof claiming that such Lender is unable to extend LIBOR Loans to Borrowers for reasons not generally applicable to the other Lenders, then, in any such case and in addition to any other rights and remedies that Agent, any other Lender or any Borrower may have against such Affected Lender, any Borrower or Agent may make written demand on such Affected Lender (with a copy to Agent in the case of a demand by a Borrower and a copy to Borrowers in the case of a demand by Agent) for the Affected Lender to assign, and such Affected Lender shall assign pursuant to one or more duly executed Assignment and Acceptances within 5 Business Days after the date of such demand, to one or more Lenders willing to accept such assignment or assignments, or to one or more Eligible Assignees designated by Agent, all of such Affected Lender's rights and obligations under this Agreement (including its Commitments and all Loans owing to it) in accordance with Section 14 hereof. Agent is hereby irrevocably authorized to execute one or more Assignment and Acceptances as attorney-in-fact for any Affected Lender which fails or refuses to execute and deliver the same within 5 Business Days after the date of such demand. The Affected Lender shall be entitled to receive, in cash and concurrently with execution and delivery of each such Assignment and Acceptance, all amounts owed to the Affected Lender hereunder or under any other Loan Document, including the aggregate outstanding principal amount of the Revolver Loans owed to such Lender, together with accrued interest thereon through the date of such assignment. Upon the replacement of any Affected Lender pursuant to this Section 13.17, such Affected Lender shall cease to have any participation in, entitlement to, or other right to share in the Liens of Agent in any Collateral and such Affected Lender shall have no further liability to Agent, any Lender or any other Person under any of the Loan Documents

(except as provided in Section 13.6 hereof as to events or transactions which occur prior to the replacement of such Affected Lender), including any commitment to make Loans or purchase participations in LC Outstandings.

         13.18. REMITTANCE OF PAYMENTS AND COLLECTIONS.

              13.18.1. All payments by any Lender to Agent shall be made not later than the time set forth elsewhere in this Agreement on the Business Day such payment is due; provided, however, that if such payment is due on demand by Agent and such demand is made on the paying Lender after 11:00 a.m. on such Business Day, then payment shall be made by 11:00 a.m. on the next Business Day. Payment by Agent to any Lender shall be made by wire transfer, promptly following Agent's receipt of funds for the account of such Lender and in the type of funds received by Agent; provided, however, that if Agent receives such funds at or prior to 1:00 p.m., Agent shall pay such funds to such Lender by 2:00 p.m. on such Business Day, but if Agent receives such funds after 1:00 p.m., Agent shall pay such funds to such Lender by 2:00 p.m. on the next Business Day.

              13.18.2. With respect to the payment of any funds from Agent to a Lender or from a Lender to Agent, the party failing to make full payment when due pursuant to the terms hereof shall, on demand by the other party, pay such amount together with interest thereon at the Federal Funds Rate. In no event shall Borrowers be entitled to receive any credit for any interest paid by Agent to any Lender, or by any Lender to Agent, at the Federal Funds Rate as provided herein.

              13.18.3. If Agent pays any amount to a Lender in the belief or expectation that a related payment has been or will be received by Agent from an Obligor and such related payment is not received by Agent, then Agent shall be entitled to recover such amount from each Lender that receives such amount. If Agent determines at any time that any amount received by it under this Agreement or any of the other Loan Documents must be returned to an Obligor or paid to any other Person pursuant to any Applicable Law, court order or otherwise, then, notwithstanding any other term or condition of this Agreement or any of the other Loan Documents, Agent shall not be required to distribute such amount to any Lender.

SECTION 14. BENEFIT OF AGREEMENT; ASSIGNMENTS AND PARTICIPATIONS

         14.1. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of Borrowers, Agent and Lenders and their respective successors and assigns (which, in the case of Agent, shall include any successor Agent appointed pursuant to Section 13.8 hereof), except that (i) no Borrower shall have the right to assign its rights or delegate performance of any of its obligations under any of the Loan Documents and (ii) any assignment by any Lender must be made in compliance with Section 14.3 hereof. Agent may treat the payee of any Note as the owner thereof for all purposes hereof unless and until such payee complies with Section 14.3 in the case of an assignment thereof or, in the case of any other transfer, a written notice of the transfer is filed with Agent. Any assignee or transferee of a Note agrees by acceptance thereof to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the holder of a Note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

         14.2. PARTICIPATIONS.

              14.2.1. Permitted Participants; Effect. Any Lender may, in the ordinary course of its business and in accordance with Applicable Law, at any time sell to one or more banks or other financial institutions (each a "Participant") participating interest in any of the Obligations owing to such Lender, any Commitment of such Lender or any other interest of such Lender under any of the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely


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

responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the holder of any Note for all purposes under the Loan Documents, all amounts payable by Borrowers under this Agreement and any of the Notes shall be determined as if such Lender had not sold such participating interests, and Borrowers and Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents. If a Lender sells a participation to a Person other than an Affiliate of such Lender, then such Lender shall give prompt written notice thereof to Borrowers and the other Lenders.

              14.2.2. Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than an amendment, modification or waiver with respect to any Loans or Commitment in which such Participant has an interest which forgives principal, interest or fees or reduces the stated interest rate or the stated rates at which fees are payable with respect to any such Loan or Commitment, postpones the Commitment Termination Date, or any date fixed for any regularly scheduled payment of interest or fees on such Revolver Loan or Commitment, or releases from liability any Borrower or any Guarantor or releases any substantial portion of any of the Collateral.

              14.2.3. Benefit of Set-Off. Each Borrower agrees that each Participant shall be deemed to have the right of set-off provided in Section
12.4 hereof in respect of its participating interest in amounts owing under the Loan Documents to the same extent and subject to the same requirements under this Agreement (including Section 13.5) as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right of set-off provided in Section
12.4 hereof with respect to the amount of participating interests sold to each Participant. Lenders agree to share with each Participant, and each Participant by exercising the right of set-off provided in Section 12.4 agrees to share with each Lender, any amount received pursuant to the exercise of its right of set-off, such amounts to be shared in accordance with Section 13.5 hereof as if each Participant were a Lender.

         14.3. ASSIGNMENTS.

              14.3.1. Permitted Assignments. Any Lender may, in the ordinary course of its business and in accordance with Applicable Law, at any time assign to any Eligible Assignee all or any part of its rights and obligations under the Loan Documents, so long as (i) each assignment is of a constant, and not a varying, ratable percentage of all of the transferor Lender's rights and obligations under the Loan Documents with respect to the Loans and the LC Outstandings and, in the case of a partial assignment, is in a minimum principal amount of $5,000,000 (or $1,000,000 in the case of an assignment between existing Lenders) and integral multiples of $1,000,000 in excess of that amount;
(ii) except in the case of an assignment in whole of a Lender's rights and obligations under the Loan Documents or an assignment by one original signatory to this Agreement to another such signatory, immediately after giving effect to any assignment, the aggregate amount of the Commitments retained by the transferor Lender shall in no event be less than $15,000,000; and (iii) the parties to each such assignment shall execute and deliver to Agent, for its acceptance and recording, an Assignment and Acceptance. The consent of Agent and, provided no Default or Event of Default exists, Borrowers (which shall not be unreasonably withheld or delayed) shall be required prior to an assignment becoming effective with respect to an Eligible Assignee which is not a Lender or an Affiliate of a Lender, and such assignment shall not become effective until such time as notice thereof is given to Borrowers and Agent in substantially the form of EXHIBIT G attached hereto. Nothing contained herein shall limit in any way the right of Lenders to assign (i) to any Eligible Assignee all of their rights and obligations under the Loan Documents or (ii) all or any portion of the Loans owing to it to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors and any Operating Circular issued by such Federal Reserve Bank, provided that in the case of this clause (ii) any payment in respect of such assigned Loans made by Borrowers to the assigning Lender in accordance with the terms of this Agreement shall satisfy Borrowers' obligations hereunder in respect of such assigned Loans to the extent of such payment, but no such assignment shall release the assigning Lender from its obligations hereunder.

              14.3.2. Effect; Effective Date. Upon (i) delivery to Agent of a notice of assignment substantially in the form attached as EXHIBIT G hereto, together with any consents required by Section 14.3.1, and (ii) payment of a $5,000 fee to the Agent for processing any assignment to an Eligible Assignee that is not an Affiliate of the transferor Lender, such assignment shall become effective on the effective date specified in such notice of assignment. On and after the effective date of such assignment, such Eligible Assignee shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by the Lenders and shall have all the rights and obligations of the Lender under the Loan Documents to the same extent as if it were an original party thereto, and no further consent or action by Borrowers, Lenders or Agent shall be required to release the transferor Lender with respect to the Commitment (or portion thereof) of such Lender and Obligations assigned to such Eligible Assignee. Upon the consummation of any assignment to an Eligible Assignee pursuant to this Section 14.3.2, the transferor Lender, Agent and Borrowers shall make appropriate arrangements so that replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Eligible Assignee, in each case in principal amounts reflecting their respective Commitments, as adjusted pursuant to such assignment.

              14.3.3. Dissemination of Information. Each Borrower authorizes each Lender and Agent to disclose to any Participant, any Eligible Assignee or any other Person acquiring an interest in the Loan Documents by operation of law (each a "Transferee"), and any prospective Transferee, any and all information in Agent's or such Lender's possession concerning each Borrower, the Subsidiaries of each Borrower or the Collateral, subject to the limitations of
Section 15.14 and other appropriate confidentiality undertakings on the part of such Transferee.

         14.4. TAX TREATMENT. If any interest in any Loan Document is transferred to any Transferee that is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 5.9 hereof.

SECTION 15. MISCELLANEOUS

         15.1. POWER OF ATTORNEY. Each Borrower hereby irrevocably designates, makes, constitutes and appoints Agent (and all Persons designated by Agent) as such Borrower's true and lawful attorney (and agent-in-fact) and Agent, or Agent's designee, may, without notice to such Borrower and in either such Borrower's or Agent's name, but at the cost and expense of Borrowers:

              15.1.1. At such time or times as Agent or said designee, in its sole discretion, may determine, endorse such Borrower's name on any Payment Item or proceeds of the Collateral which come into the possession of Agent or under Agent's control.

              15.1.2. At such time or times upon or during the occurrence of an Event of Default as Agent or Agent's designee in its sole discretion may determine: (i) demand payment of the Accounts from the Account Debtors, enforce payment of the Accounts by legal proceedings or otherwise, and generally exercise all of such Borrower's rights and remedies with respect to the collection of the Accounts; (ii) settle, adjust, compromise, discharge or release any of the Accounts or other Collateral or any legal proceedings brought to collect any of the Accounts or other Collateral; (iii) sell or assign any of the Accounts and other Collateral upon such terms, for such amounts and at such time or times as Agent deems advisable; (iv) take control, in any manner, of any item of payment or proceeds relating to any Collateral; (v) prepare, file and sign such Borrower's name to a proof of claim in bankruptcy or similar document against any Account Debtor or to any notice of lien, assignment or satisfaction of Lien or similar document in connection with any of the Collateral; (vi) receive, open and dispose of all mail addressed to

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such Borrower and to notify postal authorities to change the address for delivery thereof to such address as Agent may designate; (vii) endorse the name of such Borrower upon any of the items of payment or proceeds relating to any Collateral and deposit the same to the account of Agent on account of the Obligations; (viii) endorse the name of such Borrower upon any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement relating to any Accounts or Inventory of any Obligor and any other Collateral; (ix) use such Borrower's stationery and sign the name of such Borrower to verifications of the Accounts and notices thereof to Account Debtors; (x) use the information recorded on or contained in any data processing equipment and computer hardware and software relating to the Accounts, Inventory, Equipment and any other Collateral; (xi) make and adjust claims under policies of insurance; and (xii) do all other acts and things necessary, in Agent's determination, to fulfill such Borrower's obligations under this Agreement.

         15.2. GENERAL INDEMNITY. Each Borrower hereby agrees to indemnify and defend the Indemnitees and to hold the Indemnitees harmless from and against any Claim ever suffered or incurred by any of the Agent Indemnitees or Lender Indemnitees arising out of or related to this Agreement or any of the other Loan Documents, the performance by Agent or Lenders of their duties or the exercise of any of their rights or remedies under this Agreement or any of the other Loan Documents or as a result of any Borrower's failure to observe, perform or discharge any of its duties hereunder. Each Borrower shall also indemnify and defend the Indemnitees against and save the Indemnitees harmless from all Claims of any Person arising out of, related to or with respect to any of the transactions entered into pursuant to this Agreement or any of the other Loan Documents or Agent's Lien upon the Collateral. Without limiting the generality of the foregoing, this indemnity shall extend to any Claims asserted against or incurred by any of the Indemnitees by any Person under any Environmental Laws or similar laws by reason of any Borrower's or any other Person's failure to comply with laws applicable to solid or hazardous waste materials or other toxic substances. Additionally, if any Taxes (excluding Taxes imposed upon or measured solely by the net income of Agent and Lenders, but including, any intangibles tax, stamp tax, recording tax or franchise tax) shall be payable by Agent or any Obligor on account of the execution or delivery of this Agreement, or the execution, delivery, issuance or recording of any of the other Loan Documents, or the creation or repayment of any of the Obligations hereunder, by reason of any Applicable Law now or hereafter in effect, Borrowers will pay (or will promptly reimburse Agent and Lenders for the payment of) all such Taxes, including any interest and penalties thereon, and will indemnify and hold the Indemnitees harmless from and against all liability in connection therewith. The foregoing indemnities SHALL INCLUDE ALL CLAIMS ARISING OUT OF ANY INDEMNITEE'S SOLE OR CONTRIBUTORY NEGLIGENCE, but shall not apply to Claims incurred by any of the Indemnitees as a direct and proximate result of their own gross negligence or willful misconduct or that arise out of any disputes arising solely out of the relationship between Agent and any Lender.

         15.3. SURVIVAL OF ALL INDEMNITIES. Notwithstanding anything to the contrary in this Agreement or any of the other Loan Documents, the obligation of each Borrower and each Lender with respect to each indemnity given by it in this Agreement, whether given by such Borrower to Agent Indemnitees, Lender Indemnitees or Fleet Indemnitees or by any Lender to any Agent Indemnitees or Fleet Indemnitees, shall survive the payment in full of the Obligations and the termination of any of the Commitments.

         15.4. MODIFICATION OF AGREEMENT. This Agreement may not be modified, altered or amended, except by an agreement in writing signed by Borrowers, Agent and Lenders (or, where otherwise expressly allowed by Section 13 hereof, the Required Lenders in lieu of Agent and Lenders); provided, however, that no consent, written or otherwise, of any Borrower shall be necessary or required in connection with any amendment of any of the provisions of Section 13 (other than Section 13.17) or any other provision of this Agreement that affects only the rights, duties and responsibilities of Lenders and Agent as among themselves so long as no such amendment imposes any additional obligations on Borrowers.

         15.5. SEVERABILITY. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under Applicable Law, but if any provision of this Agreement shall be prohibited by or invalid under Applicable Law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         15.6. CUMULATIVE EFFECT; CONFLICT OF TERMS. To the fullest extent permitted by Applicable Law, the provisions of the Other Agreements and the Security Documents are hereby made cumulative with the provisions of this Agreement. Except as otherwise provided in any of the other Loan Documents by specific reference to the applicable provision of this Agreement, if any provision contained in this Agreement is in direct conflict with, or inconsistent with, any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.

         15.7. EXECUTION IN COUNTERPARTS. This Agreement and any amendments hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument.

         15.8. AGENT'S OR REQUIRED LENDERS' CONSENT. Whenever Agent's, Lenders' or Required Lenders' consent is required to be obtained under this Agreement or any of the other Loan Documents as a condition to any action, inaction, condition or event, Agent and each Lender shall be authorized to give or withhold its consent in its sole and absolute discretion and to condition its consent upon the giving of additional collateral security for the Obligations, the payment of money or any other matter.

         15.9. NOTICE. All notices, requests and demands to or upon a party hereto shall be in writing and shall be sent by certified or registered mail, return receipt requested, personal delivery against receipt or by telecopier or other facsimile transmission and shall be deemed to have been validly served, given or delivered when delivered against receipt, or, in the case of facsimile transmission, when received (if on a Business Day and, if not received on a Business Day, then on the next Business Day after receipt) at the office where the noticed party's telecopier is located, in each case addressed to the noticed party at the address shown for such party on the signature page hereof or, in the case of a Person who becomes a Lender after the date hereof, at the address shown on the Assignment and Acceptance by which such Person became a Lender. Notwithstanding the foregoing, no notice to or upon Agent pursuant to Sections 2.2, 3.1, 4.1 or 6.2.2 shall be effective until actually received by the Person to whose attention at Agent such notice is required to be sent. Any written notice, request or demand that is not sent in conformity with the provisions hereof shall nevertheless be effective on the date that such notice, request or demand is actually received by the Person to whose attention at the noticed party such notice, request or demand is required to be sent.

         15.10. CREDIT INQUIRIES. Each Borrower hereby authorizes and permits Agent and Lenders (but Agent and Lenders shall have no obligation) to respond to usual and customary credit inquiries from third parties concerning such Borrower or any of its Subsidiaries.

         15.11. TIME OF ESSENCE. Time is of the essence of this Agreement, the Other Agreements and the Security Documents.

         15.12. ENTIRE AGREEMENT; EXHIBITS AND SCHEDULES. This Agreement and the other Loan Documents, together with all other instruments, agreements and certificates executed by the parties in connection therewith or with reference thereto, embody the entire understanding and agreement between the parties hereto and thereto with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings and inducements, whether express or implied, oral or written. Each of the Exhibits and each of the Schedules attached hereto are incorporated into this Agreement and by this reference made a part hereof.

         15.13. INTERPRETATION. No provision of this Agreement or any of the other Loan Documents shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision.

         15.14. CONFIDENTIALITY. Agent and Lenders each agrees to exercise reasonable efforts (and, in any event, with at least the same degree of care as it ordinarily exercises with respect to confidential information of its other customers) to keep any confidential information delivered or made available by Borrowers to it, including information obtained by Agent or any Lender by reason of a visit or investigation by any Person contemplated in Section 10.1.1 hereof, confidential from any Person other than individuals employed or retained by such Lender who are or are expected to become engaged in evaluating, approving, structuring, administering or otherwise giving professional advice with respect to any of the Loans or Collateral; provided, however, that nothing herein shall prevent Agent or any Lender from disclosing such confidential information (i) to any party to this Agreement from time to time or any Participant, (ii) pursuant the order of any court or administrative agency pursuant to legal process, (iii) upon the request or demand of any regulatory agency or authority having jurisdiction over Agent or such Lender, (iv) which has been publicly disclosed other than by an act or omission of Agent or any Lender except as permitted herein, (v) to the extent reasonably required in connection with any litigation (with respect to any of the Loan Documents or any of the transactions contemplated thereby) to which Agent, any Lender or their respective Affiliates may be a party, (vi) to the extent reasonably required in connection with the exercise of any remedies hereunder, (vii) to Agent's or any Lender's legal counsel and independent auditors, and (viii) to any actual or proposed Participant, Assignee or other Transferee of all or part of a Lender's rights hereunder so long as such Transferee has agreed in writing to be bound by the provisions of this Section.

         15.15. OBLIGATIONS OF LENDERS SEVERAL. The obligations of each Lender hereunder are several, and no Lender shall be responsible for the obligations or Commitment of any other Lender. Nothing contained in this Agreement and no action taken by Lenders pursuant hereto shall be deemed to constitute the Lenders to be a partnership, association, joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled, to the extent not otherwise restricted hereunder, to protect and enforce its rights arising out of this Agreement and any of the other Loan Documents and it shall not be necessary for Agent or any other Lender to be joined as an additional party in any proceeding for such purpose.

         15.16. GOVERNING LAW; CONSENT TO FORUM. THIS AGREEMENT HAS BEEN NEGOTIATED, EXECUTED AND DELIVERED AT AND SHALL BE DEEMED TO HAVE BEEN MADE IN ATLANTA, GEORGIA. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF GEORGIA; PROVIDED, HOWEVER, THAT IF ANY OF THE COLLATERAL SHALL BE LOCATED IN ANY JURISDICTION OTHER THAN GEORGIA, THE LAWS OF SUCH JURISDICTION SHALL GOVERN THE METHOD, MANNER AND PROCEDURE FOR FORECLOSURE OF AGENT'S LIEN UPON SUCH COLLATERAL AND THE ENFORCEMENT OF AGENT'S OTHER REMEDIES IN RESPECT OF SUCH COLLATERAL TO THE EXTENT THAT THE LAWS OF SUCH JURISDICTION ARE DIFFERENT FROM OR INCONSISTENT WITH THE LAWS OF THE STATE OF GEORGIA. AS PART OF THE CONSIDERATION FOR NEW VALUE RECEIVED, AND REGARDLESS OF ANY PRESENT OR FUTURE DOMICILE OR PRINCIPAL PLACE OF BUSINESS OF ANY BORROWER, ANY LENDER OR AGENT, EACH BORROWER HEREBY CONSENTS AND AGREES THAT THE SUPERIOR COURT OF FULTON COUNTY, GEORGIA, OR, AT AGENT'S OPTION, THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF GEORGIA, ATLANTA DIVISION, SHALL HAVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES AMONG BORROWERS, AGENT AND LENDERS PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT. EACH BORROWER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH BORROWER HEREBY WAIVES ANY OBJECTION WHICH SUCH BORROWER MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH BORROWER HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER

PROCESS MAY BE MADE BY CERTIFIED MAIL ADDRESSED TO SUCH BORROWER AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH BORROWER'S ACTUAL RECEIPT THEREOF OR 3 DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID. NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO AFFECT THE RIGHT OF AGENT TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW, OR TO PRECLUDE THE ENFORCEMENT BY AGENT OF ANY JUDGMENT OR ORDER OBTAINED IN SUCH FORUM OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE SAME IN ANY OTHER APPROPRIATE FORUM OR JURISDICTION.

         15.17. WAIVERS BY BORROWERS. EACH BORROWER WAIVES (I) THE RIGHT TO TRIAL BY JURY (WHICH AGENT AND EACH LENDER HEREBY ALSO WAIVES) IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO ANY OF THE LOAN DOCUMENTS, THE OBLIGATIONS OR THE COLLATERAL; (II) PRESENTMENT, DEMAND AND PROTEST AND NOTICE OF PRESENTMENT, PROTEST, DEFAULT, NON PAYMENT, MATURITY, RELEASE, COMPROMISE, SETTLEMENT, EXTENSION OR RENEWAL OF ANY OR ALL COMMERCIAL PAPER, ACCOUNTS, CONTRACT RIGHTS, DOCUMENTS, INSTRUMENTS, CHATTEL PAPER AND GUARANTIES AT ANY TIME HELD BY AGENT ON WHICH SUCH BORROWER MAY IN ANY WAY BE LIABLE AND HEREBY RATIFIES AND CONFIRMS WHATEVER AGENT MAY DO IN THIS REGARD;
(III) NOTICE PRIOR TO TAKING POSSESSION OR CONTROL OF THE COLLATERAL OR ANY BOND OR SECURITY WHICH MIGHT BE REQUIRED BY ANY COURT PRIOR TO ALLOWING AGENT TO EXERCISE ANY OF AGENT'S REMEDIES; (IV) THE BENEFIT OF ALL VALUATION, APPRAISEMENT AND EXEMPTION LAWS; AND (V) NOTICE OF ACCEPTANCE HEREOF. EACH BORROWER ACKNOWLEDGES THAT THE FOREGOING WAIVERS ARE A MATERIAL INDUCEMENT TO AGENT'S AND LENDER'S ENTERING INTO THIS AGREEMENT AND THAT AGENT AND LENDERS ARE RELYING UPON THE FOREGOING WAIVERS IN ITS FUTURE DEALINGS WITH BORROWERS. EACH BORROWER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THE FOREGOING WAIVERS WITH ITS LEGAL COUNSEL AND HAS KNOWINGLY AND VOLUNTARILY WAIVED ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

         15.18. BORROWERS, AGENT AND LENDERS HEREBY AGREE THAT THE PROVISIONS OF CHAPTER 346 OF THE TEXAS FINANCE CODE, AS AMENDED (REGULATING CERTAIN REVOLVING CREDIT AND REVOLVING TRI-PARTY ACCOUNTS) SHALL NOT APPLY TO THE LOAN DOCUMENTS.

         15.19. WAIVER OF DTPA. EACH BORROWER WAIVES ALL PROVISIONS OF THE TEXAS DECEPTIVE TRADE PRACTICES-CONSUMER PROTECTION ACT, TEXAS BUSINESS AND COMMERCE CODE SS.SS. 17.41, ET SEQ. ("DTPA") OTHER THAN SS. 17.555 (PERTAINING TO CONTRIBUTION AND INDEMNITY) OF THE DPTA, AND WARRANTS AND REPRESENTS THAT IT (I) HAS ASSETS HAVING A VALUE OF $5,000,000 OR MORE, (II) HAS KNOWLEDGE AND EXPERIENCE IN FINANCIAL AND BUSINESS MATTERS THAT ENABLE IT TO EVALUATE THE MERITS AND RISKS OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, (III) IS NOT IN A SIGNIFICANTLY DISPARATE BARGAINING POSITION RELATIVE TO AGENT AND LENDERS AND (IV) HAS BEEN REPRESENTED BY LEGAL COUNSEL IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.



                         [Signatures begin on next page]

         IN WITNESS WHEREOF, this Agreement has been signed, sealed and delivered in Atlanta, Georgia, on the day and year specified at the beginning of this Agreement.

                                                              BORROWERS:

ATTEST:                                                       TROPICAL SPORTSWEAR INT'L
                                                              CORPORATION


/s/ Regina M. Ifland                                          By:  /s/ N. Larry McPherson
-------------------------------------                              ----------------------------------
REGINA M. IFLAND, Assistant Secretary                              N. LARRY MCPHERSON, Executive Vice
[CORPORATE SEAL]                                                   President - Finance and Operations

                                                              Address:
                                                              4902 West Waters Avenue
                                                              Tampa, Florida 33634-1302
                                                              Attention: Executive Vice President - Finance
                                                                           and Operations
                                                              Telecopier No.:  (813) 249-4901

ATTEST:                                                       TROPICAL SPORTSWEAR COMPANY, INC.


/s/ Regina M. Ifland                                          By:  /s/ N. Larry McPherson
-------------------------------------                              ----------------------------------
REGINA M. IFLAND, Assistant Secretary                              N. LARRY MCPHERSON, Executive Vice
[CORPORATE SEAL]                                                   President - Finance and Operations

                                                              Address:
                                                              4902 West Waters Avenue
                                                              Tampa, Florida 33634-1302
                                                              Attention: Executive Vice President - Finance
                                                                           and Operations
                                                              Telecopier No.:  (813) 249-4901

ATTEST:                                                       FARAH INCORPORATED


/s/ Regina M. Ifland                                          By:  /s/ N. Larry McPherson
-------------------------------------                              ----------------------------------
REGINA M. IFLAND, Assistant Secretary                              N. LARRY MCPHERSON, Executive Vice
[CORPORATE SEAL]                                                   President - Finance and Operations

                                                              Address:
                                                              4902 West Waters Avenue
                                                              Tampa, Florida 33634-1302
                                                              Attention: Executive Vice President - Finance
                                                                           and Operations
                                                              Telecopier No.:  (813) 249-4901


                       [Signatures continued on next page]

ATTEST:                                                       APPAREL NETWORK CORPORATION

/s/ Regina M. Ifland                                          By: /s/ N. Larry McPherson
-------------------------------------                             -----------------------------------
REGINA M. IFLAND, Assistant Secretary                             N. LARRY MCPHERSON, Executive Vice
[CORPORATE SEAL]                                                  President - Finance and Operations

                                                              Address:
                                                              4902 West Waters Avenue
                                                              Tampa, Florida 33634-1302
                                                              Attention: Executive Vice President - Finance
                                                                           and Operations
                                                              Telecopier No.:  (813) 249-4901

                                                              LENDERS:

                                                              FLEET CAPITAL CORPORATION

Revolver Commitment: $35,000,000                              By: /s/ Elizabeth L. Waller
                                                                  -----------------------------------
                                                                  Title:  Vice President
                                                                          ---------------------------

                                                              LIBOR Lending Office:
                                                              300 Galleria Parkway, N.W.
                                                              Suite 800
                                                              Atlanta, Georgia 30339
                                                              Attention:  Loan Administration Manager
                                                              Telecopier No.:  (770) 859-2483


                                                              NATIONSBANC COMMERCIAL
                                                              CORPORATION

Revolver Commitment: $27,000,000                              By: /s/ Larry Artman
                                                                  -----------------------------------
                                                                  Title:  Vice President
                                                                          ---------------------------

                                                              LIBOR Lending Office:
                                                              2059 Northlake Parkway
                                                              Tucker, Georgia 30084
                                                              Attention: Mr. W. Steve Allen
                                                              Telecopier No.: (770) 491-4189

                                                              FIRST UNION NATIONAL BANK

Revolver Commitment: $23,000,000                              By: /s/ John T. Trainor
                                                                  -----------------------------------
                                                                  Title:  Vice President
                                                                          ---------------------------

                                                              LIBOR Lending Office:
                                                              One First Union Center
                                                              301 South College Street, DC-5
                                                              Charlotte, North Carolina 28288-0737
                                                              Attention: Mr. John Trainor, Portfolio Manager
                                                              Telecopier No.: (704) 374-2703

                       [Signatures continued on next page]

                                                              AGENT:

                                                              FLEET CAPITAL CORPORATION,
                                                              as Agent

                                                              By:  /s/ Elizabeth L. Waller
                                                                 ------------------------------------
                                                                   Title:  Vice President
                                                                         ----------------------------
                                                              Address:

                                                              300 Galleria Parkway, N.W.
                                                              Suite 800
                                                              Atlanta, Georgia  30339
                                                              Attention:  Loan Administration Manager
                                                              Telecopier No.:  (770) 859-2483

                                  EXHIBIT A-1

                              FORM OF REVOLVER NOTE
                                                                  June 10, 1998
U.S. $__________.__                                            Atlanta, Georgia

         FOR VALUE RECEIVED, the undersigned, TROPICAL SPORTSWEAR INT'L CORPORATION, a Florida corporation, FARAH INCORPORATED, a Texas corporation, TROPICAL SPORTSWEAR COMPANY, INC., a Delaware corporation and APPAREL NETWORK CORPORATION, a Florida corporation (referred to collectively herein as "Borrowers," and individually as a "Borrower"), hereby unconditionally, and jointly and severally, promise to pay to the order of _________________________ (herein, together with any subsequent holder hereof, called the "Holder") the principal sum of $_______________ or such lesser sum as may constitute Holder's Pro Rata share of the outstanding principal amount of all Revolver Loans pursuant to the terms of the Loan Agreement (as defined below) on the date on which such outstanding principal amounts become due and payable pursuant to
Section 5.2 of the Loan Agreement, in strict accordance with the terms thereof. Borrowers likewise unconditionally, and jointly and severally, promise to pay to Holder interest from and after the date hereof on Holder's Pro Rata share of the outstanding principal amount of Revolver Loans at such interest rates, payable at such times, and computed in such manner as are specified in Section 3.1 of the Loan Agreement, in strict accordance with the terms thereof.

         This Revolver Note ("Note") is issued pursuant to, and is one of the "Revolver Notes" referred to in, the Loan and Security Agreement dated the date hereof (as the same may be amended from time to time, the "Loan Agreement"), among Borrowers, Fleet Capital Corporation ("Agent"), as agent for the financial institutions from time to time parties thereto as lenders ("Lenders"), and such Lenders, and Holder is and shall be entitled to all benefits thereof and of all Loan Documents executed and delivered in connection therewith. All capitalized terms used herein, unless otherwise defined herein, shall have the meanings ascribed to such terms in the Loan Agreement.

         The repayment of the principal balance of this Note is subject to the provisions of Section 5.2 of the Loan Agreement. The entire unpaid principal balance and all accrued interest on this Note shall be due and payable immediately upon the termination of the Commitments as set forth in Section 6.2 of the Loan Agreement.

         All payments of principal and interest shall be made in Dollars in immediately available funds as specified in the Loan Agreement.

         Upon or after the occurrence of an Event of Default and for so long as such Event of Default exists, the principal balance and all accrued interest of this Note may be declared due and payable in the manner and with the effect provided in the Loan Agreement, and the unpaid principal balance hereof shall bear interest at the Default Rate as provided in Section 3.1.5 of the Loan Agreement. Borrowers jointly and severally agree to pay, and save Holder harmless against, any liability for the payment of, all costs and expenses, including, but not limited to, reasonable attorneys' fees, if this Note is collected by or through an attorney-at-law.

         All principal amounts of Revolver Loans made by Holder to Borrowers pursuant to the Loan Agreement, and all accrued and unpaid interest thereon, shall be deemed outstanding under this Note and shall continue to be owing by Borrowers until paid in accordance with the terms of this Note and the Loan Agreement.

         In no contingency or event whatsoever, whether by reason of advancement of the proceeds hereof or otherwise, shall the amount paid or agreed to be paid to Holder for the use, forbearance or detention of money advanced hereunder exceed the highest lawful rate permissible under any law which a court of competent jurisdiction may deem applicable hereto; and, in the event of any such payment inadvertently paid by Borrowers or inadvertently received by Holder, such excess sum shall be, at Borrowers' option, returned to Borrowers forthwith or credited as a payment of principal, but shall not be applied to the payment of interest. It is the intent hereof that Borrowers not pay or contract to pay, and that Holder not receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by Borrowers under Applicable Law.

         Time is of the essence of this Note. To the fullest extent permitted by Applicable Law, each Borrower, for itself and its legal representatives, successors and assigns, expressly waives presentment, demand, protest, notice of dishonor, notice of non-payment, notice of maturity, notice of protest, presentment for the purpose of accelerating maturity, diligence in collection, and the benefit of any exemption or insolvency laws.

         Wherever possible each provision of this Note shall be interpreted in such a manner as to be effective and valid under Applicable Law, but if any provision of this Note shall be prohibited or invalid under Applicable Law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or remaining provisions of this Note. No delay or failure on the part of Holder in the exercise of any right or remedy hereunder shall operate as a waiver thereof, nor as an acquiescence in any default, nor shall any single or partial exercise by Holder of any right or remedy preclude any other right or remedy. Holder, at its option, may enforce its rights against any Collateral securing this Note without Agent or Holder enforcing its rights against any Borrower, any Guarantor of the indebtedness evidenced hereby or any other property or indebtedness due or to become due to any Borrower. Each Borrower agrees that, without releasing or impairing such Borrower's liability hereunder, Holder or Agent may at any time release, surrender, substitute or exchange any Collateral securing this Note and may at any time release any party primarily or secondarily liable for the indebtedness evidenced by this Note.

         The rights of Holder and obligations of Borrowers hereunder shall be construed in accordance with and governed by the laws (without giving effect to the conflict of law principles thereof) of the State of Georgia. This Note is intended to take effect as an instrument under seal under Georgia law.

         IN WITNESS WHEREOF, Borrowers have caused this Note to be signed, sealed and delivered in Atlanta, Georgia by its duly authorized officers on the date first above written.

ATTEST:                                   BORROWERS:

                                          TROPICAL SPORTSWEAR INT'L
                                          CORPORATION


                                          By:
-------------------------------------        ----------------------------------
REGINA M. IFLAND, Assistant Secretary        N. LARRY MCPHERSON, Executive Vice
                                             President - Finance and Operations

[CORPORATE SEAL]

ATTEST:                                   FARAH INCORPORATED



                                          By:
-------------------------------------        ----------------------------------
REGINA M. IFLAND, Assistant Secretary        N. LARRY MCPHERSON, Executive Vice
                                             President - Finance and Operations
[CORPORATE SEAL]


ATTEST:                                   TROPICAL SPORTSWEAR COMPANY, INC.



                                          By:
-------------------------------------        ----------------------------------
REGINA M. IFLAND, Assistant Secretary        N. LARRY MCPHERSON, Executive Vice
                                             President - Finance and Operations
[CORPORATE SEAL]


ATTEST:                                   APPAREL NETWORK CORPORATION



                                          By:
-------------------------------------        ----------------------------------
REGINA M. IFLAND, Assistant Secretary        N. LARRY MCPHERSON, Executive Vice
                                             President - Finance and Operations
[CORPORATE SEAL]

                                   EXHIBIT A-2


                             FORM OF SWINGLINE NOTE
                                                                  June 10, 1998
U.S. $5,000,000.00                                             Atlanta, Georgia

         FOR VALUE RECEIVED, the undersigned, TROPICAL SPORTSWEAR INT'L CORPORATION, a Florida corporation, FARAH INCORPORATED, a Texas corporation, TROPICAL SPORTSWEAR COMPANY, INC., a Delaware corporation, and APPAREL NETWORK CORPORATION, a Florida corporation (referred to collectively herein as "Borrowers," and individually as a "Borrower"), hereby unconditionally, and jointly and severally, promise to pay to the order of FLEET CAPITAL CORPORATION, a Rhode Island corporation (herein, together with any subsequent holder hereof, called the "Holder") the principal sum of $5,000,000 or such lesser sum as may constitute the outstanding principal amount of all Swingline Loans pursuant to the terms of the Loan Agreement (as defined below) on the date on which such outstanding principal amounts become due and payable pursuant to the Loan Agreement, in strict accordance with the terms thereof. Borrowers likewise unconditionally, and jointly and severally, promise to pay to Holder interest from and after the date hereof on the outstanding principal amount of Swingline Loans at such interest rates, payable at such times, and computed in such manner as are specified in Section 3.1 of the Loan Agreement, in strict accordance with the terms thereof.

         This Swingline Note ("Note") is issued pursuant to, and is the "Swingline Note" referred to in, the Loan and Security Agreement dated June 10, 1998 (as the same may be amended from time to time, the "Loan Agreement"), among Borrowers, the financial institutions from time to time parties thereto as lenders ("Lenders"), Fleet Capital Corporation, as administrative and collateral agent (in such capacity, "Agent"), and Fleet is and shall be entitled to all benefits thereof and of all Loan Documents executed and delivered in connection therewith. All capitalized terms used herein, unless otherwise defined herein, shall have the meanings ascribed to such terms in the Loan Agreement.

         The repayment of the principal balance of this Note shall be made in the manner and to the extent stated in Section 5.2 of the Loan Agreement. The entire unpaid principal balance and all accrued interest on this Note shall be due and payable immediately upon the Commitment Termination Date.

         All payments of principal and interest shall be made in U.S. Dollars in immediately available funds as specified in the Loan Agreement.

         Upon or after the occurrence of an Event of Default and for so long as such Event of Default exists, the principal balance and all accrued interest of this Note may be declared due and payable in the manner and with the effect provided in the Loan Agreement, and the unpaid principal balance hereof shall bear interest at the Default Rate as and when provided in Section 3.1.5 of the Loan Agreement. Borrowers jointly and severally agree to pay, and save Holder harmless against any liability for the payment of, all costs and expenses, including, but not limited to, reasonable attorneys' fees, if this Note is collected by or through an attorney-at-law.

         All principal amounts of Swingline Loans made by Holder to Borrowers pursuant to the Loan Agreement, and all accrued and unpaid interest thereon, shall be deemed outstanding under this Note and shall continue to be owing by Borrowers until paid in accordance with the terms of this Note and the Loan Agreement.

         In no contingency or event whatsoever, whether by reason of advancement of the proceeds hereof or otherwise, shall the amount paid or agreed to be paid to Holder for the use, forbearance or detention of money advanced hereunder exceed the highest lawful rate permissible under any law which a court of competent jurisdiction may deem applicable hereto; and, in the event of any such payment inadvertently paid by Borrowers or inadvertently received by Holder, such excess sum shall be, at Borrowers' option, returned to Borrowers forthwith or credited as a payment of principal, but shall not be applied to the payment of interest. It is the intent hereof that Borrowers not pay or contract to pay, and that Holder not receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by Borrowers under Applicable Law.

         Time is of the essence of this Note. To the fullest extent permitted by Applicable Law, each Borrower, for itself and its legal representatives, successors and assigns, expressly waives presentment, demand, protest, notice of dishonor, notice of non-payment, notice of maturity, notice of protest, presentment for the purpose of accelerating maturity, diligence in collection, and the benefit of any exemption or insolvency laws.

         Wherever possible each provision of this Note shall be interpreted in such a manner as to be effective and valid under Applicable Law, but if any provision of this Note shall be prohibited or invalid under Applicable Law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or remaining provisions of this Note. No delay or failure on the part of Holder in the exercise of any right or remedy hereunder shall operate as a waiver thereof, nor as an acquiescence in any default, nor shall any single or partial exercise by Holder of any right or remedy preclude any other right or remedy. Agent may, at its option, enforce its rights against any Collateral securing this Note without enforcing its rights against any or all Borrowers, any Guarantor of the indebtedness evidenced hereby or any other property or indebtedness due or to become due to any Borrower. Each Borrower agrees that, without releasing or impairing such Borrower's liability hereunder, Agent or Holder may at any time release, surrender, substitute or exchange any Collateral securing this Note and may at any time release any party primarily or secondarily liable for the indebtedness evidenced by this Note.

         The rights of Holder and obligations of Borrowers hereunder shall be construed in accordance with and governed by the laws (without giving effect to the conflict of law principles thereof) of the State of Georgia. This Note is intended to take effect as an instrument under seal under Georgia law.

         IN WITNESS WHEREOF, Borrowers have caused this Note to be signed, sealed and delivered in Atlanta, Georgia by their duly authorized officers on the date first above written.

ATTEST:                                   BORROWERS:

                                          TROPICAL SPORTSWEAR INT'L
                                          CORPORATION



                                          By:
-------------------------------------        ----------------------------------
REGINA M. IFLAND, Assistant Secretary        N. LARRY MCPHERSON, Executive Vice
                                             President - Finance and Operations
[CORPORATE SEAL]


ATTEST:                                   FARAH INCORPORATED



                                          By:
-------------------------------------        ----------------------------------
REGINA M. IFLAND, Assistant Secretary        N. LARRY MCPHERSON, Executive Vice
                                             President - Finance and Operations
[CORPORATE SEAL]

ATTEST:                                   TROPICAL SPORTSWEAR COMPANY, INC.


                                          By:
-------------------------------------        ----------------------------------
REGINA M. IFLAND, Assistant Secretary        N. LARRY MCPHERSON, Executive Vice
                                             President - Finance and Operations
[CORPORATE SEAL]


ATTEST:                                   APPAREL NETWORK CORPORATION


                                          By:
-------------------------------------        ----------------------------------
REGINA M. IFLAND, Assistant Secretary        N. LARRY MCPHERSON, Executive Vice
                                             President - Finance and Operations
[CORPORATE SEAL]

                                   EXHIBIT B


                    FORM OF NOTICE OF CONVERSION/CONTINUATION

                           Date ______________,______


Fleet Capital Corporation, as Agent
6060 J.A. Jones, Suite 200
Charlotte, North Carolina 28287
Attention: Operations Manager

         Re: Loan and Security Agreement dated June 10, 1998, by and among Tropical Sportswear Int'l Corporation, certain other borrowers noted therein, Fleet Capital Corporation, as agent for certain Lenders from time to time parties thereto, and such Lenders (as at any time amended, the "Loan Agreement")

Gentlemen:

         This Notice of Conversion/Continuation is delivered to you pursuant to
Section 3.1.2 of the Loan Agreement. Unless otherwise defined herein, capitalized terms used herein shall have the meanings attributable thereto in the Loan Agreement. Borrowers hereby give notice of its request as follows:

Check as applicable:

         [ ] A conversion of Loans from one Type to another, as follows:

                          (i)       The requested date of the proposed
                                    conversion is ______________, 19__ (the
                                    "Conversion Date");

                          (ii) The Type of Loans to be converted pursuant hereto are presently __________________ [select either LIBOR Loans or Base Rate Loans] in the principal amount of $_____________ outstanding as of the Conversion Date;

                          (iii) The portion of the aforesaid Loans to be converted on the Conversion Date is $_____________ (the "Conversion Amount");

                          (iv) The Conversion Amount is to be converted into a ____________ [select either a LIBOR Loan or a Base Rate Loan] (the "Converted Loan") on the Conversion Date.

                          (v) [In the event a Borrower selects a LIBOR Loan:] Borrowers hereby request that the Interest Period for such Converted Loan be for a duration of _____ [insert length of Interest Period].

         [ ] A continuation of LIBOR Loans for new Interest Period, as follows:

                          (i)       The requested date of the proposed
                                    continuation is _______________, 19__ (the
                                    "Continuation Date");

                          (ii) The aggregate amount of the LIBOR Loans subject to such continuation is $__________________;

                          (iii) The duration of the selected Interest Period for the LIBOR Loans which are the subject of such continuation is: _____________ [select duration of applicable Interest Period];

         Each Borrower hereby ratifies and reaffirms all of its liabilities and obligations under the Loan Documents and certifies that no Default or Event of Default exists on the date hereof.

         Borrowers have caused this Notice of Conversion/Continuation to be executed and delivered by their duly authorized representative, this _______ day of ______________, 19__.



                                             ----------------------------------


                                          By:
                                             ----------------------------------

                                          Title:
                                                -------------------------------

                                    EXHIBIT C

                           FORM OF NOTICE OF BORROWING

                           Date ______________, ______

Fleet Capital Corporation, as Agent
6060 J.A. Jones, Suite 200
Charlotte, North Carolina 28287
Attention: Operations Manager

         Re: Loan and Security Agreement dated June 10, 1998, by and among Tropical Sportswear Int'l Corporation, certain other borrowers noted therein, Fleet Capital Corporation, as agent for certain Lenders from time to time parties thereto, and such Lenders (as at any time amended, the "Loan Agreement")

Gentlemen:

         This Notice of Borrowing is delivered to you pursuant to Section 4.1.1 of the Loan Agreement. Unless otherwise defined herein, capitalized terms used herein shall have the meanings attributable thereto in the Loan Agreement. Borrowers hereby request a Revolver Loan in the aggregate principal amount of $______________, to be made on _____________, _____, to be disbursed to the
Funding Account, and to consist of:

         Check as applicable:  [ ] Base Rate Loans in the aggregate principal amount of $_____________

                                            [ ] LIBOR Loans in the aggregate
                                            principal amount of $___________,
                                            with Interest Periods as follows:

                                                     (i)    As to
                                                            $_____________, an
                                                            Interest Period of
                                                            ______ month(s);

                                                     (ii)   As to
                                                            $_____________, an
                                                            Interest Period of
                                                            ______ months;

                                                     (iii)  As to
                                                            $_____________, an
                                                            Interest Period of
                                                            ______ months.

         Each Borrower hereby ratifies and reaffirms all of its liabilities and obligations under the Loan Documents and hereby certifies that no Default or Event of Default exists on the date hereof.

         Borrowers have caused this Notice of Borrowing to be executed and delivered by their duly authorized representative, this ______ day of _____________, _____.



                                             ----------------------------------

                                          By:
                                             ----------------------------------

                                          Title:
                                                -------------------------------

                                    EXHIBIT D

                             COMPLIANCE CERTIFICATE

                            [Letterhead of Borrowers]




                                                      __________________, 19__




Fleet Capital Corporation, as Agent
300 Galleria Parkway, N.W.
Suite 800
Atlanta, Georgia  30339



                  The undersigned, the chief financial officer of TROPICAL SPORTSWEAR INT'L CORPORATION, a Florida corporation ("Tropical"), gives this certificate to FLEET CAPITAL CORPORATION ("Agent") in accordance with the requirements of Section 10.1.3 of that certain Loan and Security Agreement dated June 10, 1998, among Borrowers, Agent and the Lenders referenced therein ("Loan Agreement"). Capitalized terms used in this Certificate, unless otherwise defined herein, shall have the meanings ascribed to them in the Loan Agreement.

                         1. Based upon my review of the balance sheets and
statements of income of Borrowers and their Subsidiaries for the [Fiscal Year] [quarterly period] ending __________________, 19__, copies of which are attached hereto, I hereby certify that:

                            (a) Consolidated Tangible Net Worth is $___________.

                            (b) Consolidated Fixed Charge Coverage is ____ to
                                1.0.

                            (c) Consolidated Senior Debt/Consolidated EBITDA is
                                ____ to 1.0.

                            (d) Consolidated Funded Debt/Consolidated EBITDA is
                                ____ to 1.0.


                         2. No Default exists on the date hereof, other than:
________________________________________________ [if none, so state]; and

                         3. No Event of Default exists on the date hereof, other
than ___________________________________________________ [if none, so state].

                         4. As of the date hereof, each Borrower is current in
its payment of all accrued rent and other charges to Persons who own or lease any premises where any of the Collateral is located, and there are no pending disputes or claims regarding any Borrower's failure to pay or delay in payment of any such rent or other charges.

                                       Very truly yours,



                                       -------------------------------
                                       Chief Financial Officer

                                    EXHIBIT E

                           OPINION LETTER REQUIREMENTS

         With respect to each Borrower, Borrowers' counsel's opinion letter should address the following in a manner satisfactory to Agent:

1. Each Borrower's due incorporation, valid existence, good standing and qualification as a foreign corporation.

2. Corporate name of each Borrower.

3. Each Borrower's corporate power to execute, deliver and perform the Loan Documents.

4. Each Borrower's due authorization to execute, deliver and perform the Loan Documents, and its due execution and delivery thereof.

5. Each Borrower's execution, delivery and performance of the Loan Documents do not (a) violate the articles or bylaws, (b) cause a breach or default under any agreement, (c) violate any law, regulation, judgment or order, or (d) result in or require a Lien or other encumbrance other than in favor of Agent.

6. The number of issued and outstanding shares of stock of each Borrower.

7. The Loan Documents as legal, valid and binding obligations, enforceable against all Obligors in accordance with their respective terms, subject to standard bankruptcy and other creditor's rights and equity exceptions.

8. Counsel's lack of knowledge of litigation or other proceedings, except as disclosed in Loan Agreement.

9. Absence of any registration, filing, consent or approval requirement of governmental authority in connection with the execution, delivery and performance of the Loan Documents.

10. Non-violation by the Loan Documents of any Applicable Laws relating to interest or usury.

11. Due payment of all applicable taxes and fees required to be paid in connection with the Loans, the Loan Documents, UCC-1 financing statements and other Security Documents.

12. Creation in favor of Agent of a duly perfected security interest in the Collateral described in the Security Documents.

13. Absence of violation of Section 7 of the Securities Exchange Act of 1934, as amended, any regulations issued pursuant thereto, or regulations G, T, U and X of the Board of Governors of the Federal Reserve System, by the transactions contemplated by the Loan Documents.

14. Absence of requirement under the laws of applicable states for Agent or Lenders to qualify in such states to enter into or enforce the provisions of the Loan Documents.

                                    EXHIBIT F



                        FORM OF ASSIGNMENT AND ACCEPTANCE


                            Dated as of ______, 19__



         Reference is made to the Loan and Security Agreement dated _______, 19__ (at any time amended, the "Loan Agreement"), among TROPICAL SPORTSWEAR INT'L CORPORATION, ("Tropical"), each of its indirect or direct Subsidiaries that are from time to time a party thereto (collectively with Tropical referred to hereinafter as "Borrowers," and individually as a "Borrower"), FLEET CAPITAL CORPORATION, in its capacity as agent ("Agent") for the financial institutions from time to time party to the Loan Agreement ("Lenders"), and Lenders. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Loan Agreement.

         ______________________________________ (the "Assignor") and __________
______________ (the "Assignee") agree as follows:

         1. Assignor hereby assigns to Assignee and Assignee hereby purchases and assumes from Assignor (i) a principal amount of $________ of the outstanding Revolver Loans held by Assignor and $___________ of participations of Assignor in LC Outstandings (which amounts, according to the records of Agent, represent _______% of the total principal amount of outstanding Revolver Loans and LC Outstandings) and (ii) a principal amount of $__________ of Assignor's Revolver Commitment (which amount includes Assignor's outstanding Revolver Loans being assigned to Assignee pursuant to clause (i) above and which, according to the records of Agent, represents (____%) of the total Revolver Commitments of Lenders under the Loan Agreement) (collectively the "Assigned Interest"), together with an interest in the Loan Documents corresponding to the Assigned Interest. This Agreement shall be effective from the date (the "Assignment Effective Date") on which Assignor receives both (x) the principal amount of the Assigned Interest in the Loans on the Assignment Effective Date, if any, and (y) a copy of this Agreement duly executed by Assignee. From and after the Assignment Effective Date, Assignee hereby expressly assumes, and undertakes to perform, all of Assignor's obligations in respect of Assignor's Commitments to the extent, and only to the extent, of Assignee's Assigned Interest, and all principal, interest, fees and other amounts which would otherwise be payable to or for Assignor's account in respect of the Assigned Interest shall be payable to or for Assignee's account, to the extent such amounts have accrued subsequent to the Assignment Effective Date.

         2. Assignor (i) represents that as of the date hereof, the aggregate of its Commitments under the Loan Agreement (without giving effect to assignments thereof, which have not yet become effective) is $__________, and the outstanding balance of its Loans and participations in LC Outstandings (unreduced by any assignments thereof, which have not yet become effective) is $__________; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement or any other instrument or document furnished pursuant thereto, other than that Assignor is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrowers, the performance or observance by Borrowers of any of their obligations under the Loan Agreement or any of the Loan Documents[; and (iv) attaches the Notes held by it and requests that Agent exchange such Notes for new Notes payable to Assignee and the Assignor in the principal amounts set forth on Schedule A hereto].

         3. Assignee (i) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (ii) confirms that it has received a copy of the Loan Agreement, together with copies of the most recent financial statements delivered pursuant to Section 10.1.3 thereof, and copies of such other Loan Documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance;
(iii) agrees that it shall, independently and without reliance upon the Assignor and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Agreement; (iv) confirms that it is eligible to become an Assignee; (v) appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under the Loan Agreement as are delegated to Agent by the terms thereof, together with such powers as are incidental thereto;
(vi) agrees that it will strictly observe and perform all the obligations that are required to be performed by it as a "Lender" under the terms of the Loan Agreement and the other Loan Documents; and (vii) agrees that it will keep confidential all information with respect to Borrowers furnished to it by Borrowers or the Assignor to the extent provided in the Loan Agreement.

         4. Assignor acknowledges and agrees that it will not sell or otherwise dispose of the Assigned Interest or any portion thereof, or grant any participation therein, in a manner which, or take any action in connection therewith which, would violate the terms of any of the Loan Documents.

         5. This Agreement and all rights and obligations shall be interpreted in accordance with and governed by the laws of the State of Georgia. If any provision hereof would be invalid under Applicable Law, then such provision shall be deemed to be modified to the extent necessary to render it valid while most nearly preserving its original intent; no provision hereof shall be affected by another provision's being held invalid.

         6. Each notice or other communication hereunder shall be in writing, shall be sent by messenger, by telecopy or facsimile transmission or by first-class mail, shall be deemed given when sent and shall be sent as follows:

         If to Assignee, to the following address (or to such other address as Assignee may designate from time to time):


                           --------------------------

                           --------------------------

                           --------------------------


         If to Assignor, to the following address (or to such other address as Assignor may designate from time to time):

                           --------------------------

                           --------------------------

                           --------------------------

         Payments hereunder shall be made by wire transfer of immediately available Dollars as follows:

         If to Assignee, to the following account (or to such other account as Assignee may designate from time to time):

                           --------------------------
                           ABA No.
                                  -------------------

                           --------------------------
                           Account No.
                                      ---------------
                           Reference:
                                     ----------------

         If to Assignor, to the following account (or to such other account as Assignor may designate from time to time):

                           --------------------------
                           ABA No.
                                  -------------------

                           --------------------------
                           ABA No.
                                  -------------------
                           For Account of:
                                          -----------
                           Reference:
                                     ----------------


         IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed and delivered by their respective duly authorized officers, as of the date first above written.



                                       ----------------------------------
                                       ("Assignor")

                                       By:
                                          -------------------------------

                                          Title:
                                                -------------------------

                                       ----------------------------------
                                       ("Assignee")

                                       By:
                                          -------------------------------

                                          Title:
                                                -------------------------

                     SCHEDULE A TO ASSIGNMENT AND ACCEPTANCE

                                    EXHIBIT G

                                 FORM OF NOTICE




         Reference is made to (i) the Loan and Security Agreement dated June 10, 1998 (as at any time amended, the "Loan Agreement") among TROPICAL SPORTSWEAR INT'L CORPORATION, ("Tropical"), each of its indirect or direct Subsidiaries that are from time to time a party thereto (collectively with Tropical hereinafter referred to as "Borrowers," and individually as a "Borrower"), FLEET CAPITAL CORPORATION in its capacity as agent ("Agent") for the financial institutions from time to time party to the Loan Agreement ("Lenders"), and Lenders, and (ii) the Assignment and Acceptance dated as of ____________, 19__ (the "Assignment Agreement") between __________________ (the "Assignor") and ____________________ (the "Assignee"). Except as otherwise defined herein, capitalized terms used herein which are defined in the Loan Agreement are used herein with the respective meanings specified therein.

         The Assignor hereby notifies Borrowers and Agent of Assignor's intent to assign to Assignee pursuant to the Assignment Agreement a principal amount of
(i) $________ of the outstanding Revolver Loans and participations in LC Outstandings held by Assignor, (ii) $___________ of Assignor's Revolver Commitment (which amount includes the Assignor's outstanding Revolver Loans being assigned to Assignee pursuant to clause (i) above), together with an interest in the Loan Documents corresponding to the interest in the Loans and Commitments so assigned. Pursuant to the Assignment Agreement, Assignee has expressly assumed all of Assignor's obligations under the Loan Agreement to the extent of the Assigned Interest (as defined in the Assignment Agreement).

         For purposes of the Loan Agreement, Agent shall deem Assignor's share of the Revolver Commitment to be reduced by $_________, and Assignee's share of the Revolver Commitment to be increased by $_________.

         The address of the Assignee to which notices, information and payments are to be sent under the terms of the Loan Agreement is:



                           --------------------------

                           --------------------------

                           --------------------------

                           --------------------------


         Assignees LIBOR Lending Office address is as follows:



                           --------------------------

                           --------------------------

                           --------------------------

                           --------------------------

         This Notice is being delivered to Borrowers and Agent pursuant to
Section 13.3 of the Loan Agreement. Please acknowledge your receipt of this Notice by executing and returning to Assignee and Assignor a copy of this Notice.

         IN WITNESS WHEREOF, the undersigned have caused the execution of this Notice, as of _________________, 19__.

                                        ----------------------------------
                                        ("Assignor")

                                        By:
                                           -------------------------------

                                           Title:
                                                 -------------------------


                                        ----------------------------------
                                        ("Assignee")


                                        By:
                                           -------------------------------

                                           Title:
                                                 -------------------------



ACKNOWLEDGED AND AGREED TO
AS OF THE DATE SET FORTH ABOVE:

BORROWERS:

TROPICAL SPORTSWEAR INT'L CORPORATION

By:
   -----------------------------------

   Title:
         -----------------------------

TROPICAL SPORTSWEAR COMPANY, INC.

By:
   -----------------------------------

   Title:
         -----------------------------



FARAH INCORPORATED

By:
   -----------------------------------

   Title:
         -----------------------------

APPAREL NETWORK CORPORATION

By:
   -----------------------------------

   Title:
         -----------------------------

FLEET CAPITAL CORPORATION,
as Agent


By:
   -----------------------------------

   Title:
         -----------------------------

                                    EXHIBIT H

                      LETTER OF CREDIT PROCUREMENT REQUEST




Fleet Capital Corporation, as Agent
Suite 800
300 Galleria Parkway
Atlanta, Georgia 30339
Attention: Loan Officer


         This Letter of Credit Procurement Request is delivered to you pursuant to the Loan and Security Agreement, dated June 10, 1998, among Tropical Sportswear Int'l Corporation, a Florida corporation ("Tropical"), each of its indirect or direct Subsidiaries that are from time to time a party thereto (collectively referred to with Tropical as "Borrowers," and individually as a "Borrower"), various financial institutions as are, or may become, parties thereto (collectively, the "Lenders"), and Fleet Capital Corporation, as administrative and collateral agent (in such capacity, the "Agent"), as the same may be amended, supplemented, restated or otherwise modified from time to time (the "Loan Agreement"). Unless otherwise defined herein, terms used herein have the meanings assigned to them in the Loan Agreement.

         Borrowers hereby request Fleet to join in the execution of an LC Application for the issuance of a Letter of Credit by Bank, as follows,

         (1)      Borrower's/Account Party's Name             _________________
         (2)      Amount of Letter of Credit:                $_________________
         (3)      Issuance Date:                              _________________
         (4)      Beneficiary's Name:                         _________________
         (5)      Beneficiary's Address:                      _________________
                                                              _________________
                                                              _________________
         (6)      Expiry Date:                                _________________
         (7)      Draw Conditions:                            _________________
                                                              _________________
                                                              _________________
                                                              _________________

         (8)      Single draw [ ] or Multiple draw [ ]

         (9)      Purpose of Letter of Credit:                _________________
                                                              _________________
                                                              _________________


         Attached hereto is the Bank's form of LC Application, completed with the details of the Letter of Credit requested herein.

         Each Borrower hereby certifies that each of the LC Conditions is now, and will on the date of issuance of the Letter of Credit, be satisfied in all respects and that no Default or Event of Default exists. Each Borrower hereby ratifies and reaffirms all of the Loan Documents and Obligations arising thereunder.

         IN WITNESS WHEREOF, each Borrower has caused this Letter of Credit Procurement Request to be executed and delivered by its duly authorized officer, this ___ day of _________________, ____.



                                       TROPICAL SPORTSWEAR INT'L
                                       CORPORATION


                                       By:
                                          -----------------------------------
                                          Name:
                                               ------------------------------
                                          Title:
                                                -----------------------------

                                    EXHIBIT I


                                JOINDER AGREEMENT
                                       AND
                          SUPPLEMENT TO LOAN AGREEMENT


         SUPPLEMENT NO. ______ (this "Supplement") dated as of _____________, _____, to the Loan and Security Agreement dated June 10,1998 (as at any time supplemented or amended, the "Loan Agreement"), by and among TROPICAL SPORTSWEAR INT'L CORPORATION, a Florida corporation ("Tropical"); FARAH INCORPORATED, a Texas corporation ("Farah"), TROPICAL SPORTSWEAR COMPANY, INC., a Delaware corporation ("TSCI"); APPAREL NETWORK CORPORATION, a Florida corporation ("Apparel"); and each other Person that is from time to time a Borrower under the Loan Agreement (Tropical , Farah, TSCI and Apparel and each of the foregoing referred to herein individually as a "Borrower" and collectively as "Borrowers"), and FLEET CAPITAL CORPORATION ("Agent"), a Rhode Island corporation, in its capacity as administrative and collateral agent for the Lenders thereto, and Lenders. Capitalized terms used herein, unless otherwise defined herein, shall have the meanings ascribed to them in the Loan Agreement. The terms "herein," "hereof" and "hereunder" and other words of similar import refer to this Supplement as a whole and not to any particular section, paragraph or subdivision. All references to any Person shall mean and include the successors and permitted assigns of such Person. All references to any of the Loan Documents shall include any and all amendments or modifications thereto and any and all restatements, extensions or renewals thereof. Wherever the phrase "including" shall appear in this Supplement, such word shall be understood to mean "including, without limitation."

         Borrowers have requested Agent and Lenders to make Revolver Loans and extend other credit pursuant to the Loan Agreement. Pursuant to the Loan Agreement, each New Borrower that was not in existence on the date thereof is required to become a party to and to enter into the Loan Agreement as a Borrower upon becoming a New Borrower. The Loan Agreement provides that additional New Borrowers may become Borrowers under the Loan Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned, _______________________, a _______________________ corporation, is a New
Borrower and is executing this Supplement in accordance with the requirements of the Loan Agreement to become a party to the Loan Agreement in order to induce Agent and Lenders to continue to extend credit under the Loan Agreement and as consideration for the Revolver Loans previously made.

         Accordingly, and for Ten Dollars ($10.00) in hand paid and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by the parties hereto, Agent and New Borrower agree as follows:

         1. In accordance with the Loan Agreement, New Borrower by its signature below becomes a Borrower under the Loan Agreement with the same force and effect as if originally named therein as a Borrower, and New Borrower hereby agrees to all the terms and provisions of the Loan Agreement applicable to it as a Borrower thereunder. Each reference to a "Borrower" in the Loan Agreement shall be deemed to include New Borrower. The Loan Agreement is hereby incorporated herein by reference.

         2. New Borrower acknowledges that it has requested Agent and Lenders to extend financial accommodations to it and to Borrowers on a combined basis in accordance with the provisions of the Loan Agreement, as hereby amended. In accordance with the terms of Section 5.11 of the Loan Agreement, New Borrower acknowledges and agrees that it shall be jointly and severally liable for any and all Revolver Loans and other Obligations heretofore or hereafter made by Agent or any Lenders to any Borrower and for all interest, fees and other charges payable in connection therewith. New Borrower hereby appoints and designates Tropical as, and Tropical shall continue to act under the Loan Agreement as, the representative of New Borrower and each other Borrower for all purposes, including requesting borrowings and receiving accounts statements and other notices and communications to Borrowers (or any of them) from Agent and Lenders. Each Loan made by Agent and Lenders under the Loan Agreement or any of the other Loan Documents shall be disbursed to the Loan Account of Borrowers.

         3. To secure the prompt payment and performance to Agent and Lenders of all of the Obligations, New Borrower hereby grants to Agent, for the benefit of itself, as Agent and for the ratable benefit of Lenders, a continuing security interest in and Lien upon all of such Borrower's assets, including all of the following Property and interests in Property of such Borrower, whether now owned or existing or hereafter created, acquired or arising and wheresoever located:

                  (i)      All Accounts;

                  (ii)     All Inventory;

                  (iii)    All Instruments;

                  (iv)     All Chattel Paper;

                  (v)      All Documents;

                  (vi)     All General Intangibles;

                  (vii)    All Equipment;

                  (viii) All Securities, whether certificated or uncertificated (but excluding any portion thereof that constitute Margin Stock), and all securities entitlements;

                  (ix) All monies now or at any time or times hereafter in the possession or under the control of Agent or any Lender or a bailee or Affiliate of Agent or any Lender, including any Cash Collateral in the Cash Collateral Account;

                  (x) All accessions to, substitutions for and all replacements, products and cash and non-cash proceeds of (i) through (ix) above, including proceeds of and unearned premiums with respect to insurance policies insuring any of the Collateral; and

                  (xi) All books and records (including customer lists, files, correspondence, tapes, computer programs, print-outs, and other computer materials and records) of such Borrower pertaining to any of
         (i) through (x) above.

         4. New Borrower represents and warrants to Agent and Lenders that New Borrower is a wholly owned Subsidiary of ______________ and is engaged in the same business as the other Borrowers as part of a joint and common enterprise; that this Supplement has been duly authorized, executed and delivered by New Borrower and constitutes a legal, valid and binding obligation of New Borrower, enforceable against it in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity); and that the Schedules attached hereto contain true, accurate and complete information with respect to New Borrower and the matters covered by the provisions of Section 8 of the Loan Agreement and such Schedules shall be deemed to supplement and be a part of the Schedules to the Loan Agreement.

         5. Except as otherwise expressly provided in this Supplement, nothing herein shall be deemed to amend or modify any provision of the Loan Agreement or any of the other Loan Documents, each of which shall remain in full force and effect. This Supplement is not intended to be, nor shall it be construed to create, a novation or accord and satisfaction, and the Loan Agreement as herein modified shall continue in full force and effect.

         6. In case any provision in or obligation under this Supplement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

         7. New Borrower agrees to reimburse Agent and Lenders for Agent's and Lenders' reasonable out-of-pocket expenses in connection with this Supplement, including, without limitation, the fees, disbursements and other charges of counsel for Agent and Lenders.

         8. This Supplement and the other Loan Documents, together with all other instruments, agreements and certificates executed by the parties in connection therewith or with reference thereto, embody the entire understanding and agreement between the parties hereto and thereto with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings and inducements, whether express or implied, oral or written. Each of the Schedules attached hereto is incorporated into this Supplement and by this reference made a part hereof.

         9. This Supplement and any amendments, waivers, consents or supplements may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

         10. This Supplement shall be effective when accepted by Agent in Atlanta, Georgia (New Borrower hereby waiving notice of such acceptance) and thereupon shall be deemed a contract made in Georgia, and shall be governed by and construed and enforced in accordance with the laws of the State of Georgia without regard to the conflict of laws principles thereof.

         11. THE PARTIES HERETO EACH HEREBY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, COUNTERCLAIM OR PROCEEDING ARISING OUT OF OR RELATED TO THIS SUPPLEMENT.

         IN WITNESS WHEREOF, New Borrower and Agent have duly executed this Supplement under seal as of the date and year first above written.


ATTEST:                                [NAME OF NEW BORROWER]


By:
   -------------------------------
By:
   -------------------------------
   Secretary
                                       Name:
                                            -----------------------------------
         [CORPORATE SEAL]
                                       Title:
                                             ----------------------------------

                                       Address:
                                               --------------------------------

                                            -----------------------------------

                                            -----------------------------------




                                       Accepted in Atlanta, Georgia:

                                       FLEET CAPITAL CORPORATION, AS AGENT


                                       By:
                                          -------------------------------------

                                          Name:
                                               --------------------------------

                                        Title:
                                              ---------------------------------

                   LIST OF ATTACHED SCHEDULES
8.1.1             New Borrower's and its Subsidiaries' Business Locations
9.1.1 Jurisdictions in which New Borrower and its Subsidiaries are Authorized to do Business
9.1.4             Capital Structure of New Borrower
9.1.5             Corporate Names
9.1.13            Tax Identification Numbers of New Borrower and its
                  Subsidiaries
9.1.15            Intellectual Property
9.1.18            Contracts Restricting Rights to Incur Debts
9.1.19            Litigation
9.1.21            Capitalized and Operating Leases
9.1.22            Pension Plans
9.1.24            Labor Contracts
10.2.5            Permitted Liens

                                 SCHEDULE 8.1.1

                               BUSINESS LOCATIONS


1. Borrowers currently have the following business locations, and no others:

         Chief Executive Office:            4902 West Waters Avenue
                                            Tampa, Florida 33634


         Other Locations:



2. Borrowers maintain their books and records relating to Accounts and General Intangibles at:

                              4902 West Waters Avenue
                              Tampa, Florida 33634



3. Borrowers have had no office, place of business or agent for process located in any county other than as set forth above, except:




4. Each Subsidiary currently has the following business locations, and no others:

         Chief Executive Office:

         Other Locations:


5. Each Subsidiary maintains its books and records relating to Accounts and General Intangibles at:


6. Each Subsidiary has had no office, place of business or agent for process located in any county other than as set forth above, except:

7. The following bailees, warehouseman, similar parties and consignees hold inventory of a Borrower or one of its Subsidiaries:


                                                                       NATURE OF                 AMOUNT OF
NAME                                LOCATION                           RELATIONSHIP              INVENTORY

                                 SCHEDULE 9.1.1

                        JURISDICTIONS IN WHICH BORROWERS
                             AND THEIR SUBSIDIARIES
                          ARE AUTHORIZED TO DO BUSINESS

                  Name of Entity                              Jurisdictions
                  --------------                              -------------
         Tropical Sportswear Int'l Corporation                (i)  Florida
                                                              (ii) New York

         Tropical Sportswear Company, Inc.                    (i)  Delaware

         Farah Incorporated                                   (i)  Texas

         Apparel Network Corporation                          (i)  Florida

                                 SCHEDULE 9.1.4

                                CAPITAL STRUCTURE

1. The classes and number of authorized shares of Borrowers and each of their Subsidiaries and the record owner of such shares are as follows:


Borrowers:
----------



==================================================================================================================
                               Number of Shares                                                Number of Shares
    Class of Stock          Issued and Outstanding              Record Owners              Authorized but Unissued
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------


==================================================================================================================

Subsidiaries:
-------------


==================================================================================================================
                               Number of Shares                                                Number of Shares
    Class of Stock          Issued and Outstanding              Record Owners              Authorized but Unissued
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------


==================================================================================================================




2. The number, nature and holder of all other outstanding Securities of Borrowers and each of their Subsidiaries are as follows:

3. The correct name and jurisdiction of incorporation of each of the Subsidiaries of Borrowers and the percentage of its issued and outstanding shares owned by a Borrower are as follows:


=============================================================================================================
                                                                                      Percentage of Shares
               Name                     Jurisdiction of Incorporation                   Owned by Borrower
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------

=============================================================================================================


4. The name of each Borrower's corporate or joint venture Affiliates and the nature of the affiliation are as follows:

                                 SCHEDULE 9.1.5

                                 CORPORATE NAMES

1. Each Borrower's correct corporate name, as registered with the Secretary of State of the State of its state of incorporation, is:

                  "Tropical Sportswear International Corporation"
                  "Farah Incorporated"
                  "Tropical Sportswear Company, Inc."
                  "Apparel Network Corporation"

2. In the conduct of its business, Borrowers have used the following names:



3. Each Subsidiaries' correct corporate name, as registered with the Secretary of State of the State of its incorporation, is:



4. In the conduct of its business, each Subsidiary has used the following names:

                                 SCHEDULE 9.1.13

            TAX IDENTIFICATION NUMBERS OF BORROWERS AND SUBSIDIARIES



Borrowers' Tax ID Numbers are as follows:

           Name of Borrower                                                  Tax ID Number
           ----------------                                                  -------------
           Tropical Sportswear International Corporation
           Farah Incorporated
           Tropical Sportswear Company, Inc.
           Apparel Network Corporation

           Name of Subsidiary                                                Tax ID Number
           ------------------                                                -------------

                                 SCHEDULE 9.1.15

                  PATENTS, TRADEMARKS, COPYRIGHTS AND LICENSES


1.       Borrowers' and their Subsidiaries' patents:


=========================================================================================================================

          Patent                   Owner               Status in            Federal Registration          Registration
                                                     Patent Office                 Number                     Date
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------------


=========================================================================================================================

2. Borrowers' and their Subsidiaries' trademarks:


Trademark Name                              Application No.                     Registration No.          Issue Date
--------------                              ---------------                     ----------------          ----------

Active 1                                                                        1,117,335
Bay Runner                                                                      1,762,106
Bay to Bay                                                                      1,648,201
Baysport                                                                        1,720,393
Boston Bay                                                                      1,758,436
Bridge Pointe                                                                   1,647,493
Chocks                                                                          1,788,904
Commanche                                                                       1,763,717
Cotton Proof                                                                    1,711,867
Cottonfarm Co-op                                                                1,762,105
Cottonwood Traders                                                              1,715,925
Desert Storm                                                                    1,810,077
Manatee                                                                         1,722,055
Manatee "design"                                                                1,710,130
Manatee Magic                                                                   1,720,398
Port West                                                                       1,521,025
Royal Palm & Design                                                               699,031
Royal Palm                                                                      1,186,894
Salt of the Earth                                                               1,784,228
Tropical                                                                        1,646,084
Walton Supply Co.                                                               1,763,714
Washout                                                                         1,725,844
Wildlife                                                                        1,773,702
Wildlife Refuge                                                                 1,683,029
Wooden Nickel                                                                   1,773,697
Woodmere                                                                        1,738,437
Ziabo                                                                           1,718,286
Bay to Bay Crew

Trademark Name                              Application No.                     Registration No.          Issue Date
--------------                              ---------------                     ----------------          ----------

Bay to Bay Basic
Big Blue                                    74/345,681
Big Horn                                    74/401,143
Bush Pilot
Cactus Jack
Flying A
Golf Club International
Great Basin                                 74/378,620
I'm Washable Wool                           74/476,474
Just Try Me                                 74/422,885
Little Big Horn                             74/401,144
Natural Living
Natural Man By Tropical                     74/247,932
Natural Performer                           74/476,473
No Iron Pant
No Iron Shirt
Salt River                                  74/441,818
Sawtooth Mountains                          74/401,145
Design of a Seed
 Packet                                     74/482,170
Silk Blues                                  74/193,576
Texas Jeans
The Big Picture
The Coal Mine Company
The Nature of
  Excellence
Three Graces
Texas Jeans                                 74/441,807
The Big Picture                             74/452,554
Tropical Sportswear
  International                             74/482,172
Tropical Sportswear                         74/482,173
T.S.I.                                      74/482,171
Two Peppers                                 74/452,555
U.S. Customs                                74/413,053
U.S. Trading Company                        74/422,884
Walkshort                                   74/441,805
Wet Process                                 74/413,052
Wrinkleproof                                74/413,536


3. Borrowers' and their Subsidiaries' copyrights:


========================================================================================================================

       Copyrights                 Owner                  Status in             Federal Registration       Registration
                                                      Copyright Office                Number                  Date
------------------------------------------------------------------------------------------------------------------------
           NONE
------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------


========================================================================================================================



4. Borrowers' and their Subsidiaries' licenses (other than routine business licenses, authorizing them to transact business in local jurisdictions):

========================================================================================================================
         Name of License                 Nature of License             Licensor                 Term of License
------------------------------------------------------------------------------------------------------------------------

 Bill Blass
------------------------------------------------------------------------------------------------------------------------

 Flyers
------------------------------------------------------------------------------------------------------------------------

 Generra (Jeans)
------------------------------------------------------------------------------------------------------------------------

 Generra (Pants)
------------------------------------------------------------------------------------------------------------------------

 John Weitz
========================================================================================================================

                                 SCHEDULE 9.1.18

          CONTRACTS RESTRICTING BORROWERS' RIGHT TO INCUR INDEBTEDNESS


         Contracts that restrict the right of a Borrower to incur Indebtedness:


========================================================================================================================

        Title of Contract                 Identity of Parties                Nature of             Term of Contract
                                                                            Restriction
------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------


========================================================================================================================

                                 SCHEDULE 9.1.19

                                   LITIGATION


1. Actions, suits, proceedings and investigations pending against Borrowers or any of their Subsidiaries:


========================================================================================================================

        Title of Action                Nature of Action              Complaining Parties            Jurisdiction or
                                                                                                        Tribunal
------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------


========================================================================================================================


2. The only threatened actions, suits, proceedings or investigations of which any Borrower or any Subsidiary is aware are as follows:

                                 SCHEDULE 9.1.21

                        CAPITALIZED AND OPERATING LEASES


Borrowers and their Subsidiaries have the following capitalized leases:


========================================================================================================================
             Lessee                         Lessor                 Term of Lease                Property Covered
------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------


========================================================================================================================

                                 SCHEDULE 9.1.22

                                  PENSION PLANS

Borrowers and their Subsidiaries have the following Plans:

========================================================================================================================

                              Party                                                   Type of Plan
------------------------------------------------------------------------------------------------------------------------

Borrowers
------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------

[Subsidiaries]                                                                                   NONE
------------------------------------------------------------------------------------------------------------------------


========================================================================================================================

                                 SCHEDULE 9.1.24

              COLLECTIVE BARGAINING AGREEMENTS; LABOR CONTROVERSIES


1. Borrowers and their Subsidiaries are parties to the following collective bargaining agreements:


========================================================================================================================

             Type of Agreement                                  Parties                         Term of Agreement
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------


========================================================================================================================


2. Material grievances, disputes of controversies with employees are as follows:


========================================================================================================================

                         Parties Involved                                   Nature of Grievance, Dispute or
                                                                                      Controversy
------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------


========================================================================================================================


3. Threatened strikes, work stoppages and asserted pending demands for collective bargaining are as follows:


========================================================================================================================

                         Parties Involved                                           Nature of Matter
------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------



========================================================================================================================

                                 SCHEDULE 10.2.5

                                 PERMITTED LIENS



========================================================================================================================

                         Secured Party                                             Nature of Lien
------------------------------------------------------------------------------------------------------------------------

SouthTrust Bank, N.A.                                            Lien in the real property and the
                                                                 improvements thereon that are owned by
                                                                 Tropical and that are located at 4924 West
                                                                 Waters Avenue and 4902 West Waters
                                                                 Avenue, Tampa, Hillsborough County,
                                                                 Florida.
------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------


========================================================================================================================